UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

E-Z-EM, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

E-Z-EM, Inc.

1111 Marcus Avenue

Lake Success, New York 11042

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

February 14, 2008

Dear Stockholder:

You are cordially invited to attend the special meeting of stockholders of E-Z-EM, Inc. (“E-Z-EM”), to be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York on March 20, 2008, at 4:00 p.m., local time.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt an agreement and plan of merger, dated as of October 30, 2007, entered into by and among Bracco Diagnostics, Inc. (“Bracco”), Eagle Acquisition Sub, Inc., a wholly owned subsidiary of Bracco, E-Z-EM and, for the limited purposes specified in the merger agreement, Bracco Imaging S.p.A. and approve the transactions contemplated thereby, including the merger of Eagle Acquisition Sub, Inc. with and into us. If the merger is completed, we will become a wholly owned subsidiary of Bracco, and you will be entitled to receive $21.00 in cash, without interest and less any required withholding tax, for each share of our common stock that you own, unless you have properly exercised your appraisal rights.

Our board of directors has carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, our board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement (with Anthony A. Lombardo, a director and our President and Chief Executive Officer, and David P. Meyers, a director, abstaining) and has unanimously declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of us and our stockholders (with Mr. Lombardo and Mr. Meyers abstaining). Our board of directors recommends that our stockholders vote “FOR” adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF OUR COMMON STOCK YOU OWN BECAUSE THE ADOPTION OF THE MERGER AGREEMENT AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, REQUIRE THE AFFIRMATIVE VOTE OF THE HOLDERS OF AT LEAST A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE ADOPTION OF THE MERGER AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER. ACCORDINGLY, YOU ARE REQUESTED TO SUBMIT YOUR PROXY BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE PURSUANT TO THE INSTRUCTIONS IN THIS PROXY STATEMENT PRIOR TO THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

Submitting your proxy or voting by telephone will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Holders of approximately 33% of our outstanding shares of common stock entitled to vote on the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, have agreed, pursuant to a voting agreement, to vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

If you sign, date and mail your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger. If you hold your shares in “street name,” you should instruct your broker how to vote in accordance with your voting instruction form.

The accompanying proxy statement provides you with information about the proposed merger and the special meeting of our stockholders. We encourage you to read the entire proxy statement carefully. You may also obtain more information about us from documents we have filed with the Securities and Exchange Commission.

Thank you for your cooperation and continued support.

Sincerely,

Paul S. Echenberg

Chairman of the Board of Directors

February 14, 2008

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger agreement or the transactions contemplated thereby, including the proposed merger, or passed upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated February 14, 2008, and is first being mailed to stockholders of E-Z-EM on or about February 19, 2008.

1111 Marcus Avenue

Lake Success, New York 11042

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be Held on March 20, 2008

To the Stockholders of E-Z-EM, Inc.:

Notice is hereby given that a special meeting of the stockholders of E-Z-EM, Inc. (“E-Z-EM”) will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York on March 20, 2008, at 4:00 p.m., local time, for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco Diagnostics, Inc. (“Bracco”), Eagle Acquisition Sub. Inc., a wholly owned subsidiary of Bracco (“Merger Sub”), E-Z-EM, and, for the limited purposes specified in the merger agreement, Bracco Imaging S.p.A. (a copy of the merger agreement is attached as Annex A to the enclosed proxy statement), and approve the transactions contemplated thereby, including the merger, pursuant to which Merger Sub will merge with and into E-Z-EM, with E-Z-EM continuing as the surviving corporation and a wholly owned subsidiary of Bracco, and each outstanding share of our common stock (other than shares owned by us, Bracco, or Merger Sub, or our respective wholly owned subsidiaries and other than shares for which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive $21.00 in cash, without interest and less any required withholding tax;

2. To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement; and

3. To transact such other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

Holders of record of shares of our common stock at the close of business on February 13, 2008, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournment or postponement of the special meeting.

Our board of directors recommends that you vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

We cannot complete the merger unless the merger agreement is adopted and the transactions contemplated thereby, including the merger, are approved by the affirmative vote of the holders of at least a majority of the shares of our common stock outstanding at the close of business on February 13, 2008.

Under Delaware law, holders of shares of our common stock who do not vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the merger agreement and if they comply with the Delaware law procedures explained in the accompanying proxy statement. See “Appraisal Rights” beginning on page 71 and Annex C of the accompanying proxy statement, which contains the text of Section 262 of the General Corporation Law of the State of Delaware.

Whether or not you plan to attend the special meeting, please vote your shares as soon as possible. You can vote your shares prior to the special meeting (1) by mail with the enclosed proxy card, in accordance with the instructions on the proxy card or (2) by telephone by calling the toll-free number that appears on the enclosed proxy card and following the instructions given that appear on the enclosed proxy card. Executed proxy cards with no instructions indicated thereon will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting, to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, will be voted in favor of the adjournment or postponement proposal, unless it is specifically marked “FOR” the adjournment or postponement proposal. Even if you have returned your proxy, or voted by telephone, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. If you fail to return your proxy or to vote in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting, and will have the same effect as voting against the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and will have no effect on the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies.

Please do not send any stock certificates at this time.

By order of the Board of Directors,

Peter J. Graham
Corporate Secretary
Lake Success, New York
February 14, 2008

i

ii

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a stockholder of E-Z-EM, Inc. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. In this proxy statement, the terms “E-Z-EM,” “Company,” “we,” “our,” “ours,” and “us” refer to E-Z-EM, Inc., and references to subsidiaries of E-Z-EM, the Company or ours include all wholly owned subsidiaries of E-Z-EM.

Q:	What is the proposed transaction that I am being asked to vote on?

A.	The proposed transaction is the acquisition of E-Z-EM by Bracco Diagnostics, Inc., a Delaware corporation that we refer to in this proxy statement as Bracco, pursuant to an Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco, Eagle Acquisition Sub, Inc., a wholly owned subsidiary of Bracco that we refer to in this proxy statement as Merger Sub, E-Z-EM, and for the limited purposes specified therein, Bracco Imaging S.p.A. If the merger agreement is adopted and the transactions contemplated thereby, including the merger, are approved by our stockholders and the other closing conditions set forth in the merger agreement are satisfied or waived, Merger Sub will merge with and into E-Z-EM, with E-Z-EM continuing as the surviving corporation in the merger and a wholly owned subsidiary of Bracco.

Q:	What will I receive in the merger?

A:	Upon completion of the merger, you will be entitled to receive $21.00 in cash, without interest and less any required withholding tax, for each share of our common stock that you own. For example, if you own 100 shares of our common stock, you will receive $2,100.00 in cash in exchange for your shares of common stock, without interest and less any required withholding tax. You will not own shares in the surviving corporation.

Q:	Where and when is the special meeting?

A:	The special meeting will take place at The Garden City Hotel, 45 Seventh Street, Garden City, New York, on March 20, 2008, at 4:00 p.m., local time.

Q:	What matters will I be asked to vote on at the special meeting?

A:	You will be asked to vote on a proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

Q:	Who is eligible to vote at the special meeting?

A:	Holders of our common stock at the close of business on February 13, 2008, the record date for the special meeting, are entitled to receive notice of the special meeting and to vote the shares of our common stock that they held at that time at the special meeting, or at any adjournments or postponements of the special meeting.

Q:	How does the E-Z-EM board of directors recommend that I vote?

A:	Our board of directors recommends that our stockholders vote “FOR” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger. You should read “The Merger—Reasons for the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Q:	What vote of our stockholders is required to adopt the merger agreement and approve the transactions contemplated thereby, including the merger?

A:	For us to complete the merger, stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on February 13, 2008, the record date for the special meeting, must vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

In connection with the execution of the merger agreement, on October 30, 2007, certain stockholders of E-Z-EM who as of the record date collectively owned an aggregate of approximately 33% of our outstanding shares of common stock, entered into a voting agreement with Bracco and us in which these stockholders agreed, subject to the terms and conditions of the voting agreement, to vote their shares in favor of adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and against any competing transaction proposed to E-Z-EM, unless, among other things, the merger agreement is terminated in accordance with its terms.

Q:	What vote of our stockholders is required to approve the adjournment or postponement of the special meeting?

A:	The proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, requires the affirmative vote of stockholders holding a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible. You can vote your shares prior to the special meeting (1) by mail with the enclosed proxy card, in accordance with the instructions on the proxy card or (2) by telephone by calling the toll-free number that appears on the enclosed proxy card and following the instructions given.

The telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. You should be aware that in submitting voting instructions by telephone, you may incur costs such as telephone charges for which you will be responsible.

If you are voting by telephone, your voting instructions must be received by 3:00 a.m., local time, on March 30, 2008.

Q:	Am I entitled to appraisal rights?

A:	Under the General Corporation Law of the State of Delaware, holders of our common stock who do not vote in favor of adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery if the merger is completed, but only if they submit a written demand for an appraisal prior to the vote on the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, vote against, or abstain from voting for, the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and otherwise comply with the Delaware law procedures explained in this proxy statement.

Q:	Is the merger expected to be taxable to me?

A:	Generally, yes. The receipt of $21.00 in cash for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize gain or loss as a result of the merger measured by the difference, if any, between the amount per share merger consideration you receive and your adjusted tax basis in that share.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 47 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should also consult your tax advisor on the tax consequences of the merger to you.

Q:	How do I cast my vote?

A:	If you are the holder of record of shares of common stock, you can vote by any of the following methods:

•	you may indicate your vote on the enclosed proxy card and complete, sign, date and return the proxy card in the accompanying pre-addressed, postage paid envelope;

•	you may vote by telephone by calling the toll-free number that appears on the enclosed proxy card and following the instructions given; or

•	you may attend the special meeting and vote in person.

If you sign, date and mail your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, will be voted in favor of the adjournment proposal, unless it is specifically marked “FOR” the adjournment or postponement proposal.

Q:	If my E-Z-EM shares are held in “street name” by my broker or bank, will my broker or bank vote my shares for me?

A:	Yes, but only if you provide instructions on how to vote. You should follow the directions provided by your broker or bank regarding how to instruct your broker or bank to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Q:	What happens if I vote to abstain or fail to vote on the proposals or instruct my broker to vote on the proposals?

A:	If you abstain, or fail to vote in person, by proxy, or by telephone, or fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger. If you vote to abstain, it will have the effect of a vote against the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies, but if you fail to vote or to give instructions to your broker or nominee, it will have no effect on the proposal to adjourn or postpone the special meeting.

Q:	Can I change my vote after I have returned my proxy?

A:	Yes. If you are a stockholder of record, you may revoke your proxy and change your vote at any time before your proxy card is voted at the special meeting in one of four ways:

•	by providing a written instrument or transmission to our corporate secretary that you revoke your proxy;

•	by completing and submitting to our corporate secretary a proxy in writing via mail dated later than your original proxy relating to the same shares;

•	by voting by telephone following the date of your original proxy relating to the same shares; or

•

by attending the special meeting and voting in person, which will automatically cancel any proxy previously given; your attendance at the special meeting alone, however, will not revoke any proxy that you have previously given.

If you have instructed a broker, bank or other nominee to vote your shares, you must follow the directions received from your broker, bank or other nominee to change those instructions.

Q:	Should I send in my stock certificates now?

A:	No. If the merger is completed, you will receive a transmittal form with instructions for the surrender of certificates formerly representing shares of our common stock. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES WITH YOUR PROXY.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	Does Bracco have the financial resources to finance the merger?

A.	The merger is not conditioned upon Bracco or Merger Sub obtaining financing. The total amount of funds necessary to pay the merger consideration will be approximately $243.0 million. Bracco Imaging has informed us that the payments of the merger consideration are expected to be funded by a combination of available cash and debt financing. Bracco Imaging has also informed us that it has entered into three bilateral committed credit facilities totalling EUR 300 million. Bracco Imaging has agreed to take all action necessary to cause Bracco and Merger Sub to perform their respective obligations under the merger agreement, including by providing Bracco or Merger Sub, as the case may be, with all necessary funds to enable Bracco or Merger Sub to pay the merger consideration. See “The Merger—Financing for the Merger.”

Q:	When do you expect the merger to be completed?

A:	We are working to complete the merger as quickly as possible. Assuming we obtain stockholder approval and satisfy the other closing conditions under the merger agreement, we currently anticipate completing the merger on or about April 1, 2008. See “The Merger Agreement—Conditions to Completion of the Merger.”

Q:	What happens if the merger is not completed?

A:	If the merger agreement is not adopted by our stockholders and the transactions contemplated thereby, including the merger, are not approved or if the merger is not completed for any other reason, the merger will not occur and stockholders will not receive any payment for their shares pursuant to the merger agreement. Instead, we will remain an independent public company and our common stock will continue to be quoted and traded on the Nasdaq Global Market.

Q:	Will a proxy solicitor be used?

A:	Yes. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for the special meeting for a fee of approximately $10,000, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses.

Q:	Can I vote by telephone?

A:	If you hold your shares in your name as an E-Z-EM stockholder of record, you may vote your shares by telephone by following the instructions included with your proxy card. If your shares are held in “street name” through your broker, bank or other custodian, please check the voting instruction card you received or contact your broker, bank or other custodian to determine whether you will be able to vote your shares by telephone.

Q:	Who can help answer my questions?

A:	If you need assistance in completing your proxy card or voting your shares or have questions regarding the special meeting, please contact Innisfree M&A Incorporated at 1-888-750-5834 (toll-free) or 1-212-750-7923 (collect) or write to the following address:

Innisfree M&A Incorporated

501 Madison Avenue, 19th Floor

New York, New York 10022

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the other documents to which we have referred you. See also “Where You Can Find Additional Information” on page 75. We have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

The Parties to the Merger (see page 19)

E-Z-EM, Inc.

1111 Marcus Avenue, Suite LL-26

Lake Success, New York 11042

(516) 333-8230

E-Z-EM is a leading provider of medical devices and contrast products used by radiologists, gastroenterologists and speech language pathologists primarily in screening for and diagnosing diseases and disorders of the gastrointestinal (GI) tract. E-Z-EM develops, manufactures and markets medical diagnostic products used for computed tomography and magnetic resonance imaging, colorectal cancer screening, evaluation of swallowing disorders (dysphagia), and testing for other diseases and disorders of the GI system. Additionally, E-Z-EM sells RSDLTM—a liquid skin decontaminant that neutralizes or removes chemical warfare agents such as Sarin or VX in seconds, leaving a non-toxic liquid that can be washed away with water—to the U.S. and Canadian armed forces and branches of a number of other armed forces in Europe and elsewhere. E-Z-EM is the exclusive worldwide licensee for RSDLTM to the military and first responder markets. E-Z-EM also provides contract manufacturing services to third parties. E-Z-EM was incorporated in New York in 1962 and reorganized in Delaware in 1983 when it completed its initial public offering. E-Z-EM’s common stock is publicly traded on the Nasdaq Global Market under the symbol “EZEM”.

Bracco Diagnostics, Inc.

107 College Road East

Princeton, New Jersey 08540

(604) 514-2200

Bracco was created in 1994, after the purchase of Squibb Diagnostics by the Bracco group. Bracco is responsible for developing new clinical agents, filing them with appropriate regulatory agencies, and selling and marketing all Bracco group products in the United States and Canada. Bracco is a wholly owned subsidiary of Bracco Imaging S.p.A.

Eagle Acquisition Sub, Inc.

c/o Bracco Diagnostics, Inc.

107 College Road East

Princeton, New Jersey 08540

(604) 514-2200

Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of Bracco. Merger Sub was formed on October 29, 2007 for the sole purpose of merging with and into E-Z-EM (with E-Z-EM continuing as the surviving corporation), and has not engaged in any activities other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Bracco Imaging S.p.A.

Via E. Folli 50

Milan, Italy 20134

011-39-0221771

Bracco Imaging is a world leader in the imaging agent business with products sold in over 80 countries and approximately 1,250 employees. Bracco Imaging is headquartered in Milan, Italy, and is a subsidiary of Bracco S.p.A., the holding company of the Bracco group, which markets ethical and over-the-counter pharmaceutical products and provides healthcare services in Italy, as well as advanced medical technology systems worldwide through the Bracco AMT companies, ACIST Medical Systems and Volume Interactions.

The Merger (see page 24)

Structure of the Merger (see page 50). This proxy statement relates to the proposed acquisition of E-Z-EM by Bracco pursuant to an agreement and plan of merger, dated as of October 30, 2007, by and among Bracco, Merger Sub, E-Z-EM and, for the limited purposes specified in the merger agreement, Bracco Imaging S.p.A. We have attached a copy of this agreement, which we refer to as the merger agreement, as Annex A to this proxy statement. We encourage you to read the merger agreement in its entirety.

Effects of the Merger. If the merger agreement is adopted and the transactions contemplated hereby, including the merger, are approved by our stockholders and the other conditions to closing are satisfied or waived, Merger Sub will merge with and into E-Z-EM, with E-Z-EM surviving the merger as a wholly owned subsidiary of Bracco. We sometimes refer to E-Z-EM in this proxy statement as the “surviving corporation” of the merger. At the effective time of the merger, each share of our common stock (other than shares owned by us, Bracco, or Merger Sub, or our respective wholly owned subsidiaries and other than shares for which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive $21.00 per share, without interest and less any required withholding tax. Following the completion of the merger, we will no longer be a public company and you will cease to have any ownership interest in us and will not participate in any future earnings and growth of us.

Merger Consideration (see page 50). At the effective time of the merger, each share of our common stock (other than shares owned by us, Bracco, or Merger Sub, or our respective wholly owned subsidiaries and other than shares for which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive $21.00 in cash, without interest and less any required withholding tax. Based on the number of shares of common stock outstanding on January 11, 2008, the aggregate consideration paid by Bracco to our stockholders will be approximately $232,786,680 million. In addition, an aggregate of approximately $10,260,560 will be payable by Bracco to holders of outstanding E-Z-EM options that have an exercise price per share that is less than the per share merger consideration.

Completion. We are working to complete the merger as soon as possible. Assuming the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, by our stockholders and the satisfaction or waiver of the other closing conditions, we currently anticipate completing the merger on or about April 1, 2008.

The Special Meeting (see page 20)

Date, Time and Place (see page 20). The special meeting of our stockholders will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York, at 4:00 p.m., local time, on March 20, 2008. At the special meeting, our stockholders will be asked to vote on the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

Record Date, Voting Power (see page 20). Our stockholders are entitled to vote at the special meeting if they owned shares of our common stock as of the close of business on February 13, 2008, the record date for the special meeting. On the record date, there were 11,085,080 shares of our common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of our common stock that they owned on the record date.

Voting (see page 21). Stockholders of record can vote by any of the following methods:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope;

•	by calling the toll-free number that appears on the enclosed proxy card and following the instructions given; or

•	by attending the special meeting (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting) and voting in person by ballot at the special meeting.

Brokers or banks holding shares of our common stock in “street name” may vote the shares only if the underlying stockholders provide instructions on how to vote. Brokers or banks will provide stockholders with directions on how to instruct the broker or bank to vote the shares. All properly completed proxies that we receive prior to the vote at the special meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxies. If no direction is indicated on a properly completed proxy returned to us, the underlying shares will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting to solicit additional proxies, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, will be voted in favor of the adjournment or postponement proposal, unless it is specifically marked “FOR” the adjournment or postponement proposal.

As of the date of this proxy statement, we know of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement. If, however, other matters are brought before the special meeting, the persons named as proxies will vote in accordance with their judgment on such other matters unless otherwise indicated on the proxy.

Revocability of Proxies (see page 23). You may change your vote at any time before your proxy is voted at the special meeting in one of four ways:

•	by providing a written instrument or transmission to our corporate secretary stating that you revoke your proxy;

•	by completing and submitting to our corporate secretary a proxy in writing via mail dated later than your original proxy relating to the same shares;

•	by voting by telephone following the date of your original proxy relating to the same shares; or

•

by attending the special meeting and voting in person, which will automatically cancel any proxy previously given; your attendance at the special meeting alone, however, will not revoke any proxy that you have previously given.

If you instructed your broker to vote your shares, you must follow directions from your broker to change those instructions.

Vote Required (see page 20). Approval of the proposal to adopt the merger agreement requires the affirmative vote of stockholders holding at least a majority of the shares of our common stock outstanding at the close of business on February 13, 2008, the record date for the special meeting. Approval of the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, requires the affirmative vote of stockholders holding a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

Voting Agreement (see page 66). In connection with the execution of the merger agreement, certain stockholders of E-Z-EM, who, as of the record date, collectively owned an aggregate of approximately 33% of our outstanding shares of common stock, have entered into a voting agreement with Bracco and us pursuant to which such stockholders have agreed, subject to the terms and conditions of the voting agreement, to vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and against any acquisition proposal (as defined in the merger agreement) or any action that is intended or would reasonably be expected to prevent or materially delay the merger and the other transactions contemplated by the merger agreement, unless, among other things, the merger agreement is terminated in accordance with its terms. A copy of the voting agreement is attached as Annex D to this proxy statement, and you are encouraged to read it in its entirety.

Shares Owned by Our Directors and Executive Officers (see page 69). On February 13, 2008, the record date for the special meeting, our directors and executive officers beneficially owned and were entitled to vote approximately 9.7% of the shares of our common stock outstanding on that date (excluding options). David P. Meyers, one of our directors, and members of his immediate family, and Peter J. Graham, our Senior Vice President—Chief Legal Officer, Global Human Resources and Secretary, and one of his immediate family members, are parties to the voting agreement.

Recommendation of Our Board of Directors (see page 20)

Our board of directors has unanimously determined (with Anthony A. Lombardo, a director and our President and Chief Executive Officer, and David P. Meyers, a director, abstaining) that the merger agreement is advisable and in the best interests of us and our stockholders. Our board of directors recommends that our stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

Opinion of Our Financial Advisor (see page 37)

RBC Capital Markets Corporation, or RBC, rendered its opinion to our board of directors that, as of October 29, 2007, and based upon and subject to the factors and assumptions set forth therein, the merger consideration of $21.00 per share of common stock in cash to be received by the holders of shares of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of RBC, dated October 29, 2007, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement. We urge you to read the opinion carefully and in its entirety. RBC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger. The RBC opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the merger. Pursuant to a letter agreement between RBC and us, RBC has earned a $50,000 advisory fee, and a fee of $350,000 for delivery of its opinion, each of which will be credited against the transaction fee, and will be paid a transaction fee of $1,750,000 plus an incentive fee equal to approximately $368,000, for its services as our financial advisor in connection with the merger. The payment of the transaction fee is contingent upon the completion of the merger.

Interests of Our Directors and Executive Officers in the Merger (see page 44)

In considering the recommendation of our board of directors to vote for the proposal to adopt the merger agreement, you should be aware that all of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, our stockholders’ interests, which may present them with actual or potential conflicts of interest. Our executive officers (including Anthony A. Lombardo, who is also a member of our board of directors) are entitled to benefits under their change in control agreements with us pursuant to which they will receive severance benefits if following the completion of the merger their employment is terminated under specified circumstances. Additionally, all options with a per share exercise price that is less than the per share merger consideration held by our directors and executive officers to purchase shares of common stock granted under our employee benefit plans will be cashed out in the merger, as described under “Treatment of Our Stock Options,” below. In addition, the merger agreement provides for the continued indemnification of, and advancement of expenses to, our directors and officers following the effective time of the merger.

Our board of directors was aware of these interests and considered them, among other matters, prior to recommending the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Treatment of Our Stock Options (see page 51)

All options to purchase shares of our common stock granted under our 1983 Stock Option Plan, 1984 Directors and Consultants Stock Option Plan, and 2004 Stock and Incentive Award Plan, including any unvested portion of such options, with a per share exercise price that is less than the per share merger consideration, will be cashed out in the merger. For these purposes, “cashed out in the merger” means that the option, whether vested or unvested, will be cancelled in the merger in exchange for a cash payment equal to the product of (i) the excess, if any, of the per share merger consideration of $21.00 over the applicable per share option exercise price and (ii) the number of shares of our common stock subject to the option at such time, without interest and less any applicable withholding tax. The aggregate “cash-out” value of all of our options that are in the money is approximately $10,260,560.

Material United States Federal Income Tax Consequences (see page 47)

The receipt of the per share merger consideration of $21.00 in cash in exchange for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. For U.S. federal income tax purposes, you will generally recognize gain or loss as a result of the merger measured by the difference, if any, between the per share merger consideration for each share of common stock and your adjusted tax basis in that share.

You should read “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 47 for a more complete discussion of the federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the merger to you.

Appraisal Rights (see page 71)

Holders of record of shares of our common stock who do not wish to accept the cash consideration payable pursuant to the merger may seek, under Section 262 of the General Corporation Law of the State of Delaware, judicial appraisal of the fair value of their shares by the Delaware Court of Chancery. This value could be more or less than or the same as the merger consideration for the common stock. This right to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand appraisal, among other things:

•	you must not vote in favor of the proposal to adopt the merger agreement and approve the transactions contemplated hereby, including the merger;

•

you must make a written demand on us for appraisal in compliance with the General Corporation Law of the State of Delaware before the vote on the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting; and

•	you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger.

Merely voting against the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked “against” or “abstain” will be voted “FOR” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, the submission of a proxy not marked “against” or “abstain” will result in the loss of appraisal rights. If you hold shares in the name of a broker or other nominee, you must instruct your nominee to take the steps necessary to enable you to demand appraisal for your shares. If you or your nominee fails to follow all of the steps required by Section 262 of the General Corporation Law of the State of Delaware, you will lose your right of appraisal.

Annex C to this proxy statement contains the full text of Section 262 of the General Corporation Law of the State of Delaware, which relates to your right of appraisal. We encourage you to read these provisions carefully and in their entirety.

Conditions to Completion of the Merger (see page 60)

The obligations of each of Bracco and Merger Sub, on the one hand, and E-Z-EM, on the other hand, to complete the merger depend on the satisfaction or waiver of, at or prior to the effective time of the merger, a number of conditions, including:

•	expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”);

•	expiration of the waiting period of, or receipt of approval under, applicable German competition regulations;

•	expiration or termination of the review period or receipt of clearance under the Exon-Florio provision of the Defense or Termination Production Act of 1950 (the “Exon-Florio provision”);

•

the amendment of the Establishment Registrations and Product Listings under the United States Food and Drug Administration regulations (which together with the approvals described in the bullet points immediately above and any other regulatory approval required by any governmental entity in connection with the merger are referred to in this proxy statement as the “required approvals”);

•

receipt by us of the affirmative vote of the holders of a majority of our common stock outstanding on the record date for the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting;

•	no order suspending the use of this proxy statement shall have been issued or be in effect and no proceeding by the Securities and Exchange Commission for that purpose shall be continuing; and

•

absence of any order by a governmental entity making illegal or prohibiting the completion of the merger, provided that the party claiming failure of this condition must have used commercially reasonable efforts to have such order vacated.

The obligations of Bracco and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions at or prior to the effective time of the merger:

•

our representations and warranties in the merger agreement (other than the representation set forth in the immediately following bullet) being true and correct as of October 30, 2007 and as of the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not have or reasonably likely have a material adverse effect on us (defined as a “company material adverse effect” in the merger agreement and referred to in this proxy statement as a “material adverse effect on us”), provided, that in determining whether this condition is satisfied, references to any material adverse effect on us or any other materiality qualification contained in such representations and warranties will be ignored;

•

our representation and warranty in the merger agreement regarding the absence of changes or events since June 2, 2007, that may be reasonably expected to have a material adverse effect on us, being true and correct as of October 30, 2007 and the effective time;

•	our performance in all material respects of our obligations under the merger agreement;

•	our delivery to Bracco of a certificate executed by our Chief Executive Officer and Chief Financial Officer certifying as to the satisfaction of the preceding three conditions;

•

our receipt of all consents and approvals of third parties in connection with the merger agreement and the transactions contemplated by the merger agreement, other than consents or approvals which, if not obtained, would not reasonably be expected to result in a material adverse effect on us;

•

no governmental entity having issued or enacted any order that would reasonably be expected to result in a “materially burdensome condition” (as this term is defined in the merger agreement and described on page 59);

•	no effect having occurred since the date of the merger agreement that, individually or in the aggregate, has had or would be reasonably expected to have, a material adverse effect on us;

•	holders of no more than 10% of our outstanding shares of common stock having exercised their appraisal rights; and

•

no action we take without Bracco’s consent in order to comply with any law applicable to us having resulted in our failure to materially comply with our conduct of business covenant set forth in Section 5.01(a) of the merger agreement, it being understood that we will not be deemed to be in breach of any representation or warranty relating to such law if Bracco refuses to provide such consent.

Please refer to the descriptions of “material adverse effect on us” and “materially burdensome condition” on pages 61 and 59, respectively.

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions at or prior to the effective time of the merger:

•

the representations and warranties of Bracco and Merger Sub in the merger agreement being true and correct as of October 30, 2007 and as of the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not prevent or materially delay the ability of Bracco and Merger Sub to perform their respective obligations under the merger agreement; provided, that in determining whether this condition is satisfied, references to any materiality qualification contained in such representations and warranties will be ignored;

•	Bracco and Merger Sub having performed in all material respects their obligations under the merger agreement; and

•	Bracco having delivered to us a certificate executed by its Chief Executive Officer or Chief Financial Officer certifying as to the satisfaction of the preceding two conditions.

Bracco and E-Z-EM cannot be certain of when, or if, the conditions to the merger will be satisfied or, where permissible, waived, or whether or not the merger will be completed.

No Solicitation of Other Acquisition Proposals by E-Z-EM (see page 56)

The merger agreement requires us to refrain from soliciting or facilitating (including by way of furnishing non-public information) any “acquisition proposal” (as such term is defined in the merger agreement and described on page 56) or initiating or facilitating any discussions or negotiations regarding, furnishing to any third party any information with respect to, or otherwise cooperating in any way with, any acquisition proposal. However, if at any time prior to our stockholders’ adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, we receive an unsolicited bona fide written acquisition proposal from a third party, we may furnish non-public information about us to such third party and may participate in discussions and negotiations regarding such proposal if:

•

our board of directors determines in good faith (after receiving the advice of our outside legal counsel and financial advisor) that the failure to take such action would reasonably be likely to result in a breach of its fiduciary duties under applicable law and such acquisition proposal either constitutes a “superior proposal” (as such term is defined in the merger agreement and described on page 57) or is reasonably likely to result in a superior proposal; and

•

prior to taking such action, we enter into a confidentiality agreement with respect to such proposal that contains confidentiality and standstill provisions no less restrictive than our confidentiality agreement with Bracco.

In addition, we must promptly advise Bracco orally (with written confirmation to follow within 24 hours) after our receipt of any acquisition proposal, including the material terms and conditions thereof and the identity of the third party making any such proposal and keep Bracco reasonably informed on a prompt basis of the status and material terms of any such proposal.

Our board of directors cannot make an “adverse recommendation” (as such term is defined in the merger agreement as described on page 57). However, if we receive an unsolicited written acquisition proposal prior to our stockholders’ adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and we have complied with the non-solicitation provisions of the merger agreement, we may take such action, if our board of directors has determined in good faith (after receiving the advice of its outside legal counsel and financial advisor) that it is required to make such adverse recommendation in order to comply with its fiduciary duties under applicable law, and such acquisition proposal constitutes a superior proposal.

Additionally, we must provide Bracco at least five business days’ prior written notice before making an adverse recommendation and any amendment to the consideration to be paid in connection with the superior proposal or material amendment to such superior proposal will require a new three business day notice period. During such five-day (or, if applicable, three-day) period, we are obligated to negotiate in good faith with Bracco so as to permit Bracco and its representatives to amend the merger agreement in such a manner so that the competing acquisition proposal will no longer constitute a superior proposal. After an adverse recommendation is properly made, we may enter into an acquisition agreement for a superior proposal if the merger agreement is terminated and we concurrently pay any amount due to Bracco, as summarized below under “Termination of the Merger Agreement—Termination Fee.”

The provisions of the merger agreement summarized above are referred to in this proxy statement as the “non-solicitation provisions.”

Termination of the Merger Agreement (see page 62)

The merger agreement may be terminated at any time prior to the effective time of the merger, regardless of whether our stockholders have adopted the merger agreement and the approval of the transactions contemplated thereby, including the merger:

•	by mutual written consent of Bracco and us;

•	by either Bracco or us if:

•

our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting, or at any permitted adjournment or postponement thereof, provided that we may not terminate the agreement for this reason if we are in material breach of the merger agreement;

•	any order of any governmental entity that restrains, enjoins or otherwise prohibits completion of the merger becomes final and nonappealable; or

•

the merger has not been completed on or before April 30, 2008, which we refer to as the “outside date”, provided, that the outside date will be extended to July 31, 2008, if on April 30, 2008, all of the closing conditions have been satisfied except those conditions relating to the receipt of required approvals.

•	by Bracco if:

•

we breach or fail to perform any of our representations, warranties or covenants in the merger agreement, which breach would entitle Bracco not to close the merger based on the failure of the corresponding closing condition for its benefit, and such condition is incapable of being satisfied by the outside date or such breach is not cured within 30 days after we receive written notice of such breach from Bracco;

•

our board of directors fails to recommend adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, in this proxy statement (or any supplement or amendment to this proxy statement), makes an adverse recommendation or resolves to do so, or fails to reconfirm its recommendation to our stockholders to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, within five days after being requested to do so by Bracco (subject to an additional five-day period if we certify to Bracco that our board is in good faith seeking additional information regarding its decision to reconsider its recommendation);

•

a tender offer or exchange offer for any of our outstanding shares of common stock is publicly disclosed (other than by Bracco or any of its affiliates), and our board of directors recommends that our stockholders tender their shares in such offer;

•

we materially breach or fail to perform any of our obligations contained in the non-solicitation provisions, our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or any permitted adjournment or postponement of the special meeting), and on or prior to the date of the special meeting an acquisition proposal is publicly announced by any person or group (other than Bracco or any of its affiliates) or publicly disclosed by us, and remains outstanding at the time of termination; or

•	a governmental authority enacts or issues a final and non-appealable order that would reasonably be expected to result in a materially burdensome condition;

•	by us if:

•

prior to our stockholders’ approval of the merger, our board of directors makes an adverse recommendation in accordance with the applicable non-solicitation provisions, terminates the merger agreement and concurrently pays Bracco the termination fee described below; or

•	Bracco or Merger Sub breaches or fails to perform any of its representations, warranties or covenants in the merger agreement, which breach would entitle us not to close the merger based on the failure of the corresponding closing condition for our benefit, and such condition is incapable of being satisfied by the outside date or such breach is not cured within 30 days after Bracco receives written notice of such breach from us.

Termination Fee (see page 63). We have agreed to pay Bracco a cash termination fee of $9.0 million if:

•

prior to our stockholders’ adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal in accordance with the applicable non solicitation provisions;

•

the merger agreement is terminated by Bracco because our board of directors fails to recommend adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger, in this proxy statement (or any supplement or amendment to this proxy statement), makes an adverse recommendation or resolves to do so, fails to reconfirm its recommendation to our stockholders to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, within five days after being requested to do so by Bracco (subject to an additional five-day period if we certify to Bracco that our board is in good faith seeking additional information regarding its decision to reconsider its recommendation), or a tender offer or exchange offer for any of our outstanding shares of common stock is publicly disclosed (other than by Bracco or any of its affiliates) and our board of directors recommends that our stockholders tender their shares in such offer;

•

at any time after October 30, 2007 and before the merger agreement is terminated (as provided below) an acquisition proposal has been publicly announced by any person or group (other than Bracco or any of its affiliates) or publicly disclosed by us and remains outstanding at the time of the termination of the merger agreement and within twelve months of the termination of the merger agreement we have entered into a definitive agreement regarding, or have consummated, any acquisition proposal (substituting 60% for 20% in the definition of “acquisition proposal” discussed on page 56), whether or not the consummated acquisition proposal is the same as the acquisition proposal so announced or publicly disclosed; and

•

without the special meeting having occurred, the merger agreement is terminated by either Bracco or us because the merger has not been completed prior to April 30, 2008 (or July 31, 2008, if the merger has not been completed by April 30, 2008, but only if on such date all of the closing conditions have been satisfied, except those conditions relating to the receipt of required approvals);

•

the merger agreement is terminated by either Bracco or us because our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or at any adjournment or postponement permitted under the merger agreement); or

•

the merger agreement is terminated by Bracco because we have breached or failed to perform any of our representations, warranties or covenants in the merger agreements, and such breach or failure to perform would entitle Bracco not to complete the merger based on the corresponding closing condition for its breach, and either such condition cannot be satisfied by the date by which the merger is required to be completed or we do not cure the breach within 30 days after we receive written notice of it from Bracco; or

•

at any time after October 30, 2007 and before the special meeting (or any adjournment or postponement permitted by the merger agreement) has occurred, an acquisition proposal has been publicly announced by any person or group (other than Bracco or any of its affiliates) or publicly disclosed by us and remains outstanding at the time of the termination of the merger agreement and within twelve months of the termination of the merger agreement we have entered into a definitive agreement regarding, or have consummated, any acquisition proposal (substituting 60% for 20% in the definition of “acquisition proposal” discussed on page 56, whether or not the consummated acquisition proposal is the same as the acquisition proposal so announced or publicly disclosed) and the merger agreement is terminated by Bracco because we materially breach or fail to perform any of our obligations under the non-solicitation provisions in the merger agreement and our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or any adjournment or postponement of the meeting).

Expenses (see page 64). The merger agreement generally provides that each of E-Z-EM and Bracco will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby. However, we must reimburse Bracco for up to $2 million in reasonable out-of-pocket expenses incurred in connection with the merger agreement if the merger agreement is properly terminated by Bracco because:

•

we have breached any of our representations, warranties or covenants in the merger agreement and such breach would entitle Bracco not to close the merger based on the failure of the corresponding closing condition for its benefit; or

•

we materially breach or fail to perform any of our obligations under the non-solicitation provisions, our stockholders do not adopt the merger agreement at the special meeting (or any adjournment or postponement of the special meeting) and on or prior to the date of the special meeting an acquisition proposal is publicly announced by any person or group or publicly disclosed by us, and remains outstanding at the time of termination.

In addition, Bracco must reimburse us for up to $2 million in reasonable out-of-pocket expenses incurred in connection with the merger agreement if we properly terminate the merger agreement because Bracco has breached any of its representations, warranties or covenants in the merger agreement and such breach would entitle us not to close the merger based on the failure of the corresponding closing condition for our benefit.

Regulatory Approvals (see page 48)

The merger is subject to discretionary review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable U.S. antitrust laws. The HSR Act and the rules promulgated thereunder prohibit us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the required waiting period has expired or been terminated. Bracco and we filed the required notification and report forms on December 13, 2007. The waiting period expired at 11:59 p.m. on January 14, 2008. In addition, completion of the merger requires our receipt of approval under the German Act Against Restrictions of Competition from the German Federal Cartel Office, which approval was received on January 11, 2008. Further, we and Bracco have notified, under the Exon-Florio provision, the Committee on Foreign Investment in the United States (“CFIUS”) of the merger, and either the period for review by CFIUS must expire or terminate or we must receive notification that either CFIUS has determined not to further investigate the merger or that the President of the United States has decided not to block the merger. On January 28, 2008, CFIUS advised the parties that it had determined that there were no unresolved national security concerns and that it had concluded its review of the proposed merger. In connection with the merger, we are required to notify the Directorate of Defense Trade Controls of the U.S. Department of State pursuant to Section 122.4 of the International Traffic in Arms Regulation. All of the filings and notifications described above have been made. The parties have concluded that the approval of the United States Food and Drug Administration is not required to complete the merger.

Financing of the Merger (see page 47)

The merger is not conditioned upon Bracco or Merger Sub obtaining financing. The total amount of funds necessary to pay the merger consideration will be approximately $243.0 million. Bracco Imaging has informed us that the payments of the merger consideration are expected to be funded by a combination of available cash and debt financing. Bracco Imaging has also informed us that it has entered into three bilateral committed credit facilities totalling EUR 300 million. Bracco Imaging has agreed to take all action necessary to cause Bracco and Merger Sub to perform their respective obligations under the merger agreement, including by providing Bracco or Merger Sub, as the case may be, with all necessary funds to enable Bracco or Merger Sub to pay the merger consideration.

Exchange Agent (see page 17)

Bracco will appoint an exchange agent to coordinate the payment of the cash merger consideration following the merger. The exchange agent will send you written instructions for surrendering your certificates and obtaining the cash merger consideration after we have completed the merger. Do not send in your E-Z-EM stock certificates now.

Help in Answering Questions

If you have questions about the special meeting or the merger after reading this document, please contact Innisfree M&A Incorporated, 1-888-750-5834 (toll-free) or 1-212-750-7923 (collect), or write to the following address:

Innisfree M&A Incorporated

501 Madison Avenue, 19th Floor

New York, New York 10022

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements in this proxy statement, and the documents to which we refer you in this proxy statement, that are not historical factual statements are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There are forward-looking statements throughout this proxy statement, including, without limitation, under the headings “Questions and Answers About the Merger,” “Summary,” “The Special Meeting,” “The Merger,” “Opinion of Our Financial Advisor” and “Regulatory Approvals” and can be identified by the use of terminology such as “believes,” “estimates,” “anticipates,” “continues,” “predict,” “potential,” “contemplates,” “expects,” “may,” “will,” “likely,” “could,” “should” or “would” or other similar words or phrases. In addition, each of Bracco and E-Z-EM, through members of its respective senior management from time to time make forward-looking oral and written public statements concerning their respective expected future operations and other developments. These statements are subject to risks, uncertainties, and other factors, including, among others:

•	the effect of the announcement of the merger on E-Z-EM’s business relationships, operating results and business generally;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

•	the outcome of any legal proceedings that may be instituted against E-Z-EM or Bracco and others related to the merger agreement;

•

stockholder adoption of the merger agreement and approval of the transactions contemplated thereby, including the mergers or other conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule;

•	the amount of the costs, fees, expenses and charges related to the merger and the execution of certain financings that will be obtained to consummate the merger; and

•	E-Z-EM’s and Bracco’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the merger.

In addition, we are subject to risks and uncertainties and other factors detailed in our annual report on Form 10-K for the fiscal year ended June 2, 2007, filed with the Securities and Exchange Commission, which we refer to herein as the SEC, on August 16, 2007, which should be read in conjunction with this proxy statement. See “Where You Can Find Additional Information” on page 75. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

THE COMPANIES

E-Z-EM, Inc.

E-Z-EM is a leading provider of medical devices and contrast products used by radiologists, gastroenterologists and speech language pathologists primarily in screening for and diagnosing diseases and disorders of the gastrointestinal (GI) tract. E-Z-EM develops, manufactures and markets medical diagnostic products used for computed tomography and magnetic resonance imaging, colorectal cancer screening, evaluation of swallowing disorders (dysphagia), and testing for other diseases and disorders of the GI system. Additionally, E-Z-EM sells RSDLTM—a liquid skin decontaminant that neutralizes or removes chemical warfare agents such as Sarin or VX in seconds, leaving a non-toxic liquid that can be washed away with water—to the U.S. and Canadian armed forces and branches of a number of other armed forces in Europe and elsewhere. E-Z-EM also provides contract manufacturing services to third parties. E-Z-EM is the exclusive worldwide licensee for RSDLTM to the military and first responder markets. E-Z-EM was incorporated in New York in 1962 under the name E-Z-EM Company, Inc. and reorganized in Delaware in 1983 when it completed its initial public offering. E-Z-EM’s common stock is publicly traded on the Nasdaq Global Market System under the symbol “EZEM”.

E-Z-EM’s principal address is 1111 Marcus Avenue, Lake Success, New York 11042 and its telephone number is (516) 333-8230. For more information about E-Z-EM, please visit out corporate website at www.ezem.com. Our website is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and is not incorporated herein by reference. See also “Where You Can Find Additional Information.”

Bracco Diagnostics, Inc.

Bracco was created in 1994, after the purchase of Squibb Diagnostics by the Bracco group. Bracco is responsible for developing new clinical agents, filing them with appropriate regulatory agencies, and selling and marketing all Bracco group products in the United States and Canada. Bracco is a wholly owned subsidiary of Bracco Imaging S.p.A. Bracco’s principal address is 107 College Road East, Princeton, New Jersey 08540 and its telephone number is (604) 514-2200.

Eagle Acquisition Sub, Inc.

Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of Bracco. Merger Sub was formed on October 29, 2007, for the sole purpose of merging with and into E-Z-EM (with E-Z-EM continuing as the surviving corporation), and has not engaged in any activities other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement. Merger Sub’s address is 107 College Road East, Princeton, New Jersey 08540 and its telephone number is (604) 514-2200.

Bracco Imaging S.p.A.

Bracco Imaging is a world leader in the imaging agent business with products sold in over 80 countries and approximately 1,250 employees. Bracco Imaging is headquartered in Milan, Italy, and is a subsidiary of Bracco S.p.A., the holding company of the Bracco group, which markets ethical and over-the-counter pharmaceutical products and provides healthcare services in Italy, as well as advanced medical technology systems worldwide through the Bracco AMT companies, ACIST Medical Systems and Volume Interactions. Bracco Imaging’s principal address is Via E. Folli 50, Milan, Italy 20134 and its telephone number is 011-39-0221771.

THE SPECIAL MEETING

We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting.

Date, Time and Place

The special meeting of our stockholders will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York, at 4:00 p.m., local time, on March 20, 2008.

Purpose of the Special Meeting

At the special meeting, we are asking holders of record of our common stock on February 13, 2008 to consider and vote on the following proposals:

1.	The adoption of the Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco, Merger Sub, E-Z-EM and, for the limited purposes specified in the merger agreement, Bracco Imaging S.p.A., and the approval of the transactions contemplated thereby, including the merger, pursuant to which Merger Sub will merge with and into E-Z-EM, with E-Z-EM continuing as the surviving corporation and a wholly owned subsidiary of Bracco, and each outstanding share of the common stock of E-Z-EM (other than shares owned by us, Bracco, or Merger Sub, or our respective wholly owned subsidiaries and other than shares for which appraisal rights have been validly exercised under Delaware law) will be converted into the right to receive a per share amount equal to $21.00 in cash, without interest and less any required withholding tax;

2.	The approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger; and

3.	The transaction of any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger agreement and declared its advisability (with Anthony A. Lombardo, a director and our President and Chief Executive Officer, and David P. Meyers, a director, abstaining) and determined that it is advisable and in the best interests of us and our stockholders and recommends that our stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of shares of our common stock at the close of business on February 13, 2008, the record date for the special meeting, are entitled to notice of and to vote at the special meeting. On the record date, 11,085,080 shares of our common stock were issued and outstanding and held by approximately 345 registered holders. A quorum is present at the special meeting if a majority of all the shares of common stock issued and outstanding on the record date are represented at the special meeting in person or by duly authorized and properly completed proxies. Abstentions and “broker non-votes,” discussed below, count as present for establishing a quorum. Holders of record of shares of our common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.

Vote Required

The adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, requires the affirmative vote of stockholders holding at least a majority of the shares of our common stock outstanding on the record date. Because the required vote of our stockholders is based upon the number of outstanding shares of our common stock, rather than upon the shares actually voted, the failure by the holder of any such shares to submit a proxy or to vote by telephone or in person at the special meeting, including abstentions and broker non-votes (described under “Voting of Proxies” below), will have the same effect as a vote against the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

As of February 13, 2008, the record date of the special meeting, our directors and current executive officers beneficially owned in the aggregate 134,346 shares of our common stock (excluding options and excluding shares beneficially owned by David P. Meyers, a director and Peter J. Graham our Senior Vice President—Chief Legal Officer, Global Human Resources and Secretary, each of whom is a party to the voting agreement discussed below), or approximately 1.2% of our outstanding shares of common stock. These directors and current executive officers have informed us that they intend to vote all of their shares of our common stock “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

Certain members of Linda B. Stern’s and David P. Meyer’s families, including Mr. Graham, have entered into a voting agreement with Bracco and us with respect to an aggregate of all of the shares of our common stock beneficially owned by such stockholders. As of the record date of the special meeting, the aggregate number of shares of our common stock owned by these stockholders was 3,713,282, which shares represented approximately 33% of the voting power of all outstanding shares of our common stock as of such date. Such stockholders have agreed, subject to the terms and conditions of the voting agreement, to vote their shares of our common stock held by them in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and against any acquisition proposal or any action that is intended or would reasonably be expected to prevent or materially delay the merger and the other transactions contemplated by the merger agreement, unless, among other things, the merger agreement is terminated in accordance with its terms.

The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, requires the affirmative vote of stockholders holding a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. The failure to submit a proxy or to vote, including broker non-votes, will have no effect on the proposal to adjourn or postpone the special meeting but an abstention will have the effect of a vote against the proposal to adjourn or postpone the special meeting.

Voting of Proxies

We are offering you three methods of voting:

•	by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage paid envelope;

•	by calling the toll-free number that appears on the enclosed proxy card and following the instructions given; or

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting).

If you submit a proxy by telephone, please do not return the proxy card. The telephone voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. You should be aware that in submitting voting instructions by telephone, you may incur costs such as telephone charges for which you will be responsible.

Brokers or banks who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not submit a proxy to vote those customers’ shares in the absence of specific instructions from those customers. The brokers and banks will provide their customers with directions on how to instruct the broker or bank to vote their shares.

If no instructions are given to the broker or bank holding shares, or if instructions are given to the broker or bank indicating that the broker or bank does not have authority to vote on the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, then, in either case, a “broker non-vote” will generally occur and the shares will be counted as present for purposes of determining whether a quorum exists, but will not be voted on the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and will therefore have the same effect as voting against the adoption of the merger agreement. Similarly, broker non-votes will not be voted on the proposal to adjourn or postpone the special meeting to solicit additional proxies, but will have no effect on that proposal. Brokers and other nominees will not have discretionary authority to vote on the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, or the proposal to adjourn or postpone the special meeting, if necessary or appropriate, if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

All shares represented by properly completed proxies received prior to vote at the special meeting will be voted at the special meeting in the manner specified in the proxies. Properly completed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, provided that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, will be voted in favor of the adjournment or postponement proposal, unless it is specifically marked “FOR” the adjournment or postponement proposal.

Shares of our common stock represented at the special meeting but not voting, including shares for which proxies have been received but with respect to which holders have abstained, will be treated as present at the special meeting for purposes of determining whether a quorum exists. Shares that are not voted, including any broker non-votes, or shares voted to abstain will effectively count as votes against the adoption of the merger agreement and approval of the transactions contemplated thereby, including the merger. Similarly, shares of our common stock for which proxies have been received but with respect to which holders have abstained will have the same effect as a vote against the proposal to adjourn or postpone the special meeting to solicit additional proxies, but shares that are not voted will have no effect on that proposal.

Although it is not currently expected, if the proposal to adjourn or postpone the special meeting to solicit additional proxies is approved, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies to approve the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger. Additionally, if a quorum is not present at the special meeting, then a majority of the shares represented at the special meeting and entitled to vote thereat may adjourn or postpone the meeting for the purpose of soliciting additional proxies to achieve a quorum.

Our amended and restated by-laws provide that any adjournment may be made without notice, other than by an announcement made at the special meeting, unless the adjournment is for more than 30 days or a new record date is fixed for the adjourned meeting. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to the time that they are voted at the special meeting as adjourned.

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders. If postponed, we will provide at least ten days’ notice of the new meeting date. Although it is not currently expected, our board of directors may postpone the special meeting for the purposes of soliciting additional proxies if it concludes that by the meeting date it is reasonably likely that we will not have received sufficient proxies to constitute a quorum or sufficient votes to approve the proposal to adopt the merger agreement and approve the merger. Similar to adjournments, any postponement of the special meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use. If the special meeting is adjourned or postponed and the record date remains unchanged, unrevoked proxies will continue to be effective for purposes of voting on the new meeting date.

Revocability of Proxies

You can change your vote or revoke your proxy at any time before the proxy is voted at the special meeting in one of four ways:

•	by providing a written instrument or transmission to our corporate secretary at our corporate headquarters stating that you revoke your proxy;

•	by completing and submitting to our corporate secretary a proxy in writing via mail dated later than your original proxy relating to the same shares;

•	by voting by telephone following the date of your original proxy relating to the same shares; or

•

by attending the special meeting and voting in person, which will automatically cancel any proxy previously given; however, your attendance at the special meeting alone will not revoke any proxy that you have previously given.

If you instructed your broker to vote your shares, you must follow directions from your broker to change these instructions.

Solicitation of Proxies

We will pay the costs of the solicitation of proxies from our stockholders. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person. These persons will not receive additional or special compensation for such solicitation services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will, upon request, reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

We have engaged Innisfree M&A Incorporated to assist us in the solicitation of proxies for the special meeting for a fee of approximately $10,000, reimbursement of reasonable out-of-pocket expenses and indemnification against certain losses, costs and expenses.

Other Business

We do not expect that any matter other than the proposals to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting will be brought before the special meeting. However, if other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters unless otherwise indicated on the proxy.

Assistance

If you need assistance in completing your proxy card or voting your shares, or have questions regarding the special meeting, please contact Innisfree M&A Incorporated at 1-888-750-5834 (toll-free) or 1-212-750-7923 (collect) or write to the following address:

Innisfree M&A Incorporated 501 Madison Avenue, 19th Floor New York, New York 10022

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXIES. If the merger is approved by our stockholders and ultimately consummated, a transmittal form with instructions for the surrender of certificates formerly representing shares of our common stock will be mailed to you shortly after the effective time of the merger.

THE MERGER

While we believe that the following description covers the material terms of the merger and the related transactions, this summary may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the annexes, and the other documents we refer to for a more complete understanding of the merger and the related transactions.

Background of the Merger

As part of our ongoing evaluation of our business, our board of directors and management regularly evaluated our long-term strategic alternatives, improving our competitive position and enhancing stockholder value. As part of these evaluations, we have from time to time considered various strategic alternatives in pursuing our business plan as an independent entity, including acquisitions, divestitures and business combinations.

Over the past several years, our performance and prospects have been adversely affected by significant developments in the industries in which we compete. Extensive consolidation in the diagnostic imaging market has resulted in increasing market pressure from significantly larger multinational competitors with extensive vertically integrated product portfolios and greater resources to market and sell products and develop new technologies, and these pressures are expected to continue. In addition, there has been increasing pressure to reduce prices in the health care industry, and the trend toward group purchasing by health care organizations has added to that pricing pressure, which has adversely affected our growth rates. The reduction in Federal government reimbursement rates for certain imaging procedures resulting from the enactment of the Deficit Reduction Act of 2005 in January 2007 has also adversely affected our growth rates.

In connection with its ongoing evaluation of our business, our board of directors directed our management in July 2005 to examine our strategic alternatives, including maintaining the status quo, and at meetings held in 2005 and 2006, our board of directors and management discussed the importance of acquiring existing businesses, product lines and technologies to enable us to achieve significant and sustainable revenue growth given the difficulty of achieving such revenue growth from our internal development projects alone. As a result of these discussions, on July 6, 2006, we hired RBC Capital Markets Corporation to act as our financial advisor in connection with pursuing an acquisition strategy for E-Z-EM.

From August 23, 2006 to June 26, 2007, representatives of RBC and certain members of our management identified approximately 100 acquisition targets and contacted approximately 30 potential acquisition targets in the diagnostic imaging and gastrointestinal device industries. During the course of this process, our board of directors and the Executive Committee of our board of directors regularly discussed our acquisition strategy. The Executive Committee is a standing committee of our board of directors whose members are Paul S. Echenberg, Chairman of our board of directors, Robert J. Beckman and John T. Preston, each of whom has been determined by our board to be independent under the listing requirements of The NASDAQ Stock Market LLC. In general, the Executive Committee met during this period between meetings of our board of directors to address matters relating to the acquisition strategy that arose in the interim and to assist in setting the framework for presenting matters to our board of directors at its next meeting.

Our relationship with Bracco Imaging S.p.A. originated in the early 1990s when Bracco Imaging began distributing certain of our products in Italy. In 1992, we entered into a ten-year distribution agreement with Bracco Imaging that appointed Bracco Imaging the exclusive distributor of our barium and accessory products in Italy. The distribution agreement was amended in 2002 to provide for the agreement to renew automatically for five-year periods. In addition, Bracco and Therapex, a division of E-Z-EM Canada Inc., our Canadian subsidiary, entered into a manufacturing agreement in 2000, pursuant to which E-Z-EM Canada acted as Bracco’s contract manufacturer and manufactured and supplied Bracco with Bracco’s proprietary oral iodine product, Gastrografin. We also had discussions with Bracco regarding entering into a distribution agreement with Bracco in 2006 to make us Bracco’s distributor in the United States for certain Bracco Imaging products, and we entered into a definitive distribution agreement with them on October 30, 2006.

On November 29, 2006, Mr. Echenberg, Mr. Beckman and Anthony A. Lombardo, our President and Chief Executive Officer and a director, met with Fulvio R. Bracco, the Chief Executive Officer of ACIST Medical Systems, a subsidiary of Bracco Imaging, and Carlo G. Medici, Bracco’s President and Chief Executive Officer, at the Radiological Society of North America, Inc. annual meeting held in Chicago, Illinois. Mr. Bracco and Mr. Medici informed Mr. Echenberg and Mr. Lombardo that they desired to explore various strategic alignments between Bracco and us, including additional distribution and licensing arrangements and a possible acquisition of us. The parties agreed to meet in January 2007 to further discuss potential strategic alignments. Mr. Echenberg and Mr. Lombardo promptly informed the Executive Committee and our board of directors of their discussions with Bracco.

On January 12, 2007, Mr. Medici and Mr. Bracco met with Mr. Lombardo at the offices of Davies Ward Phillips & Vineberg LLP in New York, New York to discuss in general terms the merits of potential strategic alignments between Bracco and us, including additional distribution and licensing arrangements, various integration opportunities of our respective products and a possible acquisition of us as a potential outcome of the strategic alignment discussions, and Mr. Lombardo requested that Bracco send us a letter identifying in greater detail Bracco’s interest in us. Mr. Lombardo promptly informed the Executive Committee of his discussions with Bracco.

On January 23, 2007, at a regularly scheduled meeting of our board of directors in which certain members of our management participated, Mr. Lombardo informed our board of directors of the discussions with Bracco regarding potential strategic alignments. Mr. Lombardo responded to questions from our board of directors regarding the discussions with Bracco, and our board of directors concluded that the Executive Committee and our management should engage in discussions with Bracco regarding potential strategic alignments with Bracco and that RBC should assist the Executive Committee and our management in this process under the terms of RBC’s existing engagement with us. At that meeting, representatives of RBC reviewed with our board of directors the status of our acquisition strategy and advised that approximately 100 acquisition targets had been identified by RBC and our management and that RBC and our management had contacted approximately 30 acquisition targets. Representatives of RBC also presented to our board of directors a preliminary valuation analysis of us which RBC had prepared. After lengthy discussions, our board of directors concluded that other than one potential acquisition candidate and one potential minor equity investment in a technology company, the acquisition targets identified by RBC were too large or prohibitively expensive to acquire or would be highly dilutive to our earnings in the short to mid-term. Among other matters discussed at the meeting, George P. Ward, a director and member of the Compensation Committee of our board of directors, updated our board of directors that the Compensation Committee continued to evaluate the implementation of change in control agreements for certain key members of management as well as modification to existing change of control agreements that it had been evaluating over a period of eighteen months to, among other things, update the existing change of control agreements in light of changes to applicable law.

On January 26, 2007, Mr. Roberto Rettani, Chief Executive Officer of Bracco Imaging, and Mr. Medici sent Mr. Lombardo a letter describing Bracco Imaging’s authorization to continue exploring a possible strategic alignment between Bracco and us. Bracco stated in the letter that Bracco Imaging and Bracco would be willing to enter into a confidentiality agreement with us in order to obtain additional information with a view to making a more definitive proposal to us.

With the assistance of our legal counsel, Davies Ward Phillips & Vineberg LLP, we negotiated and entered into a confidentiality and standstill agreement with Bracco Imaging and Bracco on February 26, 2007 for the purpose of facilitating the delivery of confidential information regarding us to Bracco to enable Bracco to evaluate a potential transaction with us.

In February and March 2007, our management, with the assistance of RBC, began preparing a presentation describing us for use in discussions with Bracco. Mr. Lombardo presented Bracco’s management an overview of us on March 13, 2007. From February 2007 through June 2007, our senior management provided regular updates to the Executive Committee and our board of directors regarding our acquisition strategy and a potential strategic alignment with Bracco. During March, April and May 2007, Bracco continued to evaluate a potential transaction with us.

On May 29, 2007, Mr. Medici and Mr. Lombardo discussed in a telephone conversation the status of Bracco’s internal discussions regarding a possible strategic alignment between Bracco and us, and Mr. Lombardo advised Mr. Medici that Bracco should provide us with a written proposal describing in greater detail Bracco’s interest regarding a potential strategic alignment.

On June 15, 2007, Mr. Rettani and Mr. Medici sent Mr. Lombardo a letter expressing Bracco’s preliminary interest in acquiring all of our shares of common stock at a cash price of $20.00 per share, subject to the satisfactory completion of Bracco’s due diligence, the approval of the transaction by Bracco’s board and our board and the negotiation of mutually acceptable definitive transaction documentation. Bracco’s expression of interest was not conditioned on the ability to receive financing.

On June 18, 2007, certain members of our management and representatives of RBC met with the one potential strategic acquisition candidate with whom we had preliminary discussions and we presented our offer to acquire that company. Our offer was rejected on June 26, 2007.

On June 19, 2007, our board of directors held a special meeting via teleconference. All of the directors, certain members of our management and representatives of Davies Ward Phillips & Vineberg, our legal counsel, participated. Mr. Echenberg and Mr. Lombardo reviewed in detail the terms of Bracco’s unsolicited expressions of interest. A representative of Davies Ward Phillips & Vineberg reviewed for the directors their fiduciary duties and other legal issues in connection with Bracco’s expression of interest and the exploration of strategic alternatives, and a representative of Davies Ward Phillips & Vineberg responded to questions from our board of directors regarding their fiduciary duties. Our board of directors discussed extensively the considerations related to the proposed transaction, the strategic issues facing us and the strategic alternatives available to us, including strategic acquisitions of existing businesses, product lines and technologies to achieve substantial and sustainable revenue growth, a revised dividend policy and a share repurchase program. Our board of directors and certain members of management discussed the risks and opportunities of maintaining the status quo and passing on the opportunity presented by Bracco and also discussed certain other strategic alternatives. Our board of directors discussed the likely process through which a potential transaction with Bracco would progress and considered the advisability of appointing a committee of our board of directors to oversee the day-to-day process regarding a possible strategic transaction. Thereafter, our board of directors unanimously authorized the Executive Committee to oversee a possible strategic transaction, including by engaging in discussions with Bracco regarding a potential transaction. After lengthy discussion regarding various potential financial advisors, our board of directors unanimously determined to retain RBC as our financial advisor in connection with a possible strategic transaction, including a potential transaction with Bracco. Mr. Lombardo also discussed the status of discussion with the potential strategic acquisition candidate with whom we had preliminary discussions. Our board of directors engaged in a discussion regarding the advisability of continuing to pursue this potential acquisition and determined to continue to pursue this acquisition possibility.

Following the meeting of our board of directors on June 19, 2007, we retained RBC to act as our financial advisor in connection with pursuing a potential strategic transaction, including a potential transaction with Bracco. We finalized and signed the engagement letter with RBC relating to that mandate on July 18, 2007.

On June 21 and June 26, 2007, the Executive Committee met with members of our management and representatives of RBC to discuss potential strategic alternatives for us, including a test of the market for a potential sale of us and a separate sale of our RSDL business. The Executive Committee, certain members of our management and representatives of RBC also discussed the valuation of us. On June 26, 2007, RBC was informed that the potential strategic acquisition candidate with whom we had preliminary discussions had rejected our offer. Representatives of RBC and certain members of our management then reviewed with the Executive Committee the fact that there was a significant difference in opinion between us and the potential strategic acquisition target regarding the valuation of that company and that further discussion with that company would be unlikely to result in a transaction.

Following more discussions with members of our board of directors, the Executive Committee and RBC, Mr. Lombardo, at the direction of our board of directors, telephoned Mr. Medici on June 26, 2007 and stated that a cash purchase price of $20.00 per share was inadequate and Mr. Lombardo and Mr. Medici scheduled a meeting with selected members of the parties’ respective management teams and financial advisors and legal counsel to be held on July 16, 2007 at the offices of Davies Ward Phillips & Vineberg in New York, New York.

On July 5, 2007, the Executive Committee met with members of our management and representatives of RBC to discuss further a test of the market for a potential sale of us and the terms of a potential transaction with Bracco and the management presentation to be given to Bracco.

On July 9, 2007, certain members of our management provided the Executive Committee with an update on the discussions with Bracco regarding its preliminary expression of interest and the status of RBC’s compilation of a list of potential acquirors to be contacted by RBC to determine if they would be interested in a strategic transaction with us.

On July 16, 2007, we and our financial and legal advisors met with Bracco and its financial and legal advisors at Davies Ward Phillips & Vineberg’s offices in New York, New York. A management presentation was made to Bracco and its financial advisors regarding E-Z-EM, and we requested Bracco to increase the price of its proposal to purchase us and to provide the non-financial terms and conditions of its proposal. The parties also discussed the process concerning a potential transaction with Bracco, including due diligence.

On July 18, 2007, Bracco and its financial and legal advisors delivered to us their respective preliminary due diligence request lists. With the assistance of our financial and legal advisors, we prepared an online due diligence dataroom for purposes of making information about us available to potential strategic transaction partners. Bracco and its financial and legal advisors commenced their due diligence review on July 28, 2007 and continued their due diligence review through late October, 2007.

On July 25, 2007, at a regular meeting of our board of directors, representatives of RBC and certain members of management provided our board of directors with an update regarding Bracco’s expression of interest, and RBC provided a preliminary analysis of the financial aspects of Bracco’s expression of interest, including a revised preliminary valuation of us. Representatives of RBC then addressed in more detail a process of approaching potential acquirors in a test of the market for a potential sale of us and a separate sale of our RSDL business. The potential acquirors were selected primarily because RBC thought that they were the parties that would have the greatest likelihood of interest in purchasing us. RBC and members of our management responded to questions from our board of directors regarding a test of the market for a potential sale of us. Based on the presentation and discussions, our board of directors determined that discussions should continue with Bracco and that RBC should engage in a market check of potential acquirors regarding the sale of us as a whole and a separate sale of our RSDL business. Among other matters discussed by our board of directors, Mr. Ward reviewed with our board of directors the change in control agreements proposed to be entered into with certain members of our management. Mr. Ward advised our board of directors that the Compensation Committee had worked with outside employment counsel and consultants for a two-year period to develop the proposed change in control agreements and that our board of directors reviewed and provided comments on the terms and condition of the proposed change in control agreements at a meeting of our board of directors held on April 24, 2007. After discussion, Mr. Lombardo recused himself from the meeting, and the remaining directors unanimously approved the change in control agreements.

At our direction, RBC commenced contacting the potential acquirors on July 31, 2007. Representatives of RBC made initial contacts with senior executives or representatives at eleven parties in the healthcare and diversified industrial markets. Those initial contacts consisted primarily of a brief discussion of our possible interest in engaging in a sale of us as a whole and a separate sale of our RSDL business and an inquiry as to whether the potential party would be interested in receiving further information.

During late July and August 2007, Mr. Lombardo and Mr. Medici had several telephone discussions regarding the status of Bracco’s due diligence, and Mr. Lombardo requested that Bracco provide us with a revised letter expressing Bracco’s interest in us that could be delivered to our board of directors.

On September 6, 2007, Mr. Rettani and Mr. Medici sent Mr. Lombardo a revised letter expressing Bracco’s interest in acquiring all of our common stock at a cash price of $21.00 per share, subject to our entering into a 20 business day exclusivity period with Bracco, the satisfactory completion of Bracco’s remaining due diligence, any resolution of developments regarding the patent infringement litigation against us initiated by Tyco Healthcare Group L.P. and two related parties being satisfactory to Bracco in its sole discretion, and the negotiation of mutually acceptable definitive documentation. Bracco’s letter stated that its revised expression of interest would expire on September 11, 2007.

On September 8, 2007 and September 9, 2007, after discussing Bracco’s revised expression of interest with Mr. Echenberg and our financial and legal advisors, Mr. Lombardo discussed with Mr. Medici the terms and conditions of Bracco’s revised letter of interest, including the price per share being offered by Bracco. Mr. Lombardo advised Mr. Medici that Bracco would need to increase the price per share before we would consider granting any period of exclusivity.

On September 10, 2007, Mr. Medici informed Mr. Lombardo that Bracco would be willing to proceed with discussions regarding an acquisition with a cash purchase price of $21.75 per share, provided that we enter into a 30-day exclusivity period with Bracco.

On September 10, 2007, our board of directors held a special meeting via teleconference in which all of the directors, certain members of our management and representatives of RBC and Davies Ward Phillips & Vineberg participated. RBC reviewed for our board of directors the search for strategic acquisitions by us and advised that this search had yielded no suitable or viable acquisition targets. RBC also reviewed with our board of directors the fact that eleven other companies in the healthcare and diversified industrial spaces had been contacted as potential acquirors of us and informed our board of directors that those contacts had not resulted in any meaningful or viable indications of interest. RBC provided our board of directors with an update regarding the discussions with Bracco and a revised preliminary valuation analysis of us. RBC made a financial presentation to our board of directors to enable the directors to evaluate Bracco’s revised proposal. A representative of Davies Ward Phillips & Vineberg again discussed with our board of directors the fiduciary duties owed by directors in connection with an extraordinary transaction such as the proposed transaction, and a representative of Davies Ward Phillips & Vineberg responded to questions from our board of directors regarding the directors’ fiduciary duties. Our board of directors considered and discussed extensively the considerations related to the proposed transaction, including the potential for a transaction with certain other strategic acquirors, as well as the option of remaining an independent company and selling RSDL as a stand-alone business, a revised dividend policy and a share repurchase program. Based on these discussions, our board of directors concluded that we should proceed with negotiations for a potential sale of us to Bracco.

Mr. Lombardo advised Mr. Medici on September 10, 2007 that our board of directors was willing to proceed with negotiations with Bracco based on a proposed cash purchase price of $21.75 per share.

Between September 11, 2007 and September 17, 2007, Mr. Medici and Mr. Lombardo had several telephone conversations regarding the status of the internal discussions at Bracco regarding its revised expression of interest and the status of Bracco’s due diligence. Mr. Lombardo reaffirmed that our board of directors would be willing to proceed with discussions with Bracco only on the basis of a cash purchase price of $21.75 per share, and Mr. Medici informed Mr. Lombardo that Bracco would be delivering to us a revised letter expressing Bracco’s interest in us at a proposed cash purchase price of $21.75 per share.

On September 17, 2007, the Executive Committee held a special meeting via teleconference in which certain members of our management and representatives of Davies Ward Phillips & Vineberg participated. Mr. Lombardo provided the Executive Committee with an update of the discussions with Bracco. A representative of Davies Ward Phillips & Vineberg reviewed with the Executive Committee a draft of an exclusivity agreement prepared by Davies Ward Phillips & Vineberg. Representatives of Davies Ward Phillips & Vineberg responded to questions from the Executive Committee regarding the draft exclusivity agreement. After discussion, the Executive Committee unanimously approved our entering into an exclusivity agreement with Bracco with an exclusivity period of up to 30 days. Thereafter, we distributed a draft of the exclusivity agreement to Bracco and advised Bracco that we were doing so on the basis of it offering a cash purchase price of $21.75 per share.

On September 20, 2007, RBC concluded the market check of potential acquirors regarding the sale of us as a whole and a separate sale of our RSDL business. None of the parties contacted by RBC expressed willingness to pursue further discussions. The party we identified as the most likely to proceed with discussions with us concerning a possible strategic transaction indicated that if it had been inclined to pursue further discussions, it did not foresee agreeing to a purchase price exceeding a 20% premium over the then current market price (implying a maximum per share purchase price of $18.20).

On September 20, 2007, Mr. Rettani and Mr. Medici sent Mr. Lombardo a revised letter expressing Bracco’s interest in acquiring all of our common stock at a cash price of $21.75 per share, subject to our entering into an exclusivity agreement with Bracco, the satisfactory completion of Bracco’s remaining due diligence, the resolution or developments with respect to the patent infringement litigation initiated by Tyco Healthcare L.P. and two related parties against us being satisfactory to Bracco in its sole discretion, the negotiation of mutually acceptable definitive documentation and there being no material adverse change to our business. Later that day, we entered into an exclusivity agreement (in substantially the form of the draft exclusivity agreement distributed to Bracco by us) that was effective until 11:59 p.m. on October 8, 2007.

On September 21, 2007, we received an initial draft of the merger agreement from Greenberg Traurig, LLP, Bracco’s legal counsel. The draft of the merger agreement provided a termination fee of $10 million and required that certain unidentified stockholders enter into a voting agreement with Bracco concurrently with the execution of the merger agreement pursuant to which each of these stockholders would vote its shares in favor of the adoption of the merger agreement and against any competing transaction.

On September 24, 2007, we entered into the change in control agreements previously approved by our board of directors with certain key members of our management.

On September 28, 2007, Mr. Rettani and Mr. Medici sent Mr. Lombardo a letter expressing Bracco’s concern regarding our results for the first quarter of our fiscal 2008 which had been confidentially disclosed to Bracco as part of the due diligence process and noting that Bracco desired to further discuss the change in control agreements with certain key members of our management. Later that day, Mr. Lombardo discussed with Mr. Medici the advisability of RBC reviewing our first quarter results with representatives of Credit Suisse Securities LLC and Evercore Capital Partners, Bracco’s financial advisors. In addition, Mr. Lombardo advised Bracco that he was willing to discuss the change in control agreements, but reminded Bracco that drafts of the change in control agreements had been available in the online dataroom since August 2007.

On September 28, 2007, Davies Ward Phillips & Vineberg circulated our initial comments to the merger agreement to Bracco and its legal and financial advisors. Among other things, our comments provided for a $5 million termination fee and did not require any of our stockholders to enter into a voting agreement.

On October 1, 2007, RBC and Bracco’s financial advisors had a telephone meeting to discuss our results for the first quarter of our fiscal 2008.

On October 4, 2007, members of our management, representatives of RBC, certain members of Bracco’s management and representatives of Bracco’s financial and legal advisors met at our head offices to discuss due diligence matters and to discuss an extension of negotiations beyond the expiration of the exclusivity period on October 8, 2007.

On October 5, 2007, we received a revised draft of the merger agreement from Greenberg Traurig. The revised draft of the merger agreement again required certain unidentified stockholders to enter into a voting agreement and did not specify the amount of the termination fee.

On October 8, 2007, the Executive Committee held a special meeting at the offices of Davies Ward Phillips & Vineberg in New York, New York in which certain members of our management and representatives of Davies Ward Phillips & Vineberg participated. A representative of Davies Ward Phillips & Vineberg again discussed with the Executive Committee the fiduciary duties owed by directors in connection with an extraordinary transaction such as the proposed transaction. Representatives of Davies Ward Phillips & Vineberg reviewed in detail the terms and conditions of the revised draft merger agreement circulated by Greenberg Traurig. The Executive Committee considered and discussed extensively the terms and conditions of the draft of the merger agreement proposed by Bracco, in particular, the requirement of a voting agreement, the scope of the representations and warranties, the non-solicitation and “fiduciary-out” provisions, the termination fee provisions and conditions to closing proposed by Bracco. Mr. Echenberg discussed with Mr. Medici the status and timing of discussions of a potential transaction with Bracco. Mr. Echenberg then reviewed his discussions with Mr. Medici with the Executive Committee.

The exclusivity period with Bracco expired at 11:59 p.m. on October 8, 2007 without being renewed by the parties.

On October 9, 2007, Peter J. Graham, our Senior Vice President—Chief Legal Officer, Global Human Resources and Secretary, and representatives of Davies Ward Phillips & Vineberg met with representatives of Greenberg Traurig at the offices of Greenberg Traurig to negotiate the merger agreement and discussed in detail the request that certain of our stockholders enter into a voting agreement, the scope of the representations and warranties, the non-solicitation and “fiduciary-out” provisions, the termination fee provisions and the conditions to closing.

Between October 10, 2007 and October 17, 2007, our and Bracco’s respective legal counsel negotiated and exchanged drafts of the merger agreement. Among other things, the parties discussed Bracco’s request that certain of our stockholders enter into a voting agreement, the scope of the representations and warranties, the non-solicitation and “fiduciary-out” provisions, the termination fee provisions and the conditions to closing. In addition, representatives of Alston & Bird LLP and Blank Rome LLP, our intellectual property and regulatory counsel, and Davies Ward Philips & Vineberg negotiated the intellectual property and regulatory representations and warranties and covenants with representatives of Greenberg Traurig.

On October 11, 2007, we filed our Quarterly Report on Form 10-Q with the SEC which disclosed our financial results for the first quarter of our fiscal 2008.

On October 17, 2007, our board of directors held a special meeting via teleconference in which certain members of our management participated. Mr. Lombardo updated our board of directors regarding the discussions with Bracco regarding a potential transaction and Bracco’s due diligence. Among other matters, Mr. Beckman reviewed with our board of directors the actions taken by the Nominating and Corporate Governance Committee over the last several years, with the advice of outside counsel, to review the indemnification arrangements available to our directors and officers and to develop indemnification agreements for each of our directors and officers to be recommended to, and approved by, our board of directors. After lengthy discussion, our board of directors unanimously approved our entering into indemnification agreements with each of our directors and officers in the form of indemnification agreement previously reviewed by our board of directors.

On October 18, 2007, Mr. Medici telephoned Mr. Lombardo to inform him that Bracco would be sending us a revised letter expressing Bracco’s interest in acquiring us with a proposed cash price of $20.50 per share. Mr. Medici stated that the lower purchase price resulted from our lower than expected financial results for the first quarter of our fiscal 2008. Mr. Medici confirmed that there was no adjustment to the proposed purchase price on account of our entering into the change of control agreements. Later that day, Mr. Rettani and Mr. Medici sent Mr. Lombardo a revised letter expressing Bracco’s interest in acquiring all of our common stock at a cash price of $20.50 per share, subject to certain of our stockholders (including members of Linda B. Stern’s and David P. Meyers’ families who own shares in us and our officers and directors who own shares in us) entering into a voting agreement and the merger agreement providing for a termination fee of $9 million (rather than the $5 million proposed by us).

On October 18, 2007, our board of directors held a special meeting via teleconference. All of the directors, certain members of our management and representatives of RBC and Davies Ward Phillips & Vineberg participated. Mr. Lombardo reviewed in detail the terms of Bracco’s revised expression of interest, including the basis Bracco provided for its reduced proposed purchase price per share. A representative of Davies Ward Phillips & Vineberg again reviewed with our board of directors the fiduciary duties owed by directors in connection with Bracco’s revised expression of interest and the terms and conditions of the revised expression of interest, and a representative of Davies Ward Phillips & Vineberg responded to questions from our board of directors regarding the directors’ fiduciary duties. Our board of directors discussed Bracco’s revised expression of interest and posed various questions to Mr. Lombardo and our financial and legal advisors. Our board of directors also discussed the alternatives available to us if we did not complete a transaction with Bracco, including a revised dividend policy and a share repurchase program. The meeting was adjourned and reconvened on October 19, 2007. After lengthy discussion, our board of directors concluded that Mr. Echenberg and Mr. Lombardo should send a letter to Bracco proposing a cash purchase price of $21.55 per share and providing that we may endeavor to assist Bracco in entering into a voting agreement with certain of our stockholders (including certain members of our management), provided that the termination fee in the definitive merger agreement would be $8 million, the definitive merger agreement would be in substantially the form of the last draft of the merger agreement circulated to Bracco by Davies Ward Phillips & Vineberg and that the definitive merger agreement would be executed prior to our annual general stockholders meeting to be held on October 30, 2007. Later in the day, with the assistance of our legal counsel, Mr. Echenberg and Mr. Lombardo sent Mr. Rettani and Mr. Medici a letter stating our proposal.

Representatives of RBC discussed the status of Bracco’s consideration of our proposal with Bracco’s financial advisors on October 22, 2007, and Bracco’s financial advisors informed RBC that it would be unlikely for Bracco to increase its proposed cash purchase price beyond $20.50 per share.

On October 23, 2007, Mr. Medici telephoned Mr. Lombardo to advise him that Bracco had rejected our proposal of October 19, 2007, but indicated that Bracco could potentially increase its proposed purchase price by an amount not likely to exceed $0.20 per share. Mr. Medici also informed Mr. Lombardo that the definitive merger agreement would need to contain a termination fee of $9 million. Bracco’s financial advisors also telephoned a representative of RBC to communicate the same information. Later that day, our board of directors held a special meeting via teleconference. All of the directors, certain members of our management and representatives of RBC and Davies Ward Phillips & Vineberg participated. Mr. Lombardo reviewed with our board in detail the discussion he had with Mr. Medici. Mr. Lombardo also reviewed with our board of directors the status of Bracco’s due diligence. Representatives of RBC reviewed with our board in detail the discussion he had with Bracco’s financial advisors. Our board of directors engaged in a lengthy discussion, and Mr. Lombardo, certain members of our management and our financial and legal advisors responded to questions from our board of directors regarding Bracco’s rejection of our proposal, the terms and conditions of the draft merger agreement (including the request that certain of our stockholders enter into a voting agreement with Bracco and that the definitive merger agreement should be in substantially the form of the draft merger agreement last distributed by Davies Ward Phillips & Vineberg), our first quarter results and the risks and benefits of us remaining an independent company, instituting a revised dividend policy and a share repurchase program. After further discussions, our board of directors determined that, in light of our quarter results, we would be willing to proceed with discussion with Bracco based on purchase price per share no less than $21.00. Our board of directors also concluded that in exchange for Bracco’s agreement to increase the per share purchase price, our board of directors would be willing to accept a termination fee in the definitive merger agreement of $9 million. Our board of directors directed RBC to convey this revised proposal to Bracco’s financial advisors, and representatives of RBC communicated our revised proposal to representatives of Bracco’s financial advisors on October 23, 2007.

On October 24, 2007, representatives of Bracco’s financial advisors informed representatives of RBC that Bracco was willing to proceed with negotiating a definitive merger agreement and voting agreement on the basis of a proposed purchase price of $21.00 per share and a termination fee of $9 million. Representatives of Bracco’s financial advisors also informed representatives of RBC that only the members of Ms. Stern’s and Mr. Meyers’ families owning shares in us, including Mr. Graham, would be required to enter into a voting agreement with Bracco and that no stockholders who were directors or members of our management, other than Mr. Meyers and Mr. Graham, would be required to enter into a voting agreement.

On October 24, 2007 and October 25, 2007, we entered into confidentiality agreements regarding the proposed transaction with Bracco with the members of Ms. Stern’s and Mr. Meyers’ families who own stock in us. Between October 25, 2007 and October 28, 2007, these stockholders and their legal counsel, Skadden Arps, Slate, Meagher & Flom LLP, negotiated and exchanged drafts of the voting agreement with Greenberg Traurig. These stockholders advised Bracco that they would be unwilling to enter into a voting agreement unless Bracco or we indemnified them for damages suffered by them entering into the voting agreement. These stockholders also requested that they be reimbursed for all expenses incurred by them in connection with entering into the voting agreement. A representative of Greenberg Traurig informed a representative of Skadden Arps that while Bracco would not proceed with the proposed transaction with us unless these stockholders entered into a voting agreement, Bracco would not provide these stockholders with any indemnification or expense reimbursement. Mr. Medici also informed Mr. Lombardo that Bracco would be unwilling to proceed with the proposed transaction with us unless these stockholders entered into a voting agreement with Bracco, but that Bracco was not willing to provide any indemnification or expense reimbursement to these stockholders. Certain of these stockholders informed certain members of our management that they would not be willing to execute a voting agreement unless either Bracco or we provided them with indemnification and expense reimbursement.

On October 25, 2007, RBC received an inquiry from one of the potential acquirors that had been contacted by RBC in the market test for a potential acquiror of us that had concluded on September 24, 2007. RBC contacted Mr. Lombardo and certain members of our management regarding this potential inquiry and RBC indicated that, based on this initial inquiry, the potential acquiror was highly unlikely to offer a purchase price exceeding $21.00 per share on the terms and conditions being offered by Bracco.

Between October 25, 2007 and October 30, 2007, we and our legal counsel negotiated and exchanged drafts of the merger agreement with Bracco and its legal counsel. In particular, the parties discussed the representations and warranties, the non-solicitation and “fiduciary-out” provisions, the termination fee provisions and the conditions to closing. In addition, our intellectual property and regulatory counsel negotiated the intellectual property and regulatory representations and warranties and covenants with representatives of Greenberg Traurig.

On October 26, 2007, Mr. Lombardo, certain members of our management and representatives of Davies Ward Phillips & Vineberg met at the offices of Davies Ward Phillips & Vineberg with certain members of Bracco’s management and representatives of Greenberg Traurig to negotiate the merger agreement. In particular, the parties discussed the scope of the representations and warranties, the non-solicitation and “fiduciary-out” provisions, the termination fee provisions and the conditions to closing.

On October 26, 2007, our board of directors held a special meeting via teleconference. All of the directors, certain members of our management and representatives of Davies Ward Phillips & Vineberg participated.

Representatives of Davies Ward Phillips & Vineberg reviewed with our board of directors the status of the discussions with Bracco and its legal counsel and the open issues to be resolved in the draft merger agreement. Our board of directors discussed the open issues to be resolved in the draft merger agreement. Mr. Lombardo advised our board of directors of the status of the discussions regarding the voting agreement. Mr. Lombardo informed our board of directors that Bracco was not willing to proceed with the proposed transaction unless the members of Ms. Stern’s and Mr. Meyers’ families owning stock in us entered into a voting agreement with Bracco and that these stockholders would not enter into a voting agreement unless they were indemnified for damages which may be suffered by them relating to entering into the voting agreement and were reimbursed for all reasonable out-of-pocket expenses reasonably incurred by them in connection with entering into the voting agreement. After a lengthy discussion, our board of directors agreed to cause E-Z-EM to provide these stockholders indemnification for damages suffered by them relating to entering into the voting agreement and reimbursement for out-of-pocket expenses reasonably incurred by them in connection with entering into the voting agreement.

On October 26, 2007, Mr. Medici informed Mr. Lombardo that Bracco Imaging’s board of directors approved the proposed transaction, subject to completion of Bracco’s due diligence and the satisfactory negotiation of a definitive merger agreement and voting agreement. Mr. Lombardo and Mr. Medici also discussed the status of the negotiations regarding the merger agreement and voting agreement.

On October 28, 2007, we finalized the terms and conditions of the voting agreement with Bracco and the stockholders who were party to the voting agreement.

On October 29, 2007, our board of directors, at a regularly scheduled meeting at our corporate offices, convened to consider whether to approve the proposed transaction with Bracco, and certain members of our management and representatives of RBC and Davies Ward Phillips & Vineberg attended the meeting. At the meeting, representatives of Davies Ward Phillips & Vineberg reviewed in detail the terms of the merger agreement, the voting agreement and other legal aspects of the proposed transaction with Bracco. During the course of Davies Ward Phillips & Vineberg’s review, representatives of Davies Ward Phillips & Vineberg responded to questions from members of our board of directors regarding the terms and conditions of the draft merger agreement and voting agreement. A representative from Davies Ward Phillips & Vineberg again reviewed in detail with our board of directors the fiduciary duties owed by directors, and other legal issues, in connection with the proposed transaction and responded to questions from our board of directors regarding the directors’ fiduciary duties. Mr. Lombardo and representatives of Davies Ward Phillips & Vineberg reviewed with our board of directors the remaining open issues regarding the merger agreement. Representatives of RBC summarized the search for strategic acquisitions by us which yielded no suitable acquisition targets and noted that eleven companies in the healthcare and diversified industrial spaces had been contacted as potential acquirors of us and that those contacts had not resulted in any strong or viable indications of interest. A representative of Skadden Arps, who had provided legal services to us in the past, was invited to review with our board of directors the terms and conditions of the voting agreement and the request by the stockholders entering into the voting agreement that they be indemnified for damages relating to, and reimbursed for all out-of-pocket expenses reasonably incurred in connection with, entering into the voting agreement. A representative of Davies Ward Phillips & Vineberg and a representative of Skadden Arps responded to questions from our board of directors regarding the terms and conditions of the voting agreement. The meeting was adjourned in order for Mr. Echenberg, Mr. Lombardo, Mr. Graham and representatives of Davies Ward Phillips & Vineberg to have a telephone conversation with Mr. Medici and representatives of Bracco’s legal counsel to discuss the remaining open issues regarding the merger agreement, including issues regarding the representations and warranties, non-solicitation provisions and closing conditions. The meeting of our board of directors was reconvened and Mr. Lombardo summarized for our board of directors the resolution of the remaining open issues regarding the merger agreement. Representatives from RBC reviewed with our board its financial analysis of the proposed transaction with Bracco and delivered to our board of directors its oral opinion, which was confirmed by delivery of a written opinion dated October 29, 2007, to the effect that, as of that date and based on and subject to the factors, assumptions and limitations set forth in its written opinion, the merger consideration to be received by our stockholders was fair, from a financial point of view, to such stockholders. During the course of RBC’s presentation and rendering of its opinion, representatives of RBC responded to questions from our board of directors confirming or clarifying their understanding of the analyses performed by RBC and the opinion rendered by RBC, as described in more detail under “The Merger—Opinion of Our Financial Advisor” beginning on page 37. The full text of the written opinion of RBC, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex B to this proxy statement.

Following additional discussion and deliberation, Mr. Lombardo and Mr. Meyers recused themselves from the meeting, and the remaining directors (each of whom has been determined by our board to be independent under the listing requirements of The Nasdaq Stock Market LLC) unanimously approved the merger agreement, the voting agreement and the transaction contemplated by each agreement and unanimously resolved to recommend that our stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, including the merger.

On October 30, 2007, the merger agreement was executed by Bracco, Merger Sub, Bracco Imaging (for the limited purposes specified therein) and us and the voting agreement was executed by Bracco, us, and the stockholders party thereto. Prior to the opening of trading on the Nasdaq Global Market, E-Z-EM and Bracco each issued a press release announcing the execution of the merger agreement, and we announced the execution of the merger agreement at our annual stockholders meeting later that day.

On October 31, 2007, each of our directors and officers entered into indemnification agreements with us previously approved by our board of directors.

Reasons for the Merger

In the course of reaching its decision to approve the merger agreement and the other transactions contemplated by the merger agreement and to recommend that our stockholders vote to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, our board of directors consulted with our senior management and our financial and legal advisors. Our board of directors reviewed a significant amount of information and considered a number of factors and potential benefits of the merger, including, without limitation, the following, each of which it believed supported its decision:

•

the current and historical market prices of our common shares, including the market price of our common shares relative to the market prices of common shares of other industry participants and general market indices, and the fact that the cash merger consideration of $21.00 per share represents a premium to those historical trading prices and a 32% premium over the average closing price per share of our common stock on the Nasdaq Global Market during the ten trading day period ending October 29, 2007 (the trading day immediately prior to the date on which we announced the merger);

•

the financial presentation made by RBC and the written opinion dated October 29, 2007 of RBC that, subject to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, the per share consideration to be received by our stockholders was, as of such date, fair from a financial point of view to such stockholders (the full text of the written opinion of RBC is attached as Annex B to this proxy statement, and stockholders are urged to and should carefully read the written opinion in its entirety);

•

the market test conducted by us, with the assistance of RBC, which involved engaging in discussions with eleven parties to determine their potential interest in a business combination transaction with us (including the separate sale of our RSDL business), as described in more detail under the heading “—Background of the Merger,” that failed to result in any definitive offer to acquire us or any strong or viable indication of interest, and our board of directors’ conclusion that, based on such market test, it was unlikely that a higher value could be achieved for our stockholders by means of a transaction with any other party, combined with our ability under the merger agreement, as described below, to respond to and accept an unsolicited offer that is superior to the merger (upon the payment of the $9 million termination fee), should any other party come forward with a superior proposal before our stockholders vote on the proposed merger;

•

the belief of our board of directors that the $21.00 per share merger consideration represented the highest consideration that Bracco was willing to pay, and the highest per share value obtainable on the date of signing;

•

our financial condition, results of operations and business and earnings prospects if we were to remain independent in light of the relevant factors, including the risks involved in implementing our strategy and achieving those prospects and the difficulty in realizing substantial and sustainable earnings growth without a strategic acquisition, and the belief of our board of directors that the consideration to be received by our stockholders in the proposed merger maximized stockholder value and was more favorable to our stockholders than any other alternative reasonable available to us and our stockholders;

•	our board of directors’ and our management’s knowledge of, and their beliefs about, the environment in which we operate, including:

•

the extensive consolidation in the diagnostic imaging market resulting in increasing market pressure from significantly larger multinational competitors with extensive vertically integrated product portfolios and greater resources to market and sell products and develop new technologies, which pressures are expected to continue;

•

the increasing pressure to reduce prices in the healthcare industry, and the trend toward group purchasing by healthcare organizations that has added to that pricing pressure, which has adversely affected our growth rates; and

•

the pressure on our growth rates resulting from the reduction in Federal government reimbursement rates for certain imaging procedures after the enactment in January 2007 of the Deficit Reduction Act of 2005;

•

current financial market conditions, historical market prices and volatility with respect to our common stock, including the possibility that if we remained an independent company, in the event of a decline in the market price of our common stock or the stock market in general, the price that might be received by our stockholders in the open market or in a future transaction might be less than $21.00 per share to be paid as consideration in the merger;

•

the fact that the merger consideration is all cash, so that the transaction will allow our stockholders to immediately realize a fair value, in cash, for their investment and will provide our stockholders with certainty of value for their shares;

•	the fact that the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, is subject to our stockholders’ adoption and approval;

•

the fact that Ms. Stern and Mr. Meyers and certain stockholders affiliated with the families of Ms. Stern and Mr. Meyers, who beneficially owned in the aggregate approximately 34% of our outstanding shares of common stock as of October 30, 2007, supported, and agreed to vote their shares in favor of, the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger;

•

the terms and conditions of the merger agreement, which were reviewed by our board of directors with our legal advisors and the fact that such terms and conditions were the product of arm’s length negotiations, including:

•	that the merger agreement does not include a financing condition and our board’s conclusion, after consultation with our financial advisor and taking into account Bracco’s representations and covenants in the merger agreement concerning the financing of the merger, that Bracco has the financial ability to complete the merger;

•

our ability, under certain circumstances, to furnish information to and conduct negotiations with third parties, and, upon the payment to Bracco of a termination fee of $9 million, to terminate the merger agreement and accept a superior proposal as described under “The Merger Agreement—No Solicitation”;

•

our board of directors’ understanding that both the $9 million termination fee (and the circumstances when such fee is payable) and the requirements to reimburse Bracco for certain expenses, up to a limit of $2 million (and the circumstances when such reimbursement is payable), as described under “The Merger Agreement—Fees and Expenses,” were reasonable in light of the benefits of the proposed merger and commercial practice;

•	the requirement for Bracco to reimburse us for certain expenses, up to $2 million, in certain circumstances, as described under “The Merger Agreement—Fees and Expenses”;

•

the provisions of the merger agreement that allow our board of directors, under certain circumstances, to change its recommendation that our stockholders vote in favor of the adoption of the merger agreement;

•

the limited nature and scope of conditions to Bracco’s and Merger Sub’s obligation to consummate the merger and the limited risk of failing to satisfy such conditions, including that for purposes of the merger agreement, a “material adverse effect” on us does not include circumstances resulting from changes in the general economic conditions or changes in securities markets in general or general changes in the industries in which we operate unless, in each case, the changes have a disproportionate effect on us and our subsidiaries taken as a whole relative to other industry participants of a similar size;

•

the terms of the voting agreement, including that the voting agreement will terminate upon termination of the merger agreement for any reason, including if our board of directors determines to pursue an alternative transaction that is a superior proposal; and

•

the ability of our stockholders who comply with all of the required procedures under Delaware law, which allows such stockholders to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, as described under “Appraisal Rights.”

Our board of directors also considered and balanced against the potential benefits of the merger the following potentially adverse factors concerning the merger, including without limitation:

•	that we will no longer exist as an independent company and our stockholders will no longer participate in any of our future earnings or growth and will not benefit from any appreciation in our value;

•	that, under the terms of the merger agreement, we will be unable to solicit other acquisition proposals;

•

that, under the terms of the merger agreement, we will be required to pay Bracco a termination fee if we terminate the merger agreement to accept a superior proposal for a business combination or acquisition of us, and under a number of other circumstances associated with proposals by third parties to acquire us;

•

the fact that the termination fee required by the terms of the merger agreement to be paid by us in certain circumstances would make it more costly for, and might discourage, another potential purchaser to acquire us;

•	the requirement that we reimburse Bracco for up to $2 million in reasonable out-of-pocket expenses incurred in connection with the merger agreement in certain circumstances;

•	the possibility that, although the merger provides our stockholders with the opportunity to realize a premium over the price at which our common stock traded prior to the public announcement of the proposed merger, the price of our common stock might have increased in the future to a price greater than $21.00 per share;

•	that gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•	the interests of our executive officers and directors in the merger described under “Interests of Our Directors and Executive Officers in the Merger;”

•

that, while we expect to complete the merger, there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied in a timely manner or at all, and as a result, it is possible that the merger may not be completed even if our stockholders adopt the merger agreement and approve the transactions contemplated thereby, including the merger agreement (see “The Merger Agreement—Conditions to the Completion of the Merger”);

•

the restrictions on the conduct of our business prior to the completion of the merger requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the merger; and

•

the possibility of disruption to our operations following announcement of the merger, and the resulting effect on us if the merger is not completed, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships.

After taking into account all of the factors set forth above, as well as others, our board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and in the best interests of us and our stockholders. Our board of directors has unanimously approved and declared the advisability of the merger agreement and the merger (with Mr. Lombardo and Mr. Meyers abstaining) and recommends that our stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting (or any adjournment or postponement thereof).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material information and factors considered by our board of directors in its consideration of the merger. Our board of directors collectively reached the unanimous decision to approve the merger agreement and declared its advisability (with Mr. Lombardo and Mr. Meyers abstaining) in light of the factors described above and other factors that each member of our board of directors felt were appropriate. In view of the variety of factors, many of which are qualitative or difficult to quantify, and the quality and amount of information considered, our board of directors did not find it practicable to and did not make specific assessments of, quantify or otherwise assign relative weight to, the specific factors considered in reaching its determination. Individual members of our board of directors may have given different weight to different factors.

Recommendation of Our Board of Directors

After careful consideration, our board of directors, by unanimous vote (with Anthony A. Lombardo, a director and our President and Chief Executive Officer, and David P. Meyers, a director, abstaining), has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of E-Z-EM and our stockholders, has approved and declared the advisability of the merger, the merger agreement and the transactions contemplated by the merger agreement, including the merger, and recommends that E-Z-EM’s stockholders vote “FOR” the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Opinion of Our Financial Advisor

On October 29, 2007, RBC delivered its oral opinion, subsequently confirmed in writing, to our board of directors to the effect that, as of such date, based upon and subject to the factors and assumptions made, matters considered and limits of the review undertaken by RBC set forth therein, the merger consideration of $21.00 per share in cash to be received by holders of our common stock pursuant to terms of the merger agreement was fair from a financial point of view to such holders.

The full text of RBC’s written opinion, dated October 29, 2007, which, among other things, sets forth the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by RBC in connection with the opinion, is attached as Annex B to this document. RBC provided its opinion for the information and assistance of our board of directors in connection with its consideration of the merger agreement. The RBC opinion was not a recommendation to any member of our board of directors as to how any such member should vote with respect to the merger agreement and the merger or how any stockholder should vote with respect to the merger agreement and the merger. Our stockholders are urged to read the RBC opinion in its entirety.

In connection with RBC’s role as our financial advisor, and for the purpose of rendering its opinion, RBC undertook such review and inquiries as it deemed necessary or appropriate under the circumstances, including the following:

•	reviewed the financial terms of the draft of the merger agreement, dated October 27, 2007;

•

reviewed and analyzed certain publicly available financial and other data with respect to E-Z-EM and certain other relevant historical operating data relating to E-Z-EM made available to RBC from published sources and from the internal records;

•	conducted discussions with members of our senior management with respect to our business prospects and financial outlook;

•	reviewed historical financial information and estimates relating to us that were provided to RBC by our management, referred to herein as the “E-Z-EM forecasts”;

•	reviewed the historical prices and trading activity for our common stock; and

•	performed such other studies and analyses as it deemed appropriate.

In arriving at its opinion, RBC performed the following analyses in addition to the review, inquiries and analyses referred to in the preceding paragraph:

•	compared selected comparable publicly traded companies with metrics implied by the merger;

•	compared the financial metrics of selected precedent transactions with the financial metrics implied by the merger; and

•	performed a discounted cash flow analysis using the E-Z-EM forecasts.

Several analytical methodologies were employed by RBC in rendering its opinion, and no one method of analysis should be regarded as critical to the overall conclusion reached by RBC. Each methodology has inherent strengths and weaknesses, and the nature of the available information may further affect the usefulness of particular methodologies. The overall conclusions reached by RBC were based on all the analyses and factors presented, taken as a whole, and also on application of RBC’s own experience and judgment. Such conclusions may have involved significant elements of subjective judgment and qualitative analysis. RBC therefore gave no opinion as to the value or merit of any one or more parts of those analyses standing alone.

In rendering its opinion, RBC assumed and relied upon the accuracy and completeness of all of the financial, legal, tax, operating and other information provided to it by us (including, without limitation, our financial statements and related notes thereto), and did not assume any responsibility for independently verifying, and did not independently verify, such information. For all forward-looking financial information with respect to us, RBC relied on the E-Z-EM forecasts. RBC assumed that all of the E-Z-EM forecasts were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to E-Z-EM’s financial performance and expressed no opinion as to any aspect of the E-Z-EM forecasts or the assumptions on which they are based.

In rendering its opinion, RBC did not assume any responsibility to perform, and did not perform, an independent evaluation or appraisal of any of the assets or liabilities of E-Z-EM. RBC did not assume any obligation to conduct, and did not conduct, a physical inspection of our property or facilities. RBC did not investigate, and made no assumptions regarding, any litigation or other claims affecting us. The RBC opinion relates to E-Z-EM as a going concern and, accordingly, RBC expressed no opinion regarding the liquidation value of E-Z-EM.

RBC assumed, in all respects material to its analysis, that:

•	all conditions to the consummation of the transactions contemplated by the merger agreement would be satisfied without waiver thereof;

•	the representations and warranties of each party contained in the merger agreement were true and correct;

•	each party would perform all of the covenants and agreements required to be performed by it under the merger agreement; and

•	the executed version of the merger agreement would not differ, in any respect material to the RBC opinion, from the latest draft reviewed by RBC.

The RBC opinion speaks only as of the date thereof, is based on the conditions as they existed on, and information that RBC was supplied as of, the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature that may exist or occur after such date. RBC did not undertake to reaffirm or revise its opinion or otherwise comment upon events occurring after the date thereof and does not have an obligation to update, revise or reaffirm its opinion.

The RBC opinion was provided for the information and assistance of our board of directors in connection with its consideration of the merger agreement. The RBC opinion did not address the merits of our underlying decision to enter into the merger agreement or the relative merits of entering into the merger agreement compared to any alternative business strategy or transaction in which we might engage. The RBC opinion addresses solely the fairness to holders of our common stock, from a financial point of view, of the merger consideration. It does not in any way address other terms or conditions of the merger agreement.

Set forth below is a summary of the material financial analyses performed by RBC in connection with its opinion and reviewed with our board of directors at its meeting on October 29, 2007. The following summary, however, does not purport to be a complete description of the financial analyses performed by RBC. The order of analyses described does not represent relative importance or weight given to those analyses by RBC. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of RBC’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 26, 2007, and is not necessarily indicative of current market conditions. The E-Z-EM forecasts used by RBC in certain of its analyses were based on projections prepared by our management for the fiscal years beginning June 2007 and ending May 2012.

Historical Stock Trading Analysis

RBC reviewed the historical closing trading prices and volumes for our common stock for the one-year period ended October 26, 2007. In addition, RBC compared the merger consideration to the closing prices of our common stock for the one-year period ended October 26, 2007.

This analysis indicated the following:

Price per Share
October 26, 2007 (trading date prior to transaction announcement)	$16.15

52-Week High (October 10, 2007)	$19.70

52-Week Low (July 3, 2007)	$13.16

Merger Consideration	$21.00

Analysis of Selected Comparable Publicly Traded Companies

RBC reviewed and compared certain financial and stock market information and management projections for E-Z-EM and compared them to corresponding information and measurements for a group of publicly traded companies (the “peer group”).

The group to which we were compared consisted of the following publicly traded medical technology companies:

•	CONMED

•	Datascope

•	AngioDynamics

•	Merit Medical Systems

•	Possis Medical

•	Vascular Solutions

•	Utah Medical Products

•	CardioDynamics

The historical financial data used was based on publicly available financial statements for each of the selected companies. Estimates for 2008 revenue and earnings were based on estimates of securities and equity research analysts, or Wall Street research, except for such estimates for E-Z-EM, which were provided by our management. Estimates for companies with fiscal year ends other than December were calendarized. Equity market capitalization was based on the number of fully diluted shares outstanding using the treasury stock method.

None of the companies utilized in the selected publicly traded companies analysis is identical to E-Z-EM, although RBC noted that it believed that Datascope is our closest public comparable company, based on similar revenue growth, profitability and ownership characteristics. Accordingly, RBC believes the analysis is not simply mathematical. Rather, it involves complex considerations and qualitative judgments, reflected in RBC’s opinion, concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the selected companies.

The following table compares certain information derived by RBC with respect to us, based on both Wall Street research estimates and management projections for E-Z-EM, with certain information derived by RBC with respect to the peer group:

Peer Group

	Datascope	Mean	Median	E-Z-EM
Enterprise value as a multiple of estimated 2008 revenue	1.29x	1.70x	1.59x	0.74x

Stock price as a multiple of estimated calendarized 2008 EPS	19.1x	24.3x	20.9x	15.2x

Using multiples reflected in the table above, RBC calculated a range of implied stock prices of our common stock and compared those implied stock prices to the merger consideration. Calculations of enterprise value as a multiple of revenue were based on net debt of ($45) million as of September 1, 2007, and per share calculations were based on fully diluted shares outstanding using the treasury stock method. The results of this analysis are set forth below:

	Implied Stock Price Per Share Range		E-Z-EM	Merger Consideration
	Low	High	Current Price October 26, 2007
Enterprise value as a multiple of estimated 2008 revenue	$17.12	$26.24	$16.15	$21.00

Stock price as a multiple of estimated calendarized 2008 EPS	$17.90	$24.74	$16.15	$21.00

Analysis of Selected Precedent Transactions

RBC reviewed the terms of certain recent merger and acquisition transactions in the medical technology industry since January 2003, as reported in SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources.

The transactions to which the proposed merger were compared consisted of the following medical technology acquisitions:

Date Announced	Target	Acquiror
10/10/2007	Excel-Tech Ltd.	Natus Medical

10/04/2007	Raytel Cardiac Services	Phillips

07/23/2007	Arrow International	Teleflex

06/05/2007	Medisystems	Nxstage Medical

05/11/2007	VIASYS Healthcare	Cardinal Health

11/28/2006	RITA Medical Systems	AngioDynamics

11/14/2006	Professional Dental Technologies	Zila

10/16/2006	Olympic Medical	Natus Medical

10/08/2006	Vision Systems Limited	Danaher Corporation

09/06/2006	DELTAMED	Natus Medical

07/12/2006	Tiara Medical Systems	VIASYS Healthcare

03/01/2006	Venetec International	CR Bard

02/27/2006	Aircast	dj Orthopedic

02/01/2006	American Medical Instruments Holding	Angiotech Pharmaceuticals

11/14/2005	Compex Technologies	Encore Medical

06/29/2005	Transneuronix	Medtronic

05/13/2004	Horizon Medical Products	RITA Medical Systems

10/13/2003	Amersham	General Electric

09/08/2003	Advanced Respiratory	Hillenbrand

03/18/2003	Jarit Surgical Instruments	Integra Lifesciences

01/13/2003	Bionix Implants	CONMED

These transactions were selected because the target companies were involved in the medical technology business. Although none of the selected transactions involved businesses that are directly comparable to our business, each of the target businesses involved in the selected transactions had operations in the medical technology business, and the operations of the target businesses involved in the selected transactions as a whole for purposes of analysis may be considered comparable to our operations.

RBC reviewed, among other things, transaction values as a multiple of latest twelve months, or LTM, revenue and earnings before interest, taxes, depreciation and amortization, or EBITDA. This analysis resulted in mean and median values of 2.5x and 2.4x mean and median LTM revenues, respectively, and 14.2x and 15.7x mean and median LTM EBITDA, respectively. Based on its analysis of the multiples calculated for the selected medical technology acquisitions, including qualitative judgments involving non-mathematical considerations, RBC determined the relevant range to be 1.25x to 1.75x to E-Z-EM’S LTM revenue and 12.0x to 17.0x to E-Z-EM’s LTM EBITDA as of October 26, 2007, for implied per share equity value ranges for E-Z-EM of $18.98 to $24.59 and $18.24 to $23.77, respectively, as compared to the merger consideration of $21.00.

Discounted Cash Flow Analysis

RBC performed a discounted cash flow analysis of E-Z-EM to calculate the estimated present value of the stand-alone, unlevered, after-tax free cash flows that we could generate based on (i) internal estimates of our management for remaining fiscal year 2008 through fiscal year 2012, (ii) estimates of such free cash flows discussed with our management for fiscal year 2013 through fiscal year 2015 and (iii) a range of growth rates in perpetuity, based on projected unlevered, after-tax free cash flow for fiscal year 2015. These E-Z-EM Forecasts reflect certain projections prepared by our management in connection with the proposed transaction. The E-Z-EM forecasts have not been formally approved by our senior management or by our board of directors and have not been prepared with a view toward public disclosure. We do not publicly disclose internal information of the type provided to RBC in connection with RBC’s analysis of the merger, and the E-Z-EM forecasts were not prepared with a view toward public disclosure. The E-Z-EM forecasts were prepared in connection with the proposed transaction and are based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. RBC noted that each of the E-Z-EM forecasts described in this proxy statement are based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of our management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in the E-Z-EM forecasts.

RBC performed a discounted cash flow analysis of E-Z-EM based on perpetual growth rates ranging from 1% to 3% and applied discount rates reflecting a weighted-average cost of capital ranging from 16% to 20%. The discount rate used in this analysis was based on RBC’s estimate of our equity cost of capital after taking into account the estimated five-year historical adjusted betas of the selected comparable publicly traded companies. After adjusting for estimated long-term leverage of 5%, consistent with the average of the selected comparable publicly traded companies, these calculations indicated implied per share equity values for E-Z-EM ranging from $18.45 to $25.09, as compared to the merger consideration of $21.00.

Premiums Paid Analysis

RBC performed a premiums paid analysis of the merger based upon its review and analysis of the range of premiums paid in selected announced public acquisition transactions. RBC selected these transactions through a review of SEC filings, public company disclosures, press releases, industry and popular press reports, databases and other sources and applying the following criteria:

•	all transactions announced since January 1, 2006, involving U.S. or Canadian target companies with enterprise values between $50 million and $500 million;

•	selected transactions announced since January 1, 2006, involving U.S. or Canadian target healthcare companies with enterprise values between $50 million and $500 million; and

•	all transactions announced since January 1, 2006, involving U.S. or Canadian target medical technology companies.

Each of these criteria:

•	included, in the case of “all” transactions, transactions in which the U.S. or Canadian target company operated in an industry other than real estate, financial services and government; and

•	excluded distressed transactions and transactions with premiums exceeding 150%.

Premiums were calculated to the target’s closing stock price for the trading day immediately prior to the transaction announcement and to the target’s closing stock price one month prior to the transaction announcement. The ranges of premiums paid relative to the target company’s stock price one day and one month prior to announcement of the transaction were as follows:

	1-Day Premium	1-Month Premium
All U.S. and Canadian M&A Transactions: 2006—YTD 2007, Transaction Values: $50 million to $500 million (212 transactions)
Mean	28.0%	33.0%

Median	20.8%	28.9%

Selected U.S. and Canadian Healthcare M&A Transactions: 2006—YTD 2007, Transaction Values: $50 million to $500 million (22 transactions)

Mean	30.6%	37.9%

Median	27.9%	38.0%

All U.S. and Canadian MedTech M&A Transactions: 2006—YTD 2007, All Transaction Values (27 transactions)

Mean	34.4%	40.9%

Median	28.6%	31.0%

Merger Consideration	30.0%	30.4%

General

The foregoing summary describes all the analyses and factors that RBC deemed material in its presentation to our board of directors, but is not a comprehensive description of all analyses performed or factors considered by RBC in connection with preparing its opinion. The preparation of a fairness opinion is a complex process involving the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to summary description. RBC believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered without considering all of such analyses and factors could create a misleading view of the process underlying the opinion. In arriving at its fairness determination, RBC did not assign specific weights to any particular analyses.

In conducting its analyses and arriving at its opinion, RBC used a variety of generally accepted valuation methods. The analyses were prepared for the purpose of enabling RBC to provide its opinion to our board of directors as to the fairness, from a financial point of view, to the holders of our common stock of the merger consideration and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold, which are inherently subject to uncertainty. In connection with its analyses, RBC made, and was provided by our management with, numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or us. Analyses based on estimates or forecasts of future results are not necessarily indicative of actual past or future values or results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of E-Z-EM, Bracco or their respective advisors, neither we nor RBC nor any other person assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

The terms of the merger agreement were determined through arms’-length negotiations between Bracco and us and were approved by our board of directors. The decision to enter into the merger agreement was solely that of our board of directors. As described above, the opinion and presentation of RBC to our board of directors were only one of a number of factors taken into consideration by our board of directors in making its determination to approve the merger agreement.

We selected RBC as our financial advisor in connection with the merger based on RBC’s qualifications, expertise, reputation and experience in mergers and acquisitions. We formally retained RBC pursuant to a letter agreement dated July 18, 2007, which we refer to as the “engagement letter.” RBC has earned a $50,000 advisory fee, and a fee of $350,000 for delivery of its opinion, each of which will be credited against the transaction fee, and will be paid a transaction fee of $1,750,000 plus an incentive fee equal to approximately $368,000, for its services as our financial advisor in connection with the merger. The payment of the transaction fee is contingent upon the completion of the merger. Regardless of whether the merger is completed, we have agreed to pay RBC the advisory and fairness opinion fees and to reimburse RBC for reasonable fees and disbursements of RBC’s counsel and all of RBC’s reasonable travel and other out-of-pocket expenses incurred in connection with the merger or otherwise arising out of the retention of RBC under the engagement letter. We have also agreed to indemnify RBC and certain related persons against certain liabilities, including certain liabilities under the U.S. federal securities laws arising out of its engagement or the merger.

In the ordinary course of business, RBC may act as a market maker and broker in the publicly traded securities of E-Z-EM and receive customary compensation, and may also actively trade securities of E-Z-EM for its own account and the accounts of its customers. Accordingly, RBC and its affiliates may hold a long or short position in such securities.

RBC is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions. RBC is an affiliate of Royal Bank of Canada.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, you should be aware that all of our directors and executive officers have personal interests in the merger that are, or may be, different from, or in addition to, your interests. Our board of directors was aware of the interests described below and considered them, among other matters, when approving the merger agreement and declaring its advisability.

Change in Control Employment Security Agreements. In September 2007, we amend and restated the change in control employment security agreement with Mr. Lombardo and Joseph A. Cacchioli and entered into change in control employment security agreements with Mr. Graham, Jeffrey S. Peacock and Brad S. Schreck. These agreements provide that if at any time during the 24-month period following a “change in control” of E-Z-EM the officer’s employment is terminated by E-Z-EM for any reason other than “good cause” or the officer terminates his employment with E-Z-EM for “good reason” within one year after expiration of a 30-day cure period, then the officer will receive the following compensation:

•

a lump sum payment equal to two years’ annual base salary for our Chief Executive Officer, Anthony A. Lombardo, and a minimum of one year’s annual base salary and a maximum of two years’ annual base salary (pro rated for between 12 and 24 years’ service with us) for the other executive officers;

•	the executive officer’s annual incentive award under our Annual Incentive Plan, or AIP, for the preceding fiscal year, to the extent not yet paid;

•

a pro rated annual incentive award under the AIP for the fiscal year in which the executive officer’s employment is terminated, determined by reference to his average annual incentive award during the three fiscal-year period immediately preceding the fiscal year in which the change in control occurs;

•	all other benefits to which the executive officer may be entitled under the terms of any of our other incentive or retirement plans; and

•

certain other benefits, including continued medical coverage for up to 18 months at our cost, all earned but unpaid or unused vacation pay, a lump sum equal to the unvested portion of the officer’s 401(k) plan balance (to be repaid if the plan balance subsequently vests), and outplacement assistance for one year following termination of employment, up to a maximum cost to us equal to 15% of the officer’s annual base salary.

Under the agreements, “good cause” generally means dishonesty, intentional breach of fiduciary obligations or intentional wrongdoing; conviction of a crime involving fraud, dishonesty or moral turpitude; or a material breach of the agreement. “Good reason” will exist if there is a material change in the nature or scope of an officer’s authority, responsibilities or title; a material reduction in his base salary or employee benefits; or a relocation of our principal office that results in a significant increase in the officer’s one-way commuting distance.

Stock Holdings and Stock Options. All options, including options held by our executive officers and directors, to purchase shares of our common stock granted under our 1983 Stock Option Plan, 1984 Directors and Consultants Stock Option Plan, and 2004 Stock and Incentive Award Plan, including any unvested portion of such options, will be cashed out in the merger. For these purposes, “cashed out in the merger” means that an option, whether vested or unvested, will be cancelled in the merger in exchange for a cash payment equal to the product of (i) the excess, if any, of the per share merger consideration of $21.00 over the applicable per share option exercise price and (ii) the number of shares of our common stock subject to the option at such time, without interest and less any applicable withholding taxes. There are no options that have a per share exercise price equal to or greater than the per share merger consideration. The aggregate “cash-out” value of all of our options that are in-the-money is $10,260,560. Under the 2004 Stock and Incentive Award Plan, option holders will receive notice no less than 15 days and not more than 90 days prior to the consummation of the merger that the options issued under the 2004 Stock and Incentive Award Plan will be cancelled upon the consummation of the merger and the option holders will have the right to exercise his or her options during the 15 to 90-day period.

The table below sets forth, as of January 11, 2008, for each of our executive officers and directors (and members of their immediate families):

•	the number of shares of E-Z-EM common stock currently held;

•	the amount of cash that will be paid in respect of such shares upon consummation of the merger;

•	the number of shares subject to outstanding options held by such person that have an exercise price per share that is less than $21.00;

•	the amount of cash that will be paid in respect of such options upon completion of the merger; and

•	the total amount of cash that will be received by such person in respect of such shares and options upon completion of the merger.

All dollar amounts are gross amounts and do not reflect deductions for income taxes and other withholding and do not reflect the impact of any applicable excise tax. With respect to options, the payment is calculated by multiplying the number of shares subject to such option by the amount by which $21.00 exceeds the per share exercise price of the option.

	Common Stock Owned as of January 11, 2008		Options with Exercise Price Less than $21.00 Held as of January 11, 2008		Total Consideration
Name	Shares	Consideration	Shares	Consideration
Non-Employee Directors
Robert J. Beckman	10,500	$220,500	51,951	$356,726	$577,226
Paul S. Echenberg	78,410	$1,646,610	60,134	$442,354	$2,088,964
James L. Katz	14,754	$309,834	47,384	$381,177	$691,011
David P. Meyers	514,512	$10,804,752	43,736	$317,888	$11,122,640
Adel Michael	—	$—	4,000	$17,260	$17,260
John T. Preston	3,000	$63,000	41,000	$237,330	$300,330
James H. Thrall, M.D.	2,000	$42,000	41,000	$262,890	$304,890
George P. Ward	6,000	$126,000	51,951	$356,726	$482,726

Executive Officers and Directors:
Anthony A. Lombardo	10,000	$210,000	415,996	$4,884,364	$5,094,364

Other Executive Officers:
Joseph A. Cacchioli	—	$—	27,500	$151,788	$151,788
Peter J. Graham	426,468	$8,955,828	60,817	$610,343	$9,566,171
Jeffrey S. Peacock	9,682	$203,322	43,000	$239,100	$442,422
Brad S. Schreck	—	$—	66,958	$601,182	$601,182

All directors and executive officers as a group (13 persons)	1,075,326	$22,581,846	955,427	$8,859,128	$31,440,974

Employment Arrangements. As of the date of this proxy statement, none of our directors or executive officers has signed an employment agreement or entered into any similar obligations under which Bracco would be required to employ him after the completion of the merger.

Indemnification and Insurance. The terms of the merger agreement provide for the continued indemnification of our directors and officers and provision of insurance for their benefit as more fully described below under “The Merger Agreement—Directors’ and Officers’ Indemnification, Advancement of Expenses, Exculpation and Insurance.”

On October 31, 2007, we entered into indemnification agreements with each member of our board of directors and each of our officers. The indemnification agreements provide that we will indemnify each director and officer to the fullest extent permitted by Delaware law if he or she becomes a party to or is threatened with any action, suit or proceeding arising out of his or her service as a director or officer of us or in a similar capacity for another entity (including any employee benefit plan) at our request or from his or her guarantee of our indebtedness. The indemnification agreements also provide that we will advance, if requested by an indemnified person, any and all expenses (including any judgments and amounts paid in settlement with our approval) incurred in connection with any such legal matter, subject to reimbursement by the indemnified person should a final judicial determination be made that indemnification is not available under applicable law. The indemnification agreements further provide that if we maintain directors’ and officers’ liability coverage, each indemnified person will be included in that coverage to the maximum extent of the coverage available for our directors and officers.

New Employment Arrangements. During the weeks of January 28, 2008 and February 4, 2008, Bracco began to initiate discussions with members of our management regarding a possible role for management following the closing of the merger. As of the date of this proxy statement, however, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the merger. Furthermore, no executive officer, who has plans or is expected to remain with the surviving corporation, entered into any agreement, arrangement or understanding with Bracco or its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation. Although no such agreement, arrangement or understanding currently exists it is generally expected that a number of our executive officers will remain after the merger is completed, which means that such executive officers may, prior to the closing of the merger, enter into new arrangements with Bracco or its affiliates regarding employment with the surviving corporation or Bracco or its affiliates.

Effects on E-Z-EM if the Merger Is Not Completed

If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain an independent public company and E-Z-EM common stock will continue to be listed on the Nasdaq Global Market. In addition, if the merger is not completed, we expect that management will operate our business in a manner similar to that in which it is being operated today and that our stockholders will continue to be subject to the same risks and opportunities as they currently are, including, among other things, the nature of the medical products market on which our business largely depends, and general industry, economic and market conditions. Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of E-Z-EM common stock. If the merger is not completed, our board of directors will continue to evaluate and review our business operations and strategy, among other things, to make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger agreement is not adopted by our stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely affected.

If the merger agreement is terminated under certain circumstances described in greater detail in “The Merger Agreement—Payment of Termination Fee” on page 63 of this proxy statement, we will be obligated to pay a termination fee of $9.0 million to Bracco.

Delisting and Deregistration of E-Z-EM Common Stock

If the merger is completed, E-Z-EM common stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act of 1934, and we will no longer file periodic reports with the SEC.

Financing of the Merger

The merger is not conditioned upon Bracco or Merger Sub obtaining financing. The total amount of funds necessary to pay the merger consideration will be approximately $243.0 million. Bracco Imaging has informed us that the payments of the merger consideration are expected to be funded by a combination of available cash and debt financing. Bracco Imaging has also informed us that it has entered into three bilateral committed credit facilities totalling EUR 300 million. Bracco Imaging has agreed to take all action necessary to cause Bracco and Merger Sub to perform their respective obligations under the merger agreement, including by providing Bracco or Merger Sub, as the case may be, with all necessary funds to enable Bracco or Merger Sub to pay the merger consideration.

Material United States Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to U.S. Holders (as defined below) of our common stock. This summary is based on the Internal Revenue Code of 1986, as amended (which we refer to in this proxy statement as the “Code”), administrative pronouncements, judicial decisions and final and temporary regulations, all of which are subject to change, possibly with retroactive effect.

This summary is limited to U.S. Holders who hold our common stock as capital assets within the meaning of Section 1221 of the Code. This summary does not address all aspects of U.S. federal income taxation that may be relevant in light of the U.S. Holder’s particular circumstances, nor does it discuss the special considerations applicable to those holders subject to special rules, including persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, persons who hold their common stock as part of a hedge, straddle, conversion, constructive sale or other integrated transaction, banks, insurance companies, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities, tax-exempt organizations, dealers, traders, or persons who acquired their common stock through the exercise of options, warrants or otherwise in connection with services.

This summary does not purport to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger and does not address any estate, gift, state, local, or foreign tax consequences.

You are urged to consult your own tax advisor to determine the particular tax consequences to you (including the application and effect of estate, gift, state, local, or foreign tax consequences) of the merger in light of your individual circumstances.

As used in this summary, the term “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income tax regardless of its source, or (iv) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) a valid election is in place to treat the trust as a United States person.

Whether a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a U.S. Holder will generally depend on the status of the partners and activities of the partnership.

Consequences of the Merger

The receipt of cash for shares of common stock pursuant to the merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis for the shares surrendered. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that is surrendered for cash pursuant to, or in connection with, the merger.

In the case of non-corporate U.S. Holders, capital gain recognized from the disposition of common stock held for more than one year generally will be long-term capital gain and generally will be subject to tax at a maximum U.S. federal income tax rate of 15%. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are permitted to offset a limited amount of net capital losses annually against ordinary income, and unused net capital losses may be carried forward to subsequent tax years.

Backup Withholding

Backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a U.S. Holder who (1) furnishes the holder’s correct taxpayer identification number and certifies that the holder is not subject to backup withholding on the substitute Form W-9 or substitute form included in the letter of transmittal to be delivered to holders of our common stock prior to completion of the merger, or (2) is otherwise exempt from backup withholding. Backup withholding is not an additional tax, but rather is a method of tax collection. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

Regulatory Approvals

The merger is subject to discretionary review by the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission to determine whether it is in compliance with applicable U.S. antitrust laws. The HSR Act and the rules promulgated thereunder prohibit us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and the required waiting period has expired or been terminated. Bracco and we filed the required notification and report forms on December 13, 2007. The waiting period expired at 11:59 p.m. on January 14, 2008. In addition, completion of the merger requires our receipt of approval under the German Act Against Restrictions of Competition from the German Federal Cartel Office, which approval was received on January 11, 2008. Further, we and Bracco have notified, under the Exon-Florio provision, CFIUS of the merger, and either the period for review by CFIUS must expire or terminate or we must receive notification that either CFIUS has determined not to further investigate the merger or that the President of the United States has decided not to block the merger. The initial review period ends on January 28, 2008. On January 28, 2008, CFIUS advised the parties that it had determined that there were no unresolved national security concerns and that it had concluded its review of the proposed merger. In connection with the merger, we are also required to notify the Directorate of Defense Trade Controls of the U.S. Department of State pursuant to Section 122.4 of the International Traffic in Arms Regulation. All of the filings and notifications described above have been made. The parties have concluded that the approval of the United States Food and Drug Administration is not required to complete the merger.

In addition, at any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture by us or Bracco of substantial assets. In addition, in some jurisdictions, a competitor, customer or other third party could initiate a private action under the antitrust laws challenging or seeking to enjoin the merger, before or after it is completed. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement. The merger agreement included in this proxy statement as Annex A contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

Structure of the Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into us and the separate corporate existence of Merger Sub will thereupon cease, and we will be the surviving corporation of the merger and will be a wholly owned subsidiary of Bracco. At the effective time of the merger (as defined below), all of our property, rights, privileges, powers and franchises and those of Merger Sub will vest in the surviving corporation, and all of our debts, obligations, claims, liabilities and duties and those of Merger Sub will become the debts, obligations, claims, liabilities and duties of the surviving corporation. We will continue as the surviving corporation and all of our common stock outstanding after the consummation of the merger will be owned by Bracco.

Effective Time of the Merger

The merger will become effective when a certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as the parties agree to and specify in the certificate of merger. We refer to the time at which the merger becomes effective as the “effective time of the merger.” Such filing will be made upon the closing of the merger, which will occur on the third business day after the satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement, unless otherwise agreed by Bracco and us. See “The Merger Agreement—Conditions to the Completion of the Merger.”

Charter Documents; Directors and Officers

The merger agreement provides that:

•

our certificate of incorporation will be amended to read in its entirety as the certificate of incorporation of Merger Sub immediately before the effective time of the merger and, as amended, will be the certificate of incorporation of the surviving corporation until later amended;

•	the bylaws of Merger Sub at the effective time of the merger will be the bylaws of the surviving corporation until later amended;

•	the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation; and

•	our officers immediately prior to the effective time of the merger will be the officers of the surviving corporation, unless otherwise directed by Bracco prior to the effective time of the merger.

Merger Consideration

Each share of our common stock issued and outstanding immediately before the effective time of the merger, other than:

•	treasury shares held by us or shares held by Bracco or Merger Sub or any direct or indirect subsidiary of Bracco or us, all of which will be cancelled in the merger; and

•

shares held by stockholders who have not voted in favor of adoption of the merger and approval of the transactions contemplated thereby, including the merger, and who comply with all of the provisions of the General Corporation Law of the State of Delaware concerning the right to require appraisal of their shares, whom we refer to as “dissenting stockholders,”

will, immediately prior to the effective time of the merger, be automatically converted into the right to receive the per share merger consideration of $21.00 in cash, without interest and less any required withholding tax, and, at the effective time of the merger, all such shares will cease to be outstanding and will automatically be cancelled and will cease to exist, and stockholders will no longer have any rights with respect to their shares, except the right to receive the per share merger consideration. No interest will accrue or be paid with respect to the merger consideration. Stockholders will not receive the merger consideration until they surrender their stock certificates to the paying agent for exchange (as described below).

After the merger is effective, each dissenting stockholder will also no longer have any rights as a stockholder, except for the right to receive payment of the judicially determined fair value of his or her shares pursuant to Delaware law if the stockholder has validly perfected and not withdrawn or lost such right.

Treatment of Our Stock Options

If we complete the merger, at the effective time of the merger, each outstanding stock option, whether vested or unvested, will be cancelled, and holders of options with a per share exercise price that is less than $21.00 (referred to as “in-the-money” options) will be entitled to receive a cash payment for each option equal to the product of (a) the excess of the per share merger consideration of $21.00 over the exercise price per share of such option, multiplied by (b) the total number of shares of our common stock underlying such option at the effective time of the merger. The cash payment will be reduced by applicable withholding taxes. There are no options that have a per share exercise price equal to or greater than the per share merger consideration. The aggregate “cash-out” value of all of our options that are in-the-money is $10,260,560.

Surrender of Stock Certificates

At or prior to the effective time of the merger, Bracco will deposit or cause to be deposited, for the benefit of our stockholders, the aggregate merger consideration into an exchange fund with a bank or trust company designated by Bracco and reasonably satisfactory to us (referred to as the “exchange agent”).

As promptly as practicable after the effective time of the merger, the exchange agent will mail to each holder of record of shares of our common stock a letter of transmittal and instructions for effecting the surrender of the certificates to the exchange agent in exchange for the merger consideration payable in respect of the shares formerly represented by such certificates. After the exchange agent has received a stockholder’s certificate(s), together with a properly completed letter of transmittal and such other documents as may reasonably be required by the exchange agent, the exchange agent will deliver to the stockholder the per share merger consideration for shares of common stock multiplied by the number of shares formerly represented by the certificate(s) surrendered by the stockholder, subject to any required withholding tax. If a transfer of ownership of our common stock is not registered in our transfer records, payment of the merger consideration will be conditioned upon delivery of the certificate(s) representing such shares to the exchange agent, together with all documents required by the exchange agent to effect the transfer and evidence that any applicable stock transfer taxes have been paid.

Lost Certificates

If any certificate representing shares of our common stock is lost, stolen or destroyed, the exchange agent will deliver the merger consideration for the shares of our common stock formerly represented thereby if:

•	the stockholder makes an affidavit that such certificate has been lost, stolen or destroyed; and

•

if required by the surviving corporation, the stockholder posts a bond in a reasonable amount, determined by the surviving corporation, as indemnity against any claim that may be made against it with respect to such certificate.

Unclaimed Amounts

Any portion of the exchange fund that remains undistributed to our stockholders on the date that is six months after the effective time of the merger will be delivered by the exchange agent to the surviving corporation, and any of our stockholders who have not previously surrendered their stock certificates will be entitled to look only to Bracco and the surviving corporation for payment of the merger consideration, subject to any applicable abandoned property, escheat or similar laws.

You should not return stock certificates with the enclosed proxy.

Representations and Warranties

Each of E-Z-EM, Bracco and Merger Sub has made representations and warranties to the other regarding, among other things:

•	due organization, valid existence, corporate power and standing, and other corporate matters;

•

required governmental consents, approvals, authorizations, notices and filings, the absence of violations under our organizational documents and the absence of breaches of or defaults under any contracts, agreements or instruments as a result of the execution, delivery and performance of the merger agreement;

•	the authorization, execution and delivery of the merger agreement, the corporate power and authority to consummate the merger and the enforceability of the merger agreement;

•	absence of brokers’ and finders’ fees; and

•	accuracy of the information supplied for inclusion in this proxy statement.

The merger agreement also contains representations and warranties made by us to Bracco, including, among others:

•	our qualification to do business in foreign jurisdictions;

•	our capital structure and our subsidiaries;

•	compliance with the reporting and filing requirements of the SEC and the accuracy of information, including financial information, contained in documents filed with the SEC;

•	the absence of a material adverse effect on us and other specified changes or events since June 3, 2007, concerning us or our subsidiaries;

•	completion and accuracy of our tax filings, payment or accrual of our tax obligations, absence of other tax liabilities and other tax matters;

•	the absence of undisclosed liabilities;

•	our title to and interest in real and personal property, our rights to leased real property, and compliance with the terms of, and absence of disputes or defaults under, our leases and subleases;

•	our intellectual property;

•	our compliance with, and effectiveness of, our governmental licenses, permits, registrations and authorizations;

•

regulatory matters, including our compliance with U.S. and foreign regulations regarding manufacturing, marketing, testing, distribution and product safety certifications of our products, applicable labor, environmental, import and export control, anti-bribery and other applicable laws, and material consent decrees;

•	our disclosure controls and procedures and internal control over financial reporting and compliance with the Sarbanes-Oxley Act and NASDAQ rules;

•	pending or threatened litigation, investigations or proceedings;

•	our material contracts;

•	employment and employee benefits matters, matters affecting us relating to the Employee Retirement Income Security Act of 1974, as amended, and other compliance, compensation and employment matters;

•	insurance matters;

•	transactions with our affiliates;

•	status of our agreements with our top distributors and other customers;

•	labor matters, including any collective bargaining agreements and the absence of any unlawful employment practices;

•	environmental matters and compliance with applicable environmental laws;

•	the inapplicability of anti-takeover statutes with respect to the proposed merger;

•	our receipt of a fairness opinion from RBC;

•	the required authorizations of our board of directors, its recommendation and the required vote of our stockholders;

•	our compliance with the Foreign Corrupt Practices Act and any other similar applicable laws; and

•	the absence of sales of defective products by us or recalls of our products by any governmental authority.

The merger agreement also contains representations and warranties made by Bracco and Merger Sub to us, including, among others:

•	Merger Sub’s operations;

•	the availability of sufficient funds of Bracco to pay the merger consideration, including a representation by Bracco Imaging that it will ensure the availability of such funds; and

•	the lack of ownership by Bracco or Merger Sub, or any of their affiliates, of any of our shares of common stock or any rights to acquire our common stock (other than pursuant to the merger agreement).

The representations and warranties of each of the parties to the merger agreement described above will expire upon completion of the merger. The representations included in the merger agreement were made by us on the one hand, and Bracco and Merger Sub on the other, to one another. These representations and warranties were made as of specific dates, may (along with the conduct of business covenants described below) be subject to important material adverse effect and other materiality and knowledge qualifications and limitations agreed to by us and Bracco in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between us and Bracco rather than to establish matters of fact. Moreover, these representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders. Stockholders are not third-party beneficiaries under the merger agreement and should not rely on the representations and warranties as characterizations of the actual state of facts of our condition or that of our subsidiaries. This description of the representations and warranties, and their reproduction in the copy of the merger agreement attached to this document as Annex A, are included solely to provide investors with information regarding the terms of the merger agreement, and not to provide any other factual information regarding us or our business. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read in conjunction with the information provided elsewhere in this document and the information we file with the SEC, as described under “Where You Can Find Additional Information” below.

Conduct of Business of E-Z-EM Pending the Merger

Under the merger agreement, we have agreed that, prior to the completion of the merger, subject to specified exceptions, we and our subsidiaries will:

•	conduct our business in all material respects in the ordinary course consistent with past practice; and

•

use commercially reasonable efforts to preserve substantially our respective current business organizations, keep available the services of our respective officers and key employees and preserve our respective existing relationships with all persons with whom we have significant business relations.

In addition, we have agreed that, among other things and subject to specified exceptions, neither we nor any of our subsidiaries will, without Bracco’s prior written consent, take any of the following actions:

•	amend its certificate of incorporation or bylaws;

•

issue, sell, pledge, dispose of, grant or encumber (or authorize any such action) any capital stock (other than upon exercise of stock options outstanding as of the date of the merger agreement) or other equity securities, securities convertible into or exchangeable for, or rights of any kind to acquire, any shares of its capital stock or other equity securities;

•	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, outstanding shares of any of its capital stock;

•

sell, assign, transfer, abandon, sublease, or otherwise convey any material assets, owned or leased real property, intellectual property or any material rights or part thereof (other than the sale of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business);

•

subject any material assets, properties or rights to any mortgage, pledge, security interest, lien or other encumbrance other than liens for taxes and utilities not yet due and mechanics’ and similar liens in the ordinary course of business and consistent with past practice;

•	redeem, retire, purchase or otherwise acquire any shares of its capital stock or other ownership interests;

•	declare, set aside or pay any dividend in respect of its capital stock or other ownership interests;

•

acquire in any transaction or series of related transactions (including by merger, consolidation or acquisition of stock or assets) any corporation, partnership, other business organization or a division thereof, or acquire any assets outside the ordinary course of business consistent with past practice for consideration in excess of $500,000 individually or $1.0 million in the aggregate;

•

incur any indebtedness for borrowed money, issue any debt securities, or assume, guarantee, endorse or otherwise become responsible for the obligations of any person or make any loans or advances, other than in the ordinary course of business consistent with past practice;

•	authorize or commit to any capital expenditure in excess of budgeted amounts;

•

amend or modify in any material respect or terminate any contract or, other than in the ordinary course of business consistent with past practice, enter into any contract or cancel, materially modify or waive any debts or claims having in each case a value in excess of $500,000;

•	enter into any new or amend any existing employment, severance, change in control, or consulting agreement;

•	increase generally the compensation of officers or employees or increase the compensation of any employee (with certain exceptions);

•	hire any additional employees (except to fill vacancies) or terminate any executive officer (other than for “cause”);

•	fail to maintain insurance coverage materially comparable to coverage maintained as of the date of the merger agreement;

•

pay (with certain exceptions), lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement with, any affiliate (except wholly owned subsidiaries);

•

make any change in any accounting method, principle, estimate or practice, except as required by a change in GAAP or applicable law, or write off as uncollectible any accounts receivable except in the ordinary course of business consistent with past practice;

•

make or change any material tax election, change in annual accounting period, adopt or change any accounting method, file any amended tax return, enter into any closing agreement, settle any material tax claim or assessment, surrender any right to a material tax refund, or consent to any extension or waiver of the applicable limitation period for any material tax claim or assessment;

•	settle, release or forgive any material claim or litigation, or waive any right thereto;

•	adopt, approve or agree to adopt, a shareholders’ rights plan;

•	create any new subsidiaries; or

•	announce any intention, enter into any agreement or otherwise commit to do any action described above.

Additional Covenants

Employee Benefits. The merger agreement contains certain covenants regarding Bracco’s obligations to provide benefits to our employees following the effective time of the merger.

For at least one year following the merger, our employees who remain employed with the surviving corporation will either be provided employee benefits under our employee benefit and pension plans or will receive compensation and employee benefits from Bracco that are, taken as a whole, no less favorable than those provided to such employees immediately prior to the merger. To the extent that Bracco is a “successor employer” under U.S. Treasury regulations, Bracco will be responsible for providing COBRA healthcare coverage to our employees and former employees and any of their dependents who qualify for it.

With respect to any employee benefit plans of Bracco in which the continuing employees first become eligible to participate, Bracco will:

•	provide each continuing employee with credit for any out-of-pocket expenses and deductibles paid prior to completion of the merger;

•	waive any preexisting conditions limitations for conditions covered under E-Z-EM medical, health or dental plans; and

•

grant full credit to each employee for his or her employment with us for purposes of determining eligibility to participate, vesting and level of benefits in any employee benefit plan, program or policy of Bracco or its affiliates, except where such credit would result in a duplication of benefits or result in benefits covered under any defined benefit pension plan.

Tyco Litigation. We have agreed that we will:

•

promptly inform Bracco regarding all material developments relating to the patent infringement litigation against us initiated by Tyco Healthcare Group L.P. and two related parties (the “Tyco litigation”);

•	consult with Bracco regarding any material action we intend to take in connection with the Tyco litigation;

•	provide to Bracco copies of all documents related to the Tyco litigation;

•	give Bracco a reasonable opportunity to comment on any documents related to the Tyco litigation that are prepared by us or on our behalf;

•	give Bracco the opportunity to participate in the defense or settlement, compromise or resolution of the Tyco litigation; and

•	not take any action to settle, compromise or resolve the Tyco litigation without Bracco’s prior written consent.

Credit Facility. Bracco Imaging agreed to use its commercially reasonable efforts to, on or prior to November 15, 2007, obtain from a reputable financing institution aggregative financing in an amount of at least $200 million, all of which must be available to Bracco Imaging for use in connection with Bracco’s and Merger Sub’s payment obligations under the merger agreement. Bracco has informed us that it has entered into three bilateral committed credit facilities totalling EUR 300 million.

Access to Information. In addition, prior to the completion of the merger, we have agreed to provide Bracco with reasonable access to our properties, books, contracts and records, and such information concerning our business, properties and personnel as may reasonably be required by Bracco and that we are legally able to provide.

Other Covenants. We have agreed to promptly notify Bracco of an event, circumstance, change or effect that would result in any failure of any closing condition relating to our breach of our representations, warranties or covenants contained in the merger agreement or the absence of a material adverse effect on us. We have also agreed to promptly provide Bracco with copies of any material correspondence with the U.S. Food and Drug Administration, or FDA, and advise Bracco of any oral communications from the FDA. We will also, to the extent requested by Bracco, amend each employee benefit plan of ours to comply with Internal Revenue Code Section 409A.

No Solicitation of Other Acquisition Proposals by E-Z-EM

Under the merger agreement, we have agreed to immediately cease all negotiations or discussions existing as of the date of the merger agreement with any parties with respect to an acquisition proposal (as defined below). Additionally, the merger agreement provides that until the merger is effective or the merger agreement is terminated, neither we, our subsidiaries, nor our respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other advisors or other agents, representatives or controlled affiliates will, directly or indirectly (i) solicit, initiate or knowingly encourage or facilitate (including by way of providing non-public information) any acquisition proposal, including approving any transaction under Section 203 of the DGCL or (ii) initiate, participate in or knowingly encourage or facilitate any discussions or negotiations regarding, furnish any information with respect to, assist or participate in any effort or attempt by any person with respect to, or otherwise cooperate in any way with the making of any acquisition proposal.

An “acquisition proposal” is defined as any oral or written inquiry, proposal, indication of interest or offer from any person or group (other than Bracco, Merger Sub or their respective affiliates) relating to or that would reasonably be expected to lead to:

•

any direct or indirect acquisition by any means of 20% or more of the consolidated revenues, net income, cash flow or assets of E-Z-EM and its subsidiaries, taken as a whole, or 20% or more of the equity securities of E-Z-EM (including any issuance of securities by us);

•	any tender offer or exchange offer that, if consummated, would result in such person or group beneficially owning 20% or more of the outstanding equity securities of E-Z-EM; or

•

any merger, consolidation, business combination, recapitalization, reorganization, share exchange, split-off, spin-off, liquidation, dissolution or other similar transaction involving E-Z-EM or any of its subsidiaries, in each case other than the transactions contemplated by the merger agreement with Bracco and Merger Sub.

The merger agreement provides that, notwithstanding the restrictions described above, if at any time before our stockholders approve the proposal to adopt the merger agreement we receive a bona fide written acquisition proposal that does not result from a breach of the foregoing restrictions, we may have discussions or negotiations with, or furnish non-public information with respect to E-Z-EM and its subsidiaries to, the person or group making the unsolicited acquisition proposal if our board determines, in good faith, after receiving the advice of our outside legal counsel and financial advisor, that (i) the failure to take such action would reasonably be likely to result in a breach of its fiduciary duties under applicable law and (ii) such acquisition proposal is or is reasonably likely to result in a superior proposal and, before taking such action, we receive a customary confidentiality and standstill agreement executed by such person the terms of which are no less restrictive than those of our confidentiality agreement with Bracco.

A “superior proposal” is defined as any bona fide written offer (not made in violation of non-solicitation provisions of the merger agreement) by any person or group (other than Bracco and its affiliates) that if consummated would result in the offeror owning, directly or indirectly, more than 60% of our then outstanding shares of common stock (or of the shares of the surviving entity in a merger or its direct or indirect parent entity) or 60% of our assets, in each case, that our board determines in good faith, after consultation with our legal counsel and financial advisors, is (i) reasonably capable of being consummated in accordance with its terms (relative also to the expected time of the consummation of the merger), taking into account all legal, financial (including whether financing (to the extent required) is then fully committed), regulatory and other aspects of the offer and the person making the offer and (ii) more favorable to our stockholders from a financial point of view than the merger taking into account all the terms and conditions of such offer and the merger agreement (including any proposal by Bracco to amend the terms of the merger agreement pursuant to the non-solicitation provisions of the merger agreement).

If we receive any acquisition proposal, we must promptly notify Bracco orally (with written confirmation to follow within 24 hours) of the material terms and conditions of the proposal and the identity of the person making it (attaching, if available, a true and complete copy of the acquisition proposal), and keep Bracco reasonably informed on a prompt basis of the status and material terms (including any changes to them) of any such acquisition proposal. Additionally, we may not enter into any confidentiality agreement or other agreement with any person that restricts or prevents us from providing this information to Bracco or that provides for any exclusive right of negotiation or dealing.

Restrictions on Adverse Recommendation

The merger agreement provides that prior to the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, by our stockholders, neither our board nor any committee of the board can:

•

withdraw, qualify or modify in a manner adverse to Bracco or Merger Sub or propose (publicly or otherwise) to so withdraw, qualify or modify the board’s recommendation of the merger agreement and the merger, or approve, adopt, or recommend, or propose (publicly or otherwise) to approve or recommend, any acquisition proposal (which, in either case, is referred to as an “adverse recommendation”); or

•	cause or permit us or any of our subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement,

joint venture agreement, partnership agreement or other similar agreement constituting or relating to, or that is intended or would reasonably be expected to lead to, any acquisition proposal (other than a customary confidentiality agreement) or requiring us to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement (which, in either case, we refer to in this proxy statement as an “acquisition agreement”).

The merger agreement also provides that, notwithstanding the provisions described above and subject to our obligations described in the foregoing section entitled “No Solicitation of Other Acquisition Proposals by E-Z-EM,” if we receive an unsolicited written acquisition proposal at any time before our stockholders approve the proposal to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and we have complied with the non-solicitation provision of the merger agreement, our board may make an adverse recommendation if it has determined in good faith (after receiving the advice of its outside legal counsel and financial advisor) that:

•	it is required to make such adverse recommendation to comply with its fiduciary obligations under applicable law; and

•	such acquisition proposal constitutes a superior proposal.

Additionally, we must provide Bracco at least five business days’ prior written notice before making an adverse recommendation, specifying the material terms and conditions of the superior proposal and the identity of the person making the superior proposal, and stating that our board intends to make an adverse recommendation (and any amendment to the consideration to be paid in connection with the superior proposal or material amendment to such superior proposal will require a new three business day notice period). During such five-day (or, if applicable three day) period, we are obligated to negotiate in good faith with Bracco and its representatives so as to permit Bracco to amend the merger agreement in such a manner so that the competing acquisition proposal will no longer constitute a superior proposal. After an adverse recommendation is properly made, we may enter into an acquisition agreement for a superior proposal if the merger agreement is terminated and we concurrently pay any amount due to Bracco, as described below under “Termination; Effect of Termination” and “Payment of Termination Fee.”

Directors’ and Officers’ Indemnification, Advancement of Expenses, Exculpation and Insurance

Bracco has agreed to, and to cause the surviving corporation to, indemnify and hold harmless, through the sixth anniversary of the merger, to the fullest extent permitted under Delaware law, each of our current and former directors and officers against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, incurred by any of them in connection with any claim, action, suit, proceeding, demand or investigation arising out of actions taken by them in their capacity as officers or directors at or prior to the effective time of the merger. Upon request, the surviving corporation will advance to any such officer or director reasonably documented expenses incurred by them in the defense of any such claim, action, suit, proceeding or investigation, subject to an undertaking to repay such advances if it is ultimately determined that the officer or director is not entitled to indemnification.

Bracco has also agreed that the certificate of incorporation and bylaws of the surviving corporation shall contain indemnification provisions that are no less favorable than those contained in our organizational documents and will not amend, repeal or otherwise modify those provisions in any way adverse to our directors, officers, employees, fiduciaries or agents for at least six years following the merger, unless otherwise required by law. Bracco has acknowledged and agreed that we intend, prior to the effective time of the merger, to purchase directors’ and officers’ liability insurance coverage under a run-off or tail policy providing, for a period of six years after the merger, at a total cost not to exceed $280,000, with the same coverage amounts and terms and conditions as those in the directors’ and officers’ liability insurance policy currently maintained by us. If the run-off or tail policy is not in effect at the time of the merger, Bracco has agreed to obtain a commercially available run-off or tail directors’ and officers’ liability insurance policy that must be in effect for six years after the merger and must be no less favorable regarding coverage terms and amounts in any material respect than our current directors’ and officers’ liability insurance policy. Bracco is not obligated to pay premiums for this insurance coverage in excess of 200% of the amount of the current net annual premiums paid by us for our current directors’ and officers’ liability insurance policy. Bracco has also agreed that for six years following the merger, the indemnification agreements we have with directors and officers will not be amended, terminated or otherwise modified.

Efforts to Complete the Merger

Upon the terms of and subject to the conditions set forth in the merger agreement, each party has agreed to use its commercially reasonable efforts to take all actions and do all things necessary, proper or advisable, to complete the merger as soon as reasonably practicable, including using commercially reasonable efforts to accomplish the following:

•

to obtain all authorizations and approvals of third parties for the completion of the transactions contemplated by the merger agreement and the merger and to provide any required notices to such third parties; provided, that in doing so, we may not incur any significant expense or liability or agree to any significant modification to any contract without Bracco’s prior written consent, which cannot be unreasonably withheld or delayed; and

•	with respect to required filings or notifications pursuant to the:

•	HSR Act;

•	German Act Against Restraints of Competition (the “German Competition Act”); and

•	Exon-Florio provision,

to furnish to the other party necessary information and assistance as may be reasonably requested in connection with the filing or notification; keep the other party apprised of the status of any inquiries or requests for information by the regulatory authorities; respond as promptly as practicable to any such inquiries or requests; participate in any interviews or meetings reasonably requested by the governmental authorities; and, with respect to the HSR Act, not to extend the waiting period under the HSR Act or enter into any agreement not to consummate the merger, except with the prior written consent of the other party.

We have also agreed to, as promptly as practicable, notify the Directorate of Defense Trade Controls of the Department of State of the merger, as required under the International Traffic in Arms Regulation.

We and Bracco have agreed, in connection with obtaining all required approvals and authorizations, to cooperate in connection with any filings or submissions and in connection with any investigation or other inquiry, including any proceeding instituted by a private party; to promptly inform the other of any communication to or from any governmental authority or any material communication to us from a private party regarding the transactions contemplated by the merger agreement; and to permit the other to review any proposed communication to the applicable governmental authority or private party and, to the extent permissible, attend and participate in meetings or conferences with such governmental authorities or private parties.

Each party has agreed to use commercially reasonable efforts to resolve any objections to the merger that may be raised under applicable regulatory laws. However, neither Bracco nor any of its affiliates will be required to take or agree to take any action:

•	the effectiveness of which is not conditional on completion of the merger;

•	that requires Bracco or any of its affiliates to divest, license or hold separately any:

•	asset of Bracco; or

•	material asset of ours;

•	that restricts, limits or burdens Bracco’s or its affiliates’ ability to:

•	operate our business following the merger in materially the same manner as it was operated before the merger; or

•	have or exercise all the rights and incidences of ownership of our capital stock following the merger; or

•	that materially limits, burdens or restricts Bracco from appointing the directors and executive officers of the surviving corporation following completion of the merger.

We refer in this proxy statement to any of these events as a “materially burdensome condition.”

Conditions to the Completion of the Merger

The obligations of each of Bracco and Merger Sub, on the one hand, and E-Z-EM, on the other hand, to complete the merger depend on the satisfaction or waiver of, at or prior to the effective time of the merger, a number of conditions, including:

•	expiration or termination of the applicable waiting period under the HSR Act;

•	expiration of the waiting period of, or receipt of approval under, applicable German competition regulations;

•	expiration or termination of the review period or receipt of clearance under the Exon-Florio provision of the Defense or Termination Production Act of 1950;

•	amendment of the Establishment Registrations and Product Listings under the United States Food and Drug Administration regulations;

•	receipt of all other antitrust, competition or other regulatory approvals required by any governmental entity in connection with the transactions contemplated by the merger agreement;

•

receipt by us of the affirmative vote of the holders of a majority of our common stock outstanding on the record date for the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting;

•	no order suspending the use of this proxy statement shall have been issued or be in effect and no proceeding by the SEC for that purpose shall be continuing; and

•

absence of any order by a governmental entity making illegal or prohibiting the completion of the merger, provided that the party claiming failure of this condition must have used commercially reasonable efforts to have such order vacated.

The obligations of Bracco and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions at or prior to the effective time:

•

our representations and warranties in the merger agreement (other than the representation set forth in the immediately following bullet) being true and correct as of the date of the merger agreement and the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not have or reasonably likely have a material adverse effect on us (provided, that in determining whether this condition is satisfied, references to any material adverse effect on us or any other materiality qualification contained in such representations and warranties will be ignored);

•

our representation and warranty in the merger agreement regarding the absence of changes or events since June 2, 2007, that may be reasonably expected to have a material adverse effect on us, being true and correct as of the date of the merger agreement and the effective time;

•	our performance in all material respects of our obligations under the merger agreement;

•	our delivery to Bracco of a certificate executed by our Chief Executive Officer and Chief Financial Officer certifying as to the satisfaction of the preceding three conditions;

•

our receipt of all consents and approvals of third parties required to be obtained in connection with the merger agreement and the transactions contemplated by the merger agreement, other than consents or approvals which, if not obtained, would not reasonably be expected to result in a material adverse effect on us;

•	no governmental entity having issued or enacted any order that would reasonably be expected to result in a materially burdensome condition;

•	no effect having occurred since the date of the merger agreement that, individually or in the aggregate, has had or would be reasonably expected to have, a material adverse effect on us;

•	holders of no more than 10% of our outstanding shares of common stock immediately before the effective time of the merger having exercised their appraisal rights; and

•

no action we take without Bracco’s consent in order to comply with any law applicable to us having resulted in our failure to materially comply with our conduct of business covenant set forth in Section 5.01(a) of the merger agreement (it being understood that we will not be deemed to be in breach of any representation or warranty relating to such law if Bracco refuses to provide such consent).

Our obligation to complete the merger is subject to the satisfaction or waiver of the following additional conditions at or prior to the effective time of the merger:

•

the representations and warranties of Bracco and Merger Sub in the merger agreement being true and correct as of the date of the merger agreement and the effective time of the merger (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not prevent or materially delay the ability of Bracco and Merger Sub to perform their respective obligations under the merger agreement; provided, that in determining whether this condition is satisfied, references to any materiality qualification contained in such representations and warranties will be ignored;

•	Bracco and Merger Sub having performed in all material respects their obligations under the merger agreement; and

•	Bracco having delivered to us a certificate executed by its Chief Executive Officer or Chief Financial Officer certifying as to the satisfaction of the preceding two conditions.

Bracco and E-Z-EM cannot be certain of when, or if, the conditions to the merger will be satisfied or, where permissible, waived, or whether or not the merger will be completed.

The merger agreement provides that a material adverse effect on us means any effect that is materially adverse to (i) the business, financial condition or results of operations of E-Z-EM and its subsidiaries taken as a whole or (ii) the ability of E-Z-EM to consummate the transactions contemplated by the merger agreement (which we refer to collectively as an “effect”).

In determining whether a material adverse effect on us has occurred, none of the following, in and of themselves, will constitute a material adverse effect on us:

•

any effect that results from changes in general economic conditions or changes in securities markets, in general, unless such effect has a disproportionate effect on us compared to other similar sized companies in our industry;

•	any effect that results from general changes in the industry in which we operate, unless such effect has a disproportionate effect on us compared to other similar sized companies in our industry;

•	any effect (including the loss of any customers, suppliers or employees) arising out of the public announcement of the merger;

•	any effect that results from any action taken by us at Bracco’s request;

•	any change, in and of itself, in the price or trading volume of our common stock (provided that this exception will not cover the underlying reasons for such change);

•

in and of itself, meeting or failing to meet any of our internal or published projections, forecasts or review or earnings prediction for any period ending on or after the date of the merger agreement (provided that this exception will not cover the underlying reasons for such change);

•	any effect arising out of the pending Tyco litigation matter with Tyco Healthcare Group LP and two related parties;

•	any action or change contemplated by the merger agreement (other than as a result of our compliance with our obligations under the merger agreement to conduct our business in the ordinary course); or

•	any change in law.

The merger is not conditioned upon Bracco or Merger Sub obtaining financing. The total amount of funds necessary to pay the merger consideration will be approximately $243.0 million. Bracco Imaging has informed us that the payments of the merger consideration are expected to be funded by a combination of available cash and debt financing. Bracco Imaging has also informed us that it has entered into three bilateral committed credit facilities totalling EUR 300 million. Bracco Imaging has agreed to take all action necessary to cause Bracco and Merger Sub to perform their respective obligations under the merger agreement, including by providing Bracco or Merger Sub, as the case may be, with all necessary funds to enable Bracco or Merger Sub to pay the merger consideration.

Termination; Effect of Termination

The merger agreement may be terminated at any time prior to the effective time of the merger, regardless of whether our stockholders have adopted the merger agreement and approved the transactions contemplated thereby, including the merger:

•	by mutual written consent of Bracco and us;

•	by either Bracco or us if:

•

our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or at any adjournment or postponement permitted under the merger agreement), provided that we may not terminate the merger agreement under this provision if we are in material breach of the merger agreement;

•	any order permanently restraining, enjoining or otherwise prohibiting or making illegal completion of the merger becomes final and nonappealable; or

•

the merger has not been completed on or before April 30, 2008 (or July 31, 2008, if the merger has not been completed by April 30, 2008, but only if on April 30, 2008, all of the closing conditions have been satisfied except those conditions relating to the receipt of required approvals);

•	by Bracco if:

•

we have breached or failed to perform any of our representations, warranties or covenants in the merger agreement, so that the related closing condition would not be satisfied, and either such condition cannot be satisfied by the date by which the merger is required to be completed or we do not cure the breach within 30 days after we receive written notice of it from Bracco;

•

our board of directors fails to recommend adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, in this proxy statement (or any supplement or amendment to this proxy statement), makes an adverse recommendation or resolves to do so, or fails to reconfirm its recommendation to our stockholders to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, and approve the merger within five days after being requested to do so by Bracco (subject to an additional five-day period if we certify to Bracco that our board is in good faith seeking additional information regarding its decision to reconsider its recommendation);

•

a tender offer or exchange offer for any of our outstanding shares of common stock is publicly disclosed (other than by Bracco or Merger Sub), and our board of directors recommends that our stockholders accept the offer;

•

we materially breach or fail to perform any of our obligations under the non-solicitation provisions in the merger agreement relating to acquisition proposals, our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or any adjournment or postponement of the special meeting), and on or prior to the date of the special meeting an acquisition proposal is announced by any person or group other than Bracco or any of its affiliates or publicly disclosed by us, and remains outstanding; or

•	a governmental authority shall have enacted or issued a final and non-appealable order that would reasonably be expected to result in a materially burdensome condition;

•	by us if:

•

prior to the stockholder vote with respect to the adoption of the merger agreement and approval of the merger, our board of directors, in compliance with the non-solicitation provisions of the merger agreement, has approved or recommended to our stockholders a superior proposal, and we have paid Bracco the termination fee described below; or

•

Bracco or Merger Sub has breached or failed to perform any of its representations, warranties or covenants in the merger agreement so that the related closing condition would not be satisfied, and either such condition cannot be satisfied by the date by which the merger is required to be completed or it does not cure the breach within 30 days after it receives written notice of it from us.

If the merger agreement is terminated pursuant to the above provisions, the merger agreement will become void and of no effect, without any liability or obligation on the part of Bracco, Merger Sub or us, except with respect to specified provisions of the merger agreement, including those regarding confidentiality, public announcements, fees and expenses, and liability for fraud or willful breach of the merger agreement.

Payment of Termination Fee

We must pay Bracco a $9.0 million termination fee if:

•

prior to our stockholders’ adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, we terminate the merger agreement to enter into a definitive agreement to effect a superior proposal in accordance with the applicable non-solicitation provisions;

•

the merger agreement is terminated by Bracco because our board of directors fails to recommend adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, in this proxy statement (or any supplement or amendment to this proxy statement), makes an adverse recommendation or resolves to do so, fails to reconfirm its recommendation to our stockholders to adopt the merger agreement and approve the transactions contemplated thereby, including the merger, within five days after being requested to do so by Bracco (subject to an additional five-day period if we certify to Bracco that our board is in good faith seeking additional information regarding its decision to reconsider its recommendation), or a tender offer or exchange offer for any of our outstanding shares of common stock is publicly disclosed (other than by Bracco or any of its affiliates) and our board of directors recommends that our stockholders tender their shares in such offer;

•

at any time after October 30, 2007 and before the merger agreement is terminated (as provided below) an acquisition proposal has been publicly announced by any person or group (other than Bracco or any of its affiliates) or publicly disclosed by us and remains outstanding at the time of the termination of the merger agreement and within twelve months of the termination of the merger agreement we have entered into a definitive agreement regarding, or have consummated, any acquisition proposal (substituting 60% for 20% in the definition of “acquisition proposal” discussed above), whether or not the consummated acquisition proposal is the same acquisition proposal that is so announced or publicly disclosed; and

•

without the special meeting having occurred, the merger agreement is terminated by either Bracco or us because the merger has not been completed prior to April 30, 2008 (or July 31, 2008, if the merger has not been completed by April 30, 2008, but only if on such date all of the closing conditions have been satisfied, except those conditions relating to the receipt of the required approvals);

•

the merger agreement is terminated by either Bracco or us because our stockholders do not adopt the merger agreement at the special meeting (or at any adjournment or postponement permitted under the merger agreement); or

•

the merger agreement is terminated by Bracco because we have breached or failed to perform any of our representations, warranties or covenants in the merger agreement, and such breach or failure to perform would entitle Bracco not to complete the merger based on the corresponding closing condition for its breach and approve the transactions contemplated thereby, including the merger, and either such condition cannot be satisfied by the date by which the merger is required to be completed or we do not cure the breach within 30 days after we receive written notice of it from Bracco; or

•

at any time after October 30, 2007 and before the special meeting (or any adjournment or postponement permitted by the merger agreement) has occurred, an acquisition proposal has been publicly announced by any person or group (other than Bracco or any of its affiliates) or publicly disclosed by us and remains outstanding at the time of the termination of the merger agreement and within twelve months of the termination of the merger agreement we have entered into a definitive agreement regarding, or have consummated, any acquisition proposal, whether or not the consummated acquisition proposal is the same acquisition proposal that is so announced or publicly disclosed (substituting 60% for 20% in the definition of “acquisition proposal” discussed above) and the merger agreement is terminated by Bracco because we materially breach or fail to perform any of our obligations under the non-solicitation provisions in the merger agreement and our stockholders do not adopt the merger agreement and approve the transactions contemplated thereby, including the merger, at the special meeting (or any adjournment or postponement of the meeting).

If the termination fee is paid, it will be Bracco’s and Merger Sub’s sole and exclusive remedy upon termination of the merger agreement.

Fees and Expenses

The merger agreement provides that each of E-Z-EM and Bracco will pay its own costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby. However, we must reimburse Bracco for up to $2 million in reasonable out-of-pocket expenses incurred in connection with the merger agreement if the merger agreement is properly terminated by Bracco because (a) we have breached any of our representations, warranties or covenants in the merger agreement and such breach would entitle Bracco not to close the merger based on the failure of the corresponding closing condition for its benefit, or (b) we materially breach or fail to perform any of our obligations under the non-solicitation provision, our stockholders do not adopt the merger agreement at the special meeting (or any adjournment or postponement of the special meeting) and on or prior to the date of the special meeting an acquisition proposal is publicly announced by any person or group or publicly disclosed by us, and remains outstanding at the time of termination. If we were required to pay a termination fee, the amount of such fee will be reduced by the amount of any expense reimbursement we make to Bracco.

In addition, Bracco must reimburse us for up to $2 million in reasonable out-of-pocket expenses incurred in connection with the merger agreement if we properly terminate the merger agreement because Bracco has breached any of its representations, warranties or covenants in the merger agreement and such breach would entitle us not to close the merger based on the failure of the corresponding closing condition for our benefit.

Amendment, Extension and Waiver

The merger agreement may be amended by mutual consent of the parties, by action taken or authorized by their respective boards of directors, in writing at any time before or after our stockholders adopt the merger agreement and approve the transactions contemplated thereby, including the merger. However, after the merger agreement has been adopted by our stockholders, it may not be amended without our stockholders’ further approval, if such approval is required by applicable law. At any time before the merger is completed, the parties may, to the extent permitted by law, extend the time for performance of any obligations or acts of the other parties, waive any inaccuracies in the representations and warranties in the merger agreement and waive compliance with any agreement or condition in the merger agreement.

THE VOTING AGREEMENT

The following description summarizes the material provisions of the voting agreement and is qualified in its entirety by reference to the complete text of the voting agreement. The voting agreement included in this proxy statement as Annex D contains the complete terms of that agreement and stockholders should read it carefully and in its entirety.

In connection with the execution of the merger agreement, on October 30, 2007, stockholders (who are the members of Linda B. Stern’s and David P. Meyer’s families, including Mr. Graham) holding an aggregate of 3,712,282 shares of our outstanding common stock as of the date of the voting agreement (which constituted approximately 34% of our then outstanding shares of common stock) entered into a voting agreement with Bracco and us, pursuant to which such stockholders have agreed, among other things, to vote all shares of E-Z-EM’s capital stock beneficially owned by such stockholders (i) in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, (ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the merger agreement, and (iii) against any acquisition proposal or any action, agreement, transaction or proposal that the stockholder would reasonably expect to result in a material breach by us of any of our representations, warranties or covenants in the merger agreement or that is intended, or would reasonably be expected, to prevent or materially delay or interfere with the merger and the other transactions contemplated by the merger agreement. Each such stockholder has granted to Bracco an irrevocable proxy to vote its shares of E-Z-EM common stock to secure performance of its obligations as described above. Additionally, the stockholders agreed not to sell or otherwise transfer any shares of E-Z-EM capital stock beneficially owned by them during the term of the voting agreement, subject to certain limited exceptions, or to grant any proxies or powers of attorney with respect to such shares, or enter into any other voting agreement or voting trust with respect to such shares, or commit to take any such actions. The stockholders are prohibited under the voting agreement from, directly or indirectly, soliciting or initiating any inquiries or the making of any proposal that constitutes an acquisition proposal under the merger agreement, except as may otherwise be permitted under the merger agreement by the stockholder in his or her capacity as an officer or director of E-Z-EM.

The voting agreement will terminate upon the earliest to occur of (i) the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting, (ii) the effectiveness of any amendment to the merger agreement that reduces the amount of the merger consideration payable in the merger or changes the form of merger consideration payable (unless the change is solely to provide for the payment of additional consideration other than in cash), (iii) the effective time of the merger, (iv) termination of the merger agreement in accordance with its terms, (v) the mutual written agreement of us, Bracco and the stockholders, and (vi) April 30, 2008 (or July 30, 2008, if the date by which the merger must be completed is postponed to July 30, 2008 from April 30, 2008, due to the failure to receive certain required regulatory approvals).

To the fullest extent permitted by law, we have agreed to indemnify the stockholders from and against all losses, liabilities, expenses (including reasonable attorneys’ fees), claims, fines and damages asserted against, resulting from, or imposed or suffered by them arising out of or related to the matters set forth in the voting agreement, except to the extent resulting from a material breach of the agreement by them, subject to an agreement to reimburse us if a final judicial determination is made that a stockholder was not entitled to indemnification. We have also agreed to reimburse the stockholders for their expenses, including legal fees, incurred in connection with their entry into and performance of their obligations under the voting agreement.

PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING

The Adjournment or Postponement Proposal

If at the special meeting of stockholders the number of shares of our common stock represented and voting in favor of adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, is insufficient to adopt that proposal under the Delaware General Corporation Law, we intend to move to adjourn or postpone the special meeting in order to enable our board of directors to solicit additional proxies in respect of such proposal. In that event, we will ask our stockholders to vote only upon the adjournment or postponement proposal, and not the proposal regarding adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn or postpone the special meeting to another time and place for the purpose of soliciting additional proxies in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger. If the stockholders approve the adjournment or postponement proposal, we could adjourn any adjourned session of the special meeting and use the additional time to solicit additional proxies in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, including the solicitation of proxies from stockholders that have previously voted. Among other things, approval of the adjournment or postponement proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement and approval of the merger to defeat that proposal, we could adjourn or postpone the special meeting without a vote on the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger.

Vote Required and Board Recommendation

The proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and prove the transactions contemplated thereby, including the merger, requires the affirmative vote of stockholders holding a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. No proxy that is specifically marked “AGAINST” adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, will be voted in favor of the adjournment or postponement proposal, unless it is specifically marked “FOR” the adjournment or postponement proposal.

Our board of directors recommends that you vote “FOR” the proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement and approve the transactions contemplated hereby, including the merger.

MARKET PRICE OF COMMON STOCK

Our common stock is traded on the Nasdaq Global Market under the symbol “EZEM.” The following table sets forth the high and low sales prices of our common stock for the periods indicated as reported by the Nasdaq Global Market and the cash dividends declared per share.

	Common Stock Price		Cash Dividends
Fiscal Period	High	Low	Declared Per Share
Fiscal 2006
First Quarter	$15.62	$13.30	—
Second Quarter	$22.50	$13.33	—
Third Quarter	$26.59	$19.38	—
Fourth Quarter	$22.93	$15.00	—

Fiscal 2007
First Quarter	$17.00	$11.62	—
Second Quarter	$17.84	$13.57	—
Third Quarter	$18.74	$15.01	—
Fourth Quarter	$17.53	$14.75	—

Fiscal 2008
First Quarter	$18.00	$11.68	—
Second Quarter	$20.89	$14.19	—
Third Quarter (through February 13, 2008)	$20.88	$20.35	—

The closing sale price of our common stock on the Nasdaq Global Market on October 29, 2007, the last trading day prior to the announcement of the merger, was $16.42. On February 13, 2008, the closing price for our common stock on the Nasdaq Global Market was $20.83 per share.

YOU ARE ENCOURAGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK IN CONNECTION WITH VOTING YOUR SHARES.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table and the accompanying notes set forth certain information, as of February 13, 2008, concerning the beneficial ownership of our common stock by: (1) each person who is known by us to beneficially own more than five percent of our common stock, (2) each director, (3) each executive officer and (4) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)(2)		Percent of Class
Linda B. Stern 23 Willets Road Old Westbury, NY 11568	1,886,503	(3)	17.0

Wellington Management Company, LLP 75 State Street Boston, MA 02109	896,400	(4)	8.1

Ira Albert 1304 SW 160th Avenue, Suite 209 Ft. Lauderdale, FL 33326	822,323	(5)	7.4

David P. Meyers Director	554,248	(6)	5.0

Peter J. Graham Senior Vice President	487,285	(7)	4.4

Anthony A. Lombardo President, Chief Executive Officer, Director	425,996		3.7

Paul S. Echenberg Chairman of the Board and Chairman of the Board of E-Z-EM Canada	131,544		1.2

Brad S. Schreck Senior Vice President	66,958		*

Robert J. Beckman Director	58,451		*

James L. Katz Director	58,138		*

George P. Ward Director	53,951		*

Jeffrey S. Peacock Senior Vice President	52,682		*

John T. Preston Director	40,000		*

James H. Thrall, M.D. Director	39,000		*

Joseph A. Cacchioli Vice President and Acting Chief Financial Officer	27,500		*

Adel Michael Director	—		—

All directors and executive officers as a group (13 persons)	1,995,753		16.6

*	Does not exceed 1%.

(1)

Except as noted herein, the information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the SEC. Under these rules, a person may be deemed to beneficially own any shares as to which such person, directly or indirectly, has or shares voting power or investment power and also any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days. As used in this proxy statement, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as noted, each stockholder listed has sole voting and investment power with respect to the shares shown as being beneficially owned by such stockholder.

(2)

Includes shares of our common stock issuable upon exercise of options currently exercisable or exercisable within 60 days from February 13, 2008, as follows: David P. Meyers (39,736); Peter J. Graham (60,817); Anthony A. Lombardo (415,996); Paul S. Echenberg (53,134); Brad S. Schreck (66,958); Robert J. Beckman (47,951); James L. Katz (43,384); George P. Ward (47,951); Jeffrey S. Peacock (43,000); John T. Preston (37,000); James H. Thrall, M.D. (37,000); Joseph A. Cacchioli (27,500); and all directors and executive officers as a group (920,427).

(3)

As executor of the Estate of Howard S. Stern, Linda B. Stern is deemed to share beneficial ownership of the 1,350,198 shares of our common stock beneficially owned by the Estate. Mrs. Stern is also deemed to have beneficial ownership of 500,000 shares owned by a grantor retained annuity trust of which she is trustee and beneficiary. In addition, Mrs. Stern is the direct beneficial owner of 36,305 shares. The information relating to Linda Stern’s share ownership was obtained from a Schedule 13D/A filed on October 5, 2007 and a Form 4 filed on December 27, 2006.

(4)

All of these shares are held of record by clients of Wellington Management Company, LLP. Wellington Management Company’s share information was obtained from a Schedule 13G/A filed on February 14, 2007.

(5)

Includes 29,876 shares owned by Mr. Albert and his family members, 505,885 shares owned by Albert Investment Associates, L.P., and 286,562 shares owned by accounts over which Mr. Albert claims discretionary voting and dispositive authority. Mr. Albert’s share information was obtained from a Schedule 13D/A filed on October 17, 2007.

(6)

Excludes (i) 48,399 shares held by David P. Meyers’ wife, (ii) 25,773.6 shares held by a trust established for the benefit of his children, and (iii) 52,134 shares in which Mr. Meyers has a remainder interest and his mother has a life estate, as to all of which Mr. Meyers disclaims beneficial ownership. The information relating to Mr. Meyers’ share ownership was obtained from a Form 4 filed by Mr. Meyers on November 5, 2007 and other information available to us. Includes 9,367 shares that Mr. Meyers may be deemed to beneficially own as a result of his minority ownership interest in Bubby B LLC, a Louisiana limited liability company.

(7)	Includes 221,240 shares owned jointly with Mr. Graham’s wife; 159,887 shares owned by Mr. Graham’s wife; and 24,894 shares owned by his minor children.

Unless otherwise indicated, the address for the individuals listed above is c/o E-Z-EM, Inc., 1111 Marcus Avenue, Lake Success, New York 11042.

APPRAISAL RIGHTS

Stockholders of record who do not vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and who properly demand appraisal of their shares of common stock will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware (referred to in this proxy statement as “Section 262”).

The following discussion is not a complete statement of the law pertaining to appraisal rights under Section 262 and is qualified in its entirety by the full text of Section 262 which is attached to this proxy statement as Annex C. The following discussion does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Failure to precisely follow any of the statutory procedures set forth in Section 262 may result in a termination or waiver of your appraisal rights. A person having a beneficial interest in shares of our common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

Under Section 262, stockholders who follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, from the effective date of the merger through the date of payment of any judgment, compounded quarterly at an annual rate of five (5%) percent over the Federal Reserve discount rate as established from time to time during such period, except as otherwise determined by the court for good cause shown.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, as in the case of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, by our stockholders at the special meeting, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement shall constitute such notice, and the full text of Section 262 is attached to this proxy statement as Annex C. Any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so, should review the following discussion and Annex C carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights.

Any stockholder wishing to exercise appraisal rights must deliver to us, before the vote on the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting, a written demand for the appraisal of the stockholder’s shares, and must not vote in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger. A stockholder wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A vote against the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote. The demand must reasonably inform us of the identity of the stockholder as well as the intention of the stockholder to demand an appraisal of the “fair value” of the shares held by the stockholder. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, at the special meeting of stockholders will result in a loss of appraisal rights.

Only a holder of record of shares of our common stock is entitled to assert appraisal rights for the shares registered in that stockholder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificates, and must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought and where no number of shares is expressly mentioned the demand will be presumed to cover all shares of our common stock held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to promptly consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

ALL WRITTEN DEMANDS FOR APPRAISAL PURSUANT TO SECTION 262 SHOULD BE SENT OR DELIVERED TO US AT E-Z-EM, INC., 1111 MARCUS AVENUE, SUITE LL-26, LAKE SUCCESS, NEW YORK 11042, ATTENTION: SECRETARY.

Within ten days after the effective time of the merger, the surviving corporation must notify each stockholder who has complied with Section 262 and who has not voted in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, that the merger has become effective. Within 120 days after the effective time of the merger, but not thereafter, the surviving corporation, any stockholder of record who has so complied with Section 262 and is entitled to appraisal rights under Section 262, or any beneficial owner of shares held in a voting trust or by a nominee and whose trustee or nominee has complied with Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of all stockholders properly entitled to and exercising appraisal rights. The surviving corporation is under no obligation to and has no present intention to file a petition. Accordingly, it is the obligation of our stockholders to initiate all necessary action to perfect their appraisal rights within the time prescribed in Section 262.

Within 120 days after the effective time of the merger, any stockholder of record who has complied with the requirements for exercise of appraisal rights, and any beneficial owner of shares held in a voting trust or by a nominee and whose trustee or nominee has complied with the requirements for exercise of appraisal rights, will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the merger agreement and the approval of the transactions contemplated thereby, including the merger, and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within ten days after a written request therefor has been received by the surviving corporation or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later.

If a petition for an appraisal is timely filed and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding; and if any stockholder fails to comply with the direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. We do not anticipate offering more than the per share merger consideration of $21.00 to any stockholder properly exercising appraisal rights and we reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than $21.00 per share. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy. Unless the Court determines otherwise for good cause, interest on the amount determined to be fair value will accrue and be compounded quarterly from the effective date of the merger through the date of payment of any judgment at an annual rate of five (5%) percent over the Federal Reserve discount rate as established from time to time during such period. The costs of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Court deems equitable. The Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote the shares subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of our common stock as of a record date prior to the effective time of the merger).

If any stockholder who demands appraisal under Section 262 fails to perfect, or effectively withdraws or loses, such holder’s right to appraisal, the stockholder’s shares will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration in cash. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the merger, or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the merger, except that any attempt to withdraw made more than 60 days after the effective time of the merger will require the written approval of the surviving corporation and, once a petition for appraisal is filed, the appraisal proceeding may not be dismissed as to any holder absent court approval, and except that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration within 60 days after the effective date of the merger.

Stockholders are urged to read Section 262, which is included in this proxy statement as Annex C, carefully and in its entirety. Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of such rights.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. However, if the merger is not completed, we expect to hold our 2008 annual meeting of stockholders. If such meeting is held, we will notify stockholders entitled to vote at such meeting in writing in accordance with the terms of our bylaws and applicable law.

In order to be considered for inclusion in the proxy materials to be distributed in connection with our 2008 annual meeting of stockholders, stockholder proposals for such meeting must be submitted to us no later than June 3, 2008 and must otherwise comply with Rule 14a-8 under the Exchange Act. While our board of directors will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including under Rule 14a-8.

In addition, our By-laws contain an advance notice provision with respect to matters to be brought before an annual meeting of stockholders, including nominations for directors, that will not be included in our proxy statement for the annual meeting. If you would like to nominate a director or bring any other business before the stockholders at our 2008 annual meeting, you must comply with the procedures contained in the by-laws and you must notify us in writing, and such notice must be delivered to or received by our Secretary not less than 90 days and not more than 120 days prior to October 30, 2008.

You may write to our Secretary at our principal executive offices, 1111 Marcus Avenue, Suite LL-26, Lake Success, New York 11042, to deliver the notices discussed above and to request a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominations of directors.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F. Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the SEC’s public reference rooms. Our SEC filings also are available to the public at the SEC’s website at http://www.sec.gov. You also may obtain free copies of the documents we file with the SEC by going to the Investor Relations page of our corporate website at www.ezem.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contains in this proxy statement or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting:

•	Annual Report on Form 10-K for the fiscal year ended June 2, 2007 (filed on August 16, 2007).

•	Quarterly Reports on Form 10-Q for the quarters ended September 1, 2007 (filed on October 11, 2007); and December 1, 2007 (filed on January 10, 2008).

•

Current Reports on Form 8-K dated October 30, 2007 (as to Items 1.0 and 8.01 only) (filed on October 30, 2007, as amended on January 8, 2008); October 31, 2007 (filed on October 31, 2007); and January 8, 2008 (filed on January 11, 2008).

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written request, directed to Investor Relations Manager, c/o E-Z-EM, Inc., 1111 Marcus Avenue, Lake Success, New York 11042, or by calling (516) 333-8230, on the Investor Relations page of our corporate website at www.ezem.com or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. If you would like to request documents, please do so by March 6, 2008, in order to receive them before the special meeting.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN SUCH JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED FEBRUARY 14, 2008. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

by and among

BRACCO DIAGNOSTICS, INC.,

EAGLE ACQUISITION SUB, INC.,

E-Z-EM, INC.

and

BRACCO IMAGING S.P.A.

(for the limited purposes specified herein)

Dated as of October 30, 2007

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 30, 2007 (this “Agreement”), by and among BRACCO DIAGNOSTICS, INC., a Delaware corporation (“Parent”), EAGLE ACQUISITION SUB, INC., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), E-Z-EM, INC., a Delaware corporation (the “Company”), and, for the limited purposes specified herein, Bracco Imaging S.p.A., a corporation organized under the laws of the Republic of Italy (“Bracco Imaging”).

RECITALS

WHEREAS, the respective Boards of Directors of Parent and the Company have each approved and declared advisable the merger of Merger Sub with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement, pursuant to which each outstanding share of common stock, par value $0.10 per share, of the Company (“Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 1.08(b) and, except as provided in Section 1.08(e), Appraisal Shares, will be converted into the right to receive $21.00 per share in cash, without interest (the “Merger Consideration”);

WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company, who collectively own approximately 33.8% of the Company Common Stock outstanding on the date hereof (collectively, the “Stockholders”), have entered into an agreement with Parent and the Company pursuant to which each Stockholder has agreed to vote and give a proxy with respect to the shares of Company Common Stock beneficially owned by such Stockholder in favor of this Agreement and the transactions contemplated hereby (including the Merger) and against any transaction or other action that would interfere with this Agreement or any of the transactions contemplated hereby (including the Merger) (the “Voting Agreement”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated hereby and also to prescribe various conditions to the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

THE MERGER

SECTION 1.01    The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Delaware General Corporation Law (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company and the separate existence of Merger Sub shall thereupon cease by virtue of the Merger, and the Company, as the surviving corporation in the Merger (the “Surviving Corporation”), shall by virtue of the Merger continue its existence under the Laws of the State of Delaware.

SECTION 1.02    Closing. Unless this Agreement shall have been terminated pursuant to the provisions of Section 9.01, the closing of the Merger (the “Closing”) will take place on the third Business Day after the satisfaction or waiver (subject to applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of those conditions as of the Closing) set forth in Article 8, unless another time or date is agreed to in writing by the parties hereto (the date of the Closing, the “Closing Date”). The Closing shall be held at the offices of Greenberg Traurig, LLP, The Met Life Building, 200 Park Avenue, New York, New York, unless another place is agreed to in writing by the parties hereto.

SECTION 1.03    Effective Time. Upon the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”). The Merger shall become effective at such time as the Certificate of Merger is duly filed with and accepted by the Secretary of State of the State of Delaware or at such subsequent date and time as Parent and the Company shall agree and as shall be specified in the Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”).

SECTION 1.04    Effect of the Merger. From and after the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest entirely in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.05    Certificate of Incorporation. At the Effective Time, the certificate of incorporation of the Company shall be amended to read in its entirety as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended as provided therein or by applicable Law.

SECTION 1.06    Bylaws. The bylaws of Merger Sub as in effect at the Effective Time shall be the bylaws of the Surviving Corporation, and thereafter may be amended as provided therein or by applicable Law.

SECTION 1.07    Directors; Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation and, unless otherwise directed by Parent in writing prior to the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified or until their death, resignation or removal in accordance with the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation.

SECTION 1.08    Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be cancelled pursuant to Section 1.08(b) and, except as provided in Section 1.08(e), Appraisal Shares) shall be converted into the right to receive the Merger Consideration, without interest and subject to any required Tax withholding. At the Effective Time, all such shares of Company Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (a “Certificate”) shall thereafter cease to have any rights with respect to such shares of Company Common Stock, except the right to receive the Merger Consideration, without interest and subject to any required Tax withholding.

(b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub, Parent or any direct or indirect wholly-owned Subsidiary of Parent, Merger Sub or the Company, in each case immediately prior to the Effective Time, shall be canceled without any conversion thereof and no payment or distribution shall be made with respect thereto.

(c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation.

(d) If prior to the Effective Time, the Company should split, combine or otherwise reclassify the Company Common Stock, or pay a stock dividend or other stock distribution in Company Common Stock, or otherwise change the Company Common Stock into any other securities, or make any other such stock dividend or distribution in capital stock of the Company in respect of the Company Common Stock, then the Merger Consideration will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

(e) Notwithstanding anything in this Agreement to the contrary, shares (the “Appraisal Shares”) of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who has not voted in favor of the adoption of this Agreement or consented thereto and who has properly exercised appraisal pursuant to and in accordance with, and who has otherwise complied with, the provisions of Section 262 of the DGCL (“Section 262”), shall not be converted into the right to receive the Merger Consideration as provided in Section 1.08(a), but instead such holder shall be entitled only to payment of the appraised value of such Appraisal Shares in accordance with the provisions of Section 262 unless and until any such holder fails to perfect or effectively withdraws or loses his, her or its rights to appraisal and payment under the DGCL. At the Effective Time, the Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that immediately prior to the Effective Time represented Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the appraised value of such shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the appraised value of such holder’s Appraisal Shares under Section 262 shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Merger Consideration as provided in Section 1.08(a). The Company shall serve prompt written notice to Parent of any demands for appraisal of any shares of Company Common Stock, withdrawals of any such demands and any other related instruments served pursuant to the DGCL received by the Company, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Unless required by a final and non-appealable order, decree, ruling or injunction of a court of competent jurisdiction, the Company shall not, without the prior written consent of Parent (which shall not be unreasonably withheld or delayed), make any payment with respect to, or settle or offer to settle, any such demands, or agree to do or commit to do any of the foregoing.

SECTION 1.09     Treatment of Options.

(a) Each option to purchase shares of Company Common Stock (individually a “Company Option” and collectively, the “Company Options”) outstanding immediately prior to the Effective Time pursuant to any Company Option Plan or otherwise will at the Effective Time be cancelled and the holder of such Company Option will, in full settlement of such Company Option, receive from the Company an amount (without interest and subject to any required Tax withholding), if any, in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock underlying such Company Option multiplied by (ii) the number of shares of Company Common Stock subject to such Company Option, whether or not vested or exercisable; provided that the aggregate amount of such payment shall be rounded down to the nearest whole cent. If the applicable exercise price of any Company Option equals or exceeds the Merger Consideration, such Company Option shall be cancelled without payment of additional consideration, and all rights with respect to such Company Option shall terminate as of the Effective Time. Parent shall pay, or shall cause the Surviving Corporation to pay, the amount of cash payable in respect of each Company Option as soon as practicable following the Effective Time (but in no event later than ten (10) Business Days after the Effective Time). The holders of Company Options shall have no further rights in respect of any Company Options from and after the Effective Time.

(b) Prior to the Effective Time, the Company shall adopt such resolutions and take such other actions as are necessary in order to (i) effectuate the actions contemplated by this Section 1.09 or to otherwise cancel the Company Options prior to the Effective Time and (ii) terminate each Company Plan, including providing notice to, or obtaining the consent of, each holder of a Company Option necessary or desirable to effect the provisions of this Section 1.09, in each case without paying any consideration or incurring any debts or obligations on behalf of the Company, Parent or the Surviving Corporation other than as contemplated by Section 1.09(a);

provided that such resolutions and actions shall expressly be conditioned upon the consummation of the Merger and the other transactions contemplated hereby and shall be of no effect if this Agreement is terminated.

ARTICLE 2

EXCHANGE OF CERTIFICATES

SECTION 2.01    Exchange Fund. At or prior to the Effective Time, Parent shall deposit with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the “Exchange Agent”), in trust for the benefit of holders of shares of Company Common Stock, for exchange in accordance with Section 1.08, the cash to be paid pursuant to this Agreement in exchange for outstanding Company Common Stock. Any cash deposited with the Exchange Agent, and any interest or other distributions thereon, shall hereinafter be referred to as the “Exchange Fund.” The Exchange Fund shall be invested by the Exchange Agent, as directed by Parent or the Surviving Corporation, only in obligations of or guaranteed by the United States of America or obligations of an agency of the United States of America which are backed by the full faith and credit of the United States of America, or in deposit accounts, certificates of deposit or banker’s acceptances of, repurchase or reverse repurchase agreements with, or Eurodollar time deposits purchased from, commercial banks, each of which has capital, surplus and undivided profits aggregating more than $500 million (based on the most recent financial statements of the banks which are then publicly available at the Securities and Exchange Commission (the “SEC”) or otherwise); provided that no such investment or losses thereon shall affect the Merger Consideration payable to former stockholders of the Company, and Parent shall promptly provide, or cause the Surviving Corporation to promptly provide, additional funds to the Exchange Agent for the benefit of the former holders of Company Common Stock in the amount of any such losses.

SECTION 2.02    Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each record holder of a Certificate, (a) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (b) instructions for use in effecting the surrender of the Certificates in exchange for the payment of the Merger Consideration. As soon as reasonably practicable after the Effective Time, each holder of a Certificate, upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, shall be entitled to receive in exchange therefor a check in the amount equal to the per share cash amount of the Merger Consideration (after giving effect to any required Tax withholdings), which such holder has the right to receive pursuant to Section 1.08. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or will accrue on any cash payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, the Merger Consideration with respect to such Company Common Stock shall be paid to such a transferee only if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid.

SECTION 2.03    No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon conversion of shares of Company Common Stock in accordance with the terms of Article 1 and this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock.

SECTION 2.04    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Certificates for six (6) months after the Effective Time shall be delivered to the Surviving Corporation or otherwise on the instruction of the Surviving Corporation, and any holders of Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving

Corporation and Parent (subject to abandoned property, escheat or other similar laws) for the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 1.08.

SECTION 2.05    No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

SECTION 2.06    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate or other documentation (including an indemnity in customary form) reasonably requested by Parent, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

SECTION 2.07    Withholding Rights. Each of the Exchange Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock and any holder of Company Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder (“Treasury Regulations”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

SECTION 2.08    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

SECTION 2.09    Stock Transfer Books. At the close of business, New York time, on the day the Effective Time occurs, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates shall cease to have any rights with respect to such shares of Company Common Stock formerly represented thereby, except as otherwise provided herein or by applicable Law. On or after the Effective Time, any Certificates presented to the Exchange Agent or Parent for any reason shall be converted into the Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (a) the Company Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the “Company Disclosure Schedule”) (provided that (i) information disclosed in any section or subsection of the Company Disclosure Schedule shall be deemed to qualify all other sections and subsections of this Agreement to which such information relates, but only to the extent (x) such relationship is reasonably apparent or (y) such disclosure is cross-referenced in such other section or subsection of the Company Disclosure Schedule (or a reference to any attachments to such cross-referenced section or subsection) and (ii) all information disclosed in any subsection of Section 3.20 of the Company Disclosure Schedule shall be deemed to qualify for all purposes all other subsections of Section 3.20 of the Company Disclosure Schedule) or (b) any Company SEC Report filed with the SEC on or after August 17, 2006 and prior to the date of this Agreement (to the extent such disclosure does not constitute a “risk factor” or forward-looking statement and such disclosure is reasonably apparent on its face to pertain to such section or subsection of Article 3 below, and provided that any statement in any such Company SEC Report shall not be deemed disclosed for purposes of this Article 3 to the extent such statement has been modified or superseded or is otherwise inconsistent with the disclosure contained in any such subsequently filed Company SEC Report, in which case such statement, as so modified or superseded, shall be deemed to be disclosed for the purposes of this Article III), the Company hereby represents and warrants to Parent and Merger Sub as follows:

SECTION 3.01    Corporate Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate power to own its properties and assets and to conduct its business as now conducted. Copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-laws, together with all amendments thereto to the date hereof (the “Company Organizational Documents”) and the organizational documents of each Subsidiary of the Company as currently in effect, with all amendments thereto to the date hereof, have been made available to Parent, and such copies are accurate and complete as of the date hereof.

SECTION 3.02    Qualification to Do Business. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.03    No Conflict or Violation. The execution, delivery and performance by the Company of this Agreement does not and will not (a) violate or conflict with any provision of any Company Organizational Documents or any of the organizational documents of the Subsidiaries of the Company as currently in effect, (b) assuming compliance with the matters referenced in Section 3.04 and receipt of the Company Stockholder Approval, violate any provision of applicable Law, or (c) other than as set forth in Section 3.03 of the Company Disclosure Schedule, violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or to which any of their respective properties or assets is subject or result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either the Company or any of its Subsidiaries or result in or give to others any rights of cancellation, modification, amendment, acceleration, revocation or suspension of any of such note, bond, mortgage, indenture, lease, license, contract, agreement, instrument or obligation thereunder, or of any Licenses and Permits, except with respect to clauses (b) and (c), for any violations, breaches, defaults, conflicts or other occurrences that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.04    Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company or its Subsidiaries of their obligations hereunder, except for: (a) any antitrust, competition or other regulatory approvals and/or notifications required by or of any Governmental Entity in connection with the transactions contemplated by this Agreement, including under (i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the German Act Against Restraints of Competition, (iii) notice to the Committee on Foreign Investment in the United States (“CFIUS”) pursuant to the provisions of Section 721 of Title VII of the Defense Production Act of 1950, as amended, and the regulations promulgated thereunder (the “Exon-Florio Provision”), (iv) notices to the Directorate of Defense Trade Controls, U.S. Department of State (“DDTC”) pursuant to Section 122.4 of the International Traffic in Arms Regulations (22 C.F.R. Parts 120-130)

(“ITAR”) and (v) the amendment of Establishment Registrations and Product Listings under the United States Food and Drug Administration’s (“FDA”) Establishment Registration and Product Listing regulations, as set forth in 21 C.F.R. Part 207 and Part 807 (all approvals under this Section 3.04(a) being the “Required Approvals”); (b) applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”) and the rules and regulations of NASDAQ; (c) state securities, takeover and “blue sky” laws; (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (e) such other consents, waivers, authorizations, declarations, notices, filings and registrations the failure of which to be obtained or made individually or in the aggregate (i) has not had and would not reasonably be expected to have a Company Material Adverse Effect or (ii) would not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 3.05    Authorization and Validity of Agreement. The Company has the necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company (the “Company Board”) and all other necessary corporate action on the part of the Company, other than the Company Stockholder Approval and the actions contemplated by Section 1.09(b), and, other than the Company Stockholder Approval and the actions contemplated by Section 1.09(b), no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, shall constitute a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at Law) and (c) an implied covenant of good faith and fair dealing.

SECTION 3.06    Capitalization and Related Matters.

(a) The authorized capital stock of the Company consists of 16,000,000 shares of Company Common Stock and 1,000,000 shares of preferred stock, par value $.10 per share, of the Company (the “Preferred Stock”). At the close of business on October 26, 2007:

(i) 10,976,549 shares of Company Common Stock are issued and outstanding, including no restricted shares of Company Common Stock,

(ii) no shares of Preferred Stock are issued and outstanding,

(iii) 89,205 shares of Company Common Stock are held by the Company as treasury shares,

(iv) an aggregate of 1,974,994 shares of Company Common Stock are reserved and available for issuance pursuant to the Company’s 2004 Stock and Incentive Award Plan, 1983 Stock Option Plan and 1984 Stock Option Plan (the “Company Option Plans”), and of such shares, 1,278,819 shares of Company Common Stock are subject to issuance pursuant to outstanding Company Options and

(v) an aggregate of 104,395 shares of Company Common Stock are reserved and available for issuance pursuant to the Company’s 1985 Employee Stock Purchase Plan (together with the Company Option Plans, the “Company Plans”).

Other than the Company Plans and as set forth in Section 3.06(a) of the Company Disclosure Schedule, there is no plan or other Contract providing for the grant of options, securities or other rights exercisable or exchangeable for or into shares of Company Common Stock by the Company or any of its Subsidiaries. No shares of Company Common Stock are owned by any Subsidiary of the Company. Section 3.06(a) of the Company Disclosure Schedule sets forth a true and complete list as of the date hereof, of all outstanding Company Options, the number of shares of Company Common Stock (or other capital stock) subject thereto, the grant dates, expiration dates, exercise prices and vesting schedules thereof, the names of the holders thereof and whether or not each holder is a current employee of the Company or any of its Subsidiaries and whether or not such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.

(b) On the date hereof, except for the Company Options and as set forth in Section 3.06(a) of the Company Disclosure Schedule, no shares of capital stock of, or other equity or voting interests in, the Company, or any securities convertible into, or exchangeable for, any such stock, interests or securities, or any options, warrants, shares of deferred stock, restricted stock awards, restricted stock units, stock appreciation or depreciation rights, performance stock awards and performance stock units, dividend equivalent rights, “phantom” stock awards or other agreements (to which the Company or any of its Subsidiaries is a party) or calls or rights to acquire or receive any such stock, interests or securities, or other rights that are linked in any way to the value of the Company Common Stock or the value of the Company or any part thereof, were issued, reserved for issuance or outstanding.

(c) All outstanding shares of capital stock of the Company are, and all shares which are issuable pursuant to the Company Plans shall be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, call or put option, right of first offer or refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company Organizational Documents or any Contract to which the Company is a party or otherwise bound. Except as set forth in Section 3.06(a), there are no (i) bonds, debentures, notes or other evidences of indebtedness of the Company or any of its Subsidiaries and (ii) securities or other instruments or obligations of the Company or any of its Subsidiaries, in each case, the value of which is based upon or derived from any capital stock of, or other equity or voting interest in, the Company or which has or which by its terms may have at any time (whether actual or contingent) the right to vote (or which is convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote whether generally in the election of Company directors or in respect of any other matter for which holders of Company Common Stock are entitled to vote as a matter of Law or pursuant to the Company Organizational Documents. With respect to the Company Options, (A) each Company Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (B) each grant of a Company Option was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the Company Board (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (C) each such grant was made in accordance with the terms of the Company Plans, the Exchange Act and all other applicable Laws and regulatory rules or requirements, including the rules of NASDAQ, (D) the per share exercise price of each Company Option was not less than the fair market value of a share of Company Common Stock on the applicable date of grant of such Company Option and (E) each such grant was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company SEC Reports in accordance with the Exchange Act and all other applicable Laws. The provisions of the Company Option Plans and the grant agreements governing the Company Options permit the Company Options to be treated in accordance with Section 1.09.

SECTION 3.07    Subsidiaries. Except as set forth in Section 3.07 of the Company Disclosure Schedule, each Subsidiary of the Company is listed on Exhibit 21 of the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007. Other than those Subsidiaries, neither the Company nor any of its Subsidiaries, directly or indirectly, owns, or holds any rights to acquire, any capital stock or any other securities, interests or investments in any other Person.

SECTION 3.08    Company SEC Reports.

(a) Since June 3, 2004, the Company has filed or otherwise transmitted each registration statement, prospectus, definitive proxy statement or information statement, form, report, schedule and other document (together with all amendments thereof and supplements thereto) required to be filed by the Company pursuant to the Exchange Act or the Securities Act, each as in effect as of the date of the respective filing (as such documents have since the time of their filing been amended or supplemented, the “Company SEC Reports”). As of their respective dates, after giving effect to any amendments or supplements thereto filed prior to the date hereof, the Company SEC Reports (i) complied in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), each as in effect as of the date of the respective filing, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (other than to the extent such statement or fact was provided to the Company by, or on behalf of, Parent specifically for inclusion in the Proxy Statement). Each of the Company SEC Reports, if not yet filed, when so filed will comply in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, each as in effect as of the date of the respective filing. As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to the Company SEC Reports and (ii) to the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing review, comment or investigation by the SEC. None of the Subsidiaries of the Company are, or have been, subject to the reporting requirements of Section 13(a) or 15(d) of the Exchange Act.

(b) The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Company SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.

SECTION 3.09    Absence of Certain Changes or Events. Except as disclosed in Section 3.09 of the Company Disclosure Schedule, since June 3, 2007, (a) the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business consistent with past practice, (b) there has not been any Company Material Adverse Effect and (c) none of the Company or any of its Subsidiaries has taken any action that if taken after the date of this Agreement, would have required the consent of Parent under Section 5.01.

SECTION 3.10    Tax Matters.

(a)(i) The Company and each of its Subsidiaries has filed when due with the appropriate governmental entities all Tax Returns it was required by applicable Law to file; (ii) all such Tax Returns are true, correct and complete in all material respects; (iii) the Company and each of its Subsidiaries has timely paid all material Taxes (except for Taxes which are being contested in good faith by appropriate proceedings) due with respect to the taxable periods covered by such Tax Returns and all other material Taxes due and owing by the Company and its Subsidiaries (whether or not shown on any tax return); and (iv) any liability of the Company or any of its Subsidiaries for Taxes not yet due and payable, or which are being contested in good faith, has been provided for on the financial statements of the Company in accordance with U.S. GAAP.

(b) The Company has delivered or made available to Parent correct and complete copies of all federal, state, local and foreign Income Tax Returns filed by the Company or any of its Subsidiaries since May 31, 2002.

(c) There is no material action, suit, proceeding, investigation, audit or claim now pending with respect to the Company or any of its Subsidiaries in respect of any Tax, nor has any material claim for additional Tax been asserted in writing by any taxing authority since May 31, 2002. Since May 31, 2002, no claim has been made in writing by any taxing authority in a jurisdiction where the Company or any of its Subsidiaries has not filed a Tax Return that it is or may be subject to Tax by such jurisdiction.

(d)(i) There is no outstanding request for any extension of time for the Company or any of its Subsidiaries to pay any Taxes or file any Tax Returns; (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any Taxes of the Company or any of its Subsidiaries that is currently in force; and (iii) neither the Company nor any of its Subsidiaries is a party to or bound by any Tax-sharing, Tax indemnity, Tax allocation, pre-filing, or advance pricing agreement or similar arrangements, whether written or unwritten, providing for the payment of Taxes, payment for Tax losses, entitlements to refunds or similar Tax matters.

(e) The Company and each of its Subsidiaries has withheld and paid all material Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

(f) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(g) Neither the Company nor any of its Subsidiaries has elected at any time to be treated as an S corporation within the meaning of Sections 1361 or 1362 of the Code or under any comparable state or local Tax provision.

(h) Except as set forth in Section 3.10 of the Company Disclosure Schedule, none of the Company nor any of its Subsidiaries shall be required to include in a taxable period ending after the Closing taxable income attributable to income that accrued in a prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Code or comparable provisions of state or local Tax law, or for any other reason.

(i) Other than with respect to the Company’s spin-off of AngioDynamics in 2004, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(j) There is no material Lien, other than a Permitted Lien, affecting any of the assets, properties or rights of the Company and its Subsidiaries that arose in connection with any failure or alleged failure to pay any Tax.

(k) Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group (within the meaning of Code § 1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (ii) except as set forth in Section 3.10 of the Company Disclosure Schedule, has any liability for the Taxes of any Person (other than any of the Company and its Subsidiaries) under Treasury Regulations § 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(l) Neither the Company nor any of its Subsidiaries is or ever has been a partner for Tax purposes with respect to any joint venture, partnership, or other arrangement or contract which is treated as a partnership for Tax purposes.

(m) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “reportable transaction” or “listed transaction” for purposes of Code Section 6707A(c) or Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

SECTION 3.11    Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations that (i) are accrued or reserved against in the most recent financial statements included in the Company SEC Reports filed prior to the date hereof or are reflected in the notes thereto, (ii) were incurred in the ordinary course of business consistent with past practice since the date of such financial statements, (iii) are incurred as expressly provided in this Agreement, (iv) have been discharged or paid in full prior to the date of this Agreement in the ordinary course of business consistent with past practice or (v) individually or in the aggregate (A) have not had and would not reasonably be expected to have a Company Material Adverse Effect, or (B) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

SECTION 3.12    Company Property.

(a) Section 3.12(a) of the Company Disclosure Schedule contains a true and complete list of all real property owned by the Company and its Subsidiaries (the “Owned Real Property”) as of the date hereof. Except for matters that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have good, marketable and valid fee title to all of the Owned Real Property free and clear of Liens other than Permitted Liens.

(b) Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, the Company or a Subsidiary enjoys peaceful and undisturbed possession of the Leased Real Property pursuant to the Leases.

(c) Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, none of the Company Property is subject to any option, lease, sublease, license or other agreement granting to any Person any right to the use, occupancy or enjoyment of such property or any portion thereof or to obtain title to all or any portion of such property.

(d) Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, all equipment and machinery located in the Company’s manufacturing facility in Quebec, Canada are in good operating condition and repair and generally suitable in all respects for the present and continued use, operation and maintenance thereof as now used, operated or maintained.

SECTION 3.13    Assets of the Company and its Subsidiaries. (a) The Company or a Subsidiary of the Company has good title, free and clear of any Liens (other than Permitted Liens), to, or a valid leasehold interest under enforceable leases in, all material furniture, fixtures, equipment, operating supplies and other personal property necessary to conduct the business of the Company as conducted immediately prior to the date of this Agreement and (b) there are no material assets, properties, rights or interests of any kind or nature that the Company or any of its Subsidiaries has been using, holding or operating in their business prior to the Closing that will not be held or owned by each of the Company or its Subsidiaries immediately following the Closing.

SECTION 3.14    Intellectual Property.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a complete and current list of all issued patents and patent applications, registered trademarks and service marks, trademark and service mark applications, domain names, and copyright registrations and applications that, in each case, are owned by or licensed to the Company or any of its Subsidiaries (“Registered Intellectual Property”). The Company and its Subsidiaries also own or license from third parties certain works of authorship in various media, trade names, confidential or proprietary information, trade secrets or know how rights, intellectual property rights in computer programs or software (including without limitation source code and object code), confidential information, database rights, or other types of intellectual property or proprietary rights that are material to the conduct of the business of the Company or its Subsidiaries as currently conducted (“Material Unregistered Intellectual Property”). The Registered Intellectual Property and the Material Unregistered Intellectual Property are collectively referred to herein as “Intellectual Property”. The Intellectual Property constitutes all intellectual property necessary to conduct of the business of the Company and its Subsidiaries as currently conducted. To the Knowledge of the Company and its Subsidiaries and except as would not be reasonably expected to have a

Company Material Adverse Effect, the Intellectual Property is valid, subsisting, and enforceable. To the Knowledge of the Company and its Subsidiaries as of the Closing Date, except as set forth on Section 3.14 of the Company Disclosure Schedule, no governmental or administrative agency fees, office action responses, maintenance filings, or other required actions with respect to the Registered Intellectual Property fall due within 30 days of the Closing Date.

(b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule or in Section 3.14(f) of the Company Disclosure Schedule, the Company or one of its applicable Subsidiaries is the sole owner of all right, title, and interest in and holds good title to the Intellectual Property, free and clear of all Liens other than Permitted Liens, or holds a valid and enforceable license to use the Intellectual Property. Except as set forth in Section 3.14(b) of the Company Disclosure Schedule or in Section 3.14(f) of the Company Disclosure Schedule or Section 3.20 of the Company Disclosure Schedule, the Company and its Subsidiaries are not restricted from assigning their rights in any Intellectual Property.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, to the Knowledge of the Company and except as would not be reasonably expected to have a Company Material Adverse Effect, no third party (including any current or former employee or consultant of the Company or any of its Subsidiaries) is infringing or has misappropriated any Intellectual Property. Neither the Company nor any of its Subsidiaries has made any claim of any infringement or misappropriation by any third party of rights to any Intellectual Property, which claim is pending as of the Closing Date.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, to the Knowledge of the Company: (i) the conduct of the business of the Company and its Subsidiaries as conducted on the Closing Date does not infringe or misappropriate any intellectual property or proprietary right of any third party; and (ii) there are no claims pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries with regard to the rights of the Company or any of its Subsidiaries in any Intellectual Property. To the Knowledge of the Company, the Company and its Subsidiaries are in material compliance with all relevant agreements governing the use or exploitation of any Intellectual Property.

(e) Except as set forth in Schedule 3.14(e) the consummation by the Company of the transactions contemplated by this Agreement will not (i) alter, impair or result in the termination of any Intellectual Property or (ii) result in the creation of any Lien (other than a Permitted Lien) with respect to any of the Intellectual Property.

(f) Section 3.14(f) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the written agreements under which the Company or any of its Subsidiaries is obligated to make payments to third parties for use of any Intellectual Property with respect to the commercialization of any products that are, as of the date hereof, being sold, manufactured by or under development by the Company or any of its Subsidiaries and for which such payments are in excess of $100,000 per year for any single product.

(g) Except as set forth on Section 3.14(g) of the Company Disclosure Schedule or as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect, all current officers, senior directors, engineers, and research and development (R & D) employees of the Company or its Subsidiaries, and all former officers, senior directors, engineers, and research and development (R & D) employees who left the employment of the Company or its Subsidiaries within the ten-year period prior to the Closing Date, and all contractors and consultants engaged by the Company or its Subsidiaries within the ten-year period prior to the Closing Date and involved in the creation of Intellectual Property have executed written agreements (i) requiring them to maintain the confidentiality of such Intellectual Property to the extent that it consists of confidential information and/or trade secrets and (ii) assigning to the Company or its Subsidiaries, as applicable, all right, title and interest in and to any inventions and any other Intellectual Property created by such officers, senior directors, engineers, research and development (R & D) employees, contractors, or consultants in conjunction with their work for or on behalf of the Company within the ten-year period prior to the Closing Date.

(h) The Company and its Subsidiaries do not own, use, or distribute any software that incorporates or uses any “free software” or “open source software” in a manner that would require that the Company or any of its Subsidiaries : (i) disclose any source code to third parties; or (ii) license to third parties any source code for the purpose of making derivative works thereof; or (iii) make available any source code for redistribution by any third party.

SECTION 3.15    Licenses and Permits.

(a) Except as provided in Section 3.16 or for matters that individually or in the aggregate (x) have not had and would not reasonably be expected to have a Company Material Adverse Effect or (y) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement, (i) the Company and its Subsidiaries have, and are in compliance with, all licenses, permits, franchises, registrations, authorizations and approvals issued or granted by any Governmental Entity for the conduct of their respective businesses (the “Licenses and Permits”) and have taken all necessary action to maintain such Licenses and Permits and (ii) the Licenses and Permits are sufficient and adequate to permit the continued lawful conduct of the business of the Company and its Subsidiaries, and none of the operations of the Company or its Subsidiaries are being conducted in a manner that violates any of the terms or conditions under which any License and Permit was granted.

(b) Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, each License and Permit is valid and in full force and effect, and no petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint, or administrative or judicial proceeding seeking to revoke, reconsider the grant of, cancel, suspend, declare invalid or modify any of the Licenses and Permits is pending or, to the Knowledge of the Company, threatened before any Governmental Entity. As of the date hereof, no notices have been received by, and, to the Knowledge of the Company, no claims have been filed against, the Company or its Subsidiaries alleging a failure to hold any Licenses or Permits.

SECTION 3.16    Regulatory Matters.

(a) The Company and its Subsidiaries manufacture, market, test and distribute and, since June 3, 2004, have manufactured, marketed, tested and distributed their own products in compliance with the Federal Food, Drug, and Cosmetic Act (the “FDCA”) and all applicable rules and regulations of the FDA or similar applicable Laws in any state or foreign jurisdiction, including, but not limited to, current “Good Manufacturing Practices,” “Quality System Regulation,” “Adverse Event Reporting,” “Medical Device Reporting” and those Laws related to investigational use of drugs and medical devices, marketing medical devices and drugs, and marketing unapproved “grandfathered drugs,” regulations regarding labeling, advertising and record-keeping, in compliance with the Company’s and its Subsidiaries’ quality control procedures in effect at the time of manufacture, where the failure to be in such compliance has, individually, or in the aggregate, had or would reasonably be expected to have a Company Material Adverse Effect. All of the products currently sold by the Company and its Subsidiaries have been approved or cleared for marketing by the FDA, unless approval or clearance is not required, as the case may be, and all other applicable Governmental Entities performing functions similar to those performed by the FDA. Neither the Company nor any of its Subsidiaries promotes or, to the Knowledge of the Company, has promoted any “off-label” use for such products in violation of existing Law or current regulatory interpretations, or received any notice in writing from the FDA or any Governmental Entity performing functions similar to those performed by the FDA alleging such illegal promotion. Neither the Company nor any Subsidiary has received any written notice or other communication from the FDA, or any other Governmental Entity, that has not been fully and satisfactorily responded to and resolved, questioning its manufacturing, distribution or reporting practices or threatening to revoke or curtail any product clearance or approval or otherwise alleging any violation of the FDCA, its regulations or Law applicable to any products of the Company or its Subsidiaries. Except as set forth in Section 3.16(a) of the Company Disclosure Schedule, none of the products of the Company or its Subsidiaries has been recalled, withdrawn, suspended or discontinued by the Company or its Subsidiaries in the United States or outside the United States, whether voluntary or involuntary. As of the date hereof, to the Knowledge of the Company, there exists no basis for any action by it, the FDA or any other applicable Governmental Entity performing functions similar to those performed by the FDA to revoke, recall, suspend, cancel or withdraw any product, or product approval, clearance, registration, license or other authorization or permit with respect to any product of the Company or its Subsidiaries. All United States and international regulatory approvals or pre-market notifications therefor are owned either by and registered in the name of the Company or one of its Subsidiaries, or in the name of a licensed distributor, and are in full force and effect.

(b) Neither the Company nor any of its Subsidiaries has failed to file with the FDA or any applicable Governmental Entity performing functions similar to those performed by the FDA any material required filing, declaration, listing, registration, report or submission; all such filings, declarations, listings, registrations, reports or submissions were to the Knowledge of the Company in compliance with applicable Laws when filed, and no unresolved deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listing, registrations, reports or submissions which, individually or in the aggregate, have had or could be reasonably expected to have a Company Material Adverse Effect.

(c) Any clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or its Subsidiaries were and, if still pending, are to the Knowledge of the Company being conducted in accordance in all material respects with “Good Clinical Practices” and all United States and foreign Laws, as applicable, including the Laws of those States that address clinical trials. As of the date hereof, the Company has no Knowledge of other studies or tests the results of which contain any significant or material inconsistencies with the Company’s or its Subsidiaries’ studies or tests or otherwise call into question the safety or efficacy of the Company’s or its Subsidiaries’ products. Neither the Company nor any of its Subsidiaries has received any written notices or other correspondence from an institutional review board or study site, the FDA or any other applicable Governmental Entity performing functions similar to those performed by the FDA with respect to any of these ongoing clinical or pre-clinical studies or tests requiring the termination, suspension or material modification of such studies or tests.

(d) To the Knowledge of the Company, neither the Company, nor any of its Subsidiaries, nor any employee of the Company, nor any of its Subsidiaries or any Person retained by the Company or any of its Subsidiaries, has made on behalf of the Company or any of its Subsidiaries any false statement or material omissions in any application or other submission relating to products governed by the Department of Health and Human Services or other Governmental Entity.

(e) To the Knowledge of the Company, all of the manufacturing facilities and operations of the Company and its Subsidiaries of finished products sold in the United States are in material compliance with applicable FDA regulations, including current Good Manufacturing Practices, when applicable, and meet quality standards set by the FDCA, except where the failure to be in such compliance or to meet such standards has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect.

(f) The products sold by the Company and its Subsidiaries in the United States are generally classified either as over-the-counter drugs under 21 U.S.C. § 353(b)(i), “grandfathered drugs” under 21 U.S.C. § 321(p)(1), or as Class I and Class II Medical Devices (as defined in 21 U.S.C. § 360c(a)(1)(A) and (B) and the applicable rules thereunder). The Company and its Subsidiaries, and the products sold by the Company and its Subsidiaries, are in compliance in all material respects with all current and otherwise applicable Laws administered or issued by the FDA and any other applicable Governmental Entity performing functions similar to those performed by the FDA, except where the failure to be in such compliance has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect.

(g) The Company has made available to Parent all material complaints maintained by the Company and its Subsidiaries (as required by 21 C.F.R. Parts 211 and 820) and all Product Adverse Event Reports or Medical

Device Reports received or compiled by the Company and its Subsidiaries since June 3, 2004. To the Knowledge of the Company, all such complaints that it was required to report to the FDA or comparable Governmental Entity it reported as required by Law.

(h) Except as noted in Schedule 3.16(h), to the Knowledge of the Company neither the Company nor any of its Subsidiaries has committed any act, made any statement or failed to make any statement that would violate the FDA’s policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar laws, rules or regulations, whether under the jurisdiction of the FDA or any Governmental Entity, and any amendments thereto. Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any officer, employee, or third party vendors of any of the Company or its Subsidiaries, has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. § 335a or any similar state or foreign law or regulation or (ii) exclusion under 42 U.S.C. § 1320a-7 or any similar state or foreign law or regulation.

(i) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is being investigated by the Office of Inspector General of the Department of Health and Human Services with respect to any matter arising under titles XI, XVIII, or XIX of the Social Security Act, or the implementing regulations. Neither the Company nor any of its Subsidiaries (i) has been excluded from participating in any federal health care program, (ii) has paid a civil money penalty under Title XI of the Social Security Act, or (iii) employs any individual who has been excluded from participating in any federal health care program.

SECTION 3.17    Certifications; Product Safety.

(a) All operations of the Company and its Subsidiaries have achieved and substantially maintained all required ISO (International Organization for Standardization) and quality certifications and are compliant, in all material respects, with the applicable FDA Good Manufacturing Practice and Quality System Regulations. There are no Actions pending or, to the Knowledge of the Company, threatened in writing, to audit, repeal, fail to renew or challenge any such certification. Each product distributed, sold, or leased, or service rendered, by the Company and its Subsidiaries complies in all respects with all product safety standards of each applicable product safety Governmental Entity having jurisdiction over the Company, except where the failure to so comply has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries, or an agent of the Company or its Subsidiaries, manufactures each product of the Company and its Subsidiaries in compliance with each device master record (as such terms are defined in the FDA Good Manufacturing Practice and Quality System Regulations) maintained by the Company and its Subsidiaries, or an agent of the Company or its Subsidiaries, for each product of the Company and its Subsidiaries, except when the failure to be in such compliance has not, individually or in the aggregate, had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) As of the date hereof, no unresolved product liability claims remain pending related to the Company or its Subsidiaries or any of the Company’s or its Subsidiaries’ products.

SECTION 3.18    Compliance with Law; Sarbanes-Oxley Act.

(a) Each of the Company and its Subsidiaries is in compliance with all applicable Laws, including compliance with the listing and governance rules and regulations of NASDAQ, except where such noncompliance individually or in the aggregate (x) has not had and would not reasonably be expected to have a Company Material Adverse Effect or (y) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Voting Agreement. This Section 3.18 shall not apply to the Laws that are expressly the subject of Sections 3.08, 3.10, 3.16, 3.17, 3.21, 3.25, 3.26 and 3.33.

(b) Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3) or rules of the SEC, since the enactment of the Sarbanes-Oxley Act, neither the Company nor any of its Affiliates has made, arranged or modified (in any material way) any extension of credit in the form of a personal loan to any executive officer or director of the Company.

(c) The Company maintains (i) disclosure controls and procedures (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and (ii) a system of internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP which includes policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management or the directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date hereof, to the Company’s auditors and the audit committee of the Company Board (x) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information (and has identified for the Company’s auditors and audit committee of the Company Board any material weaknesses in internal control over financial reporting) and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

SECTION 3.19    Litigation. Other than the action entitled Tyco Healthcare Group LP, Mallinckrodt Inc. and Liebel-Flarsheim Company vs. E-Z-EM, Inc. Case no. 2-07CV-262, as amended through the date hereof, (the “Tyco Litigation”) or as set forth in Section 3.19 of the Company Disclosure Schedule, there is no material litigation, claim, action, suit, arbitration, mediation, subpoena, investigation or other proceeding administrative, regulatory, judicial or other by or before a Governmental Entity or Person acting in a dispute resolution capacity (each, an “Action”) that is pending or, to the Knowledge of the Company, threatened, against, or brought by, any of the Company or its Subsidiaries or any of their officers or directors involving or relating to the Company or its Subsidiaries, the assets, properties or rights of any of the Company and its Subsidiaries or the transactions contemplated by this Agreement or the Voting Agreement. There is no Order of any Governmental Entity or before any arbitrator of any nature outstanding, or to the Knowledge of the Company, threatened, against either the Company or its Subsidiaries that individually or in the aggregate have had or would reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.20    Material Contracts.

(a) Section 3.20 of the Company Disclosure Schedule sets forth a complete and correct list of all Contracts as of the date hereof.

(b) Except for matters that individually or in the aggregate (x) have not had and would not reasonably be expected to have a Company Material Adverse Effect or (y) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Voting Agreement, each Contract is in full force and effect, valid, binding and enforceable against the Company or its Subsidiaries and, to the Knowledge of the Company, against the other parties thereto in accordance with its terms, subject to (i) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. Each of the Company and its Subsidiaries has performed all obligations required to be performed by it to date under, and is not in default or delinquent in performance, status or any other respect (claimed or actual) in connection with, any Contract, and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a default, except for matters that individually or in the aggregate (r) have not had and would not reasonably be expected to have a Company Material Adverse Effect or (s) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Voting Agreement. Except for matters that individually or in the aggregate (I) have not had and would not reasonably be expected to have a Company Material Adverse Effect or (II) would not reasonably be expected to prevent or materially delay the consummation of any of the transactions contemplated by this Agreement or the Voting Agreement, the Company has sent no notices of default under any Contract, which default remains uncured, and to the Knowledge of the Company, no other party to any Contract is in material default in respect thereof, and, to the Knowledge of the Company, no event has occurred which, with due notice or lapse of time or both, would constitute such a default. The Company has made available to Parent or its representatives true and complete originals or copies of all the Contracts.

(c) A “Contract” means any binding agreement, contract or commitment to which either the Company or any of its Subsidiaries is a party or by which it or any of its assets are bound constituting:

(i) an agreement that would be required to be filed by the Company as a “material agreement” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by the Company on a Current Report on Form 8-K or that if terminated or subject to a default by any party thereto individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect;

(ii) an agreement (A) with a customer of the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries has sold or will sell goods and/or services and has derived, or expects to derive, revenue of at least $500,000 in any twelve (12) month period, or (B) with any customer that contains “most-favored nation,” pursuant to which the Company or any of its Subsidiaries has sold or will sell goods and/or services and derived, or expects to derive, revenue of at least $500,000 in any twelve (12) month period;

(iii) an agreement with a licensor, supplier or other vendor of the Company or any of its Subsidiaries pursuant to which the Company and its Subsidiaries has paid or is expected to pay at least $500,000 to such licensor, supplier or other vendor in any twelve (12) month period;

(iv) a mortgage, indenture, security agreement, guaranty, pledge and other agreement or instrument relating to the borrowing of money or extension of credit (other than accounts receivable or accounts payable in the ordinary course of business and consistent with past practice), in each case having an aggregate principal amount of at least $500,000;

(v) a written employment, change of control, retention or severance agreement or any consulting agreement pursuant to which the Company has paid or is expected to pay at least $100,000 in any twelve (12) month period, or a collective bargaining agreement or other material agreement with any association representing employees (other than customary employment agreements entered into in the ordinary course of business with employees located in Europe);

(vi) any agreement with a group purchasing organization (“GPO”), distributors and independent hospital networks pursuant to which the Company or any of its Subsidiaries has sold or will sell goods and/or services and has derived, or expects to derive, revenue of at least $500,000 in any twelve (12) month period;

(vii) any joint venture, partnership or limited liability company agreement with third parties that is material to the business of the Company and its Subsidiaries, taken as a whole;

(viii) any non-competition agreement or any other agreement or obligation which purports to materially limit (A) the manner in which, or the localities in which, the business of the Company or its Subsidiaries may be conducted or (B) the ability of either the Company or its Subsidiaries to provide any type of service presently conducted by the Company or its Subsidiaries;

(ix) (A) any leases, licenses (for real property), subleases and occupancy agreements, together with all amendments thereto, in which either the Company or its Subsidiaries has a leasehold interest or similar occupancy rights, whether as lessor or lessee, and which involve payments by the Company or its Subsidiaries in excess of $250,000 per year (each, a “Lease” and collectively, the “Leases”; the property covered by Leases under which either the Company or its Subsidiaries is a lessee is referred to herein as the “Leased Real Property”; the Leased Real Property, together with the Owned Real Property, collectively being the “Company Property”) and (B) any lease or sublease of personal property to which the Company or any of its Subsidiaries is party as either lessor or lessee, that, in the case of (B), is material to the business of the Company and its Subsidiaries, taken as a whole;

(x) an agreement limiting or restricting the ability of either the Company or its Subsidiaries to make distributions or declare or pay dividends in respect of its capital stock or membership interests, as the case may be;

(xi) a distribution, dealership, representative, broker, sales agency, consulting or advertising contract that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xii) an agreement requiring capital expenditures in excess of $200,000 in any twelve (12) month period;

(xiii) an agreement or offer to acquire all or a substantial portion of the capital stock, business, property or assets of any other Person or sell, transfer or otherwise dispose of a substantial portion of the assets or capital stock of the Company or its Subsidiaries;

(xiv) any agreement between the Company or any of its Subsidiaries and any Governmental Entity that is material to the business of the Company and its Subsidiaries, taken as a whole;

(xv) any agreement relating to the supply of barium sulfate; or

(xvi) any other material agreement not in the ordinary course of the business of the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries, taken as a whole.

SECTION 3.21    Employee Plans.

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth a list: (i) all “employee benefit plans”, as defined in Section 3(3) of ERISA, and all other employee benefit agreements, plans, programs, policies or arrangements, including, without limitation, any such agreements, plans, programs, policies or arrangements providing severance pay, sick leave, employment, severance, retention, change in control, consulting, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or stock awards, hospitalization insurance, medical insurance, life insurance, cafeteria benefits, dependent care reimbursements, prepaid legal benefits, scholarships or tuition reimbursements, maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute thereunder for current or former employees, officers, directors, agents, consultants and independent contractors of the Company and its Subsidiaries (the “Employee Benefit Plans”), and (ii) all “employee pension benefit plans,” as defined in Section 3(2) of ERISA, maintained or sponsored by the Company or any trade or business (whether or not incorporated) which is under control or treated as a single employer with the Company under Section 414(b), (c), (m), or (o) of the Code (a “ERISA Affiliate”) or to which the Company or any ERISA Affiliate has contributed or has been obligated to contribute thereunder (the “Pension Plans”).

(b) True, correct and complete copies of the following documents, with respect to each of the Employee Benefit Plans and Pension Plans, have been made available to Parent, to the extent applicable: (i) all plans and related trust documents, and amendments thereto; (ii) Forms 5500 filed for the three most recent plan years; (iii) the most recent IRS determination letter, if any, regarding the tax-qualified status of such Employee Benefit Plan or Pension Plan; (iv) the most recent summary plan descriptions, annual reports and material modifications; (v) the most recent actuarial report, if any; (vi) written descriptions of the terms of all non-written agreements relating to the Employee Benefit Plans or Pension Plans; and (vii) the most recent written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415 and 416 of the Code.

(c) None of the Employee Benefit Plans or Pension Plans is a multiemployer plan, as defined in Section 3(37) of ERISA (“Multiemployer Plan”) or subject to Title IV or Section 302 of ERISA or Sections 412 or 4971 of the Code. None of the Company or any ERISA Affiliate has withdrawn at any time within the preceding six years from any Multiemployer Plan or incurred any withdrawal liability which remains unsatisfied and no circumstances have occurred or exist which could reasonably be expected to result in any such liability to the Company or any Subsidiary.

(d) Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS or can rely on an opinion letter as to its qualification and the trust maintained pursuant thereto is exempt from federal income taxation under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such Pension Plan that would reasonably be expected to cause the loss of such qualification or exemption or the imposition of any material liability, penalty or Tax under ERISA or the Code.

(e) All contributions (including all employer contributions and employee salary reduction contributions) and all premiums required to have been paid under any of the Employee Benefit Plans or Pension Plans or by Law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof (including any valid extension) and all contributions for any period ending on or before the Closing Date which are not yet due will be paid or accrued prior to the Closing Date.

(f) To the Knowledge of the Company, there has been no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices regarding the Employee Benefit Plans with the Secretary of Labor or the Secretary of the Treasury or the furnishing of required reports, documents or notices to the participants or beneficiaries of the Employee Benefit Plans.

(g) There are no pending Actions (other than claims for benefits in the ordinary course) which have been instituted or, to the Knowledge of the Company, asserted against the Employee Benefit Plans or Pension Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Employee Benefit Plans or Pension Plans with respect to the operation or administration of such plans or the investment of the assets of such plans (other than routine benefit claims), nor does the Company have Knowledge of facts which could reasonably form the basis for any such claim or lawsuit. No Employee Benefit Plan or Pension Plan has been the subject of an audit, investigation or examination by any Governmental Entity to the Knowledge of the Company.

(h) The Employee Benefit Plans and Pension Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations. None of the Company, its Subsidiaries, or, to the Knowledge of the Company, any “party in interest” or “disqualified person” with respect to the Employee Benefit Plans or Pension Plans, as applicable, has engaged in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or 4975 of the Code pursuant to which the Tax or penalty could be material. No stock or other security issued by the Company or any Affiliate forms or has formed a part of the assets of any Employee Benefit Plan or Pension Plan.

(i) None of the Employee Benefit Plans or Pension Plans provide retiree life, health or death benefits except as may be required under COBRA or any similar state or local Law at the retirees own expense.

(j) Except as set forth in Section 3.21(j) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will, either alone or together with the occurrence of subsequent events (i) increase any benefits otherwise payable under any Employee Benefit Plan or Pension Plan; (ii) result in the acceleration of the time of payment or vesting of any benefits under any Employee Benefit Plan, Pension Plan or Contract to any current or former employee; or (iii) result in the payment of any amount that would, individually or in combination with any other such payment, fail to be deductible by reason of Section 280G of the Code.

(k) No Contract, Employee Benefit Plan, warrant or other compensatory or equity-based arrangement with any employee, officer or director of the Company contains any provision requiring the Company to pay on behalf of, or otherwise reimburse, any such individual for any income or excise Taxes due by such individual upon payment of any benefits by the Company, other than any such obligations as required by applicable laws or regulations.

(l) Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company has been operated in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, or the proposed regulations or final regulations promulgated under Section 409A of the Code.

(m) All Company Employee Benefit Plans and all Company Pension Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in material compliance with all applicable requirements, (ii) if they are intended to qualify for special Tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

SECTION 3.22    Insurance. The Company has made available to Parent true, complete and accurate copies of all material surety bonds and fidelity bonds applicable to the Company or any of its Subsidiaries and all material insurance policies insuring each of the Company and its Subsidiaries and their material assets, properties and operations. All such policies and bonds are in full force and effect in all material respects. None of the Company or its Subsidiaries is in material default under any provisions of any such policy of insurance nor has any of the Company or its Subsidiaries received written notice of cancellation of or cancelled any such insurance. For all material claims made under such policies and bonds, the Company and its Subsidiaries have timely complied in all material respects with any applicable notice provisions.

SECTION 3.23    Affiliate Transactions. There are no transactions, agreements, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any Affiliate of the Company (other than any of the Subsidiaries of the Company), on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act and that are not disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 2, 2007 or any Company SEC Reports filed with the SEC after August 16, 2007.

SECTION 3.24    GPOs, Distributors and Independent Hospital Networks. None of the Company’s top ten (10) GPOs, top ten (10) distributors or top ten (10) independent hospital networks (in each case, with “top” being determined by revenues derived by the Company during the last twelve (12) months) has expressed in writing or, to the Knowledge of the Company, verbally, to the Company or any of its Subsidiaries its intention to cancel, fail to renew or otherwise terminate or materially reduce purchases under agreements with the Company or any of its Subsidiaries.

SECTION 3.25    Labor Matters

(a) Except as set forth in Section 3.25(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract or similar scheme or arrangement applicable to its employees nor does the Company have Knowledge of any activities or proceedings of any labor union to organize any such employees.

(b) Except for matters that individually or in the aggregate have not had or would not reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in compliance with all applicable Laws relating to employment and employment practices, the classification of employees, wages, hours, collective bargaining, unlawful discrimination, civil rights, safety and health, workers’ compensation and terms and conditions of employment. Except as set forth in Section 3.25(b) of the Company Disclosure Schedule, to the Knowledge of the Company, (i) there are no charges with respect to or relating to either the Company or its Subsidiaries pending or threatened before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices and (ii) neither the Company nor any of its Subsidiaries has received any notice from any national, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of either the Company or its Subsidiaries and no such investigation is in progress.

(c) Except as set forth in Section 3.25(c) of the Company Disclosure Statement, since there has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment and Retraining Notification Act or any similar state or local “plant closing” Law (“WARN”) with respect to the current or former employees of the Company or its Subsidiaries since June 4, 2006.

SECTION 3.26    Environmental Matters.

(a) To the Knowledge of the Company, each of the Company and its Subsidiaries is, and has since June 3, 2003 been, in compliance in all material respects with all applicable Environmental Laws.

(b) To the Knowledge of the Company, each of the Company and its Subsidiaries has in effect all material Licenses and Permits required under all Environmental Laws and all such Licenses and Permits and other authorizations are in full force and effect in all material respects and the Company is in compliance in all material respects with all such licenses, permits and authorizations.

(c) There is no material Action pending, or to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties under any applicable Environmental Law, and since June 3, 2003, the Company and its Subsidiaries have not received any written notice of any material violation or liability under any applicable Environmental Laws from any Person or any Governmental Entity or of an inquiry, request for information, or demand letter under any Environmental Law relating to operations or properties of the Company or its Subsidiaries.

(d) None of the Company, its Subsidiaries or their respective properties or operations is subject to any orders arising under Environmental Laws nor are there any Actions pending or, to the Knowledge of the Company, threatened, against the Company or its Subsidiaries under any Environmental Law.

(e) To the Knowledge of the Company, there has been no release or threatened release of any Hazardous Material in violation of applicable Environmental Laws, on, at or beneath any of the Company Property or other properties currently or previously owned or operated by the Company or its Subsidiaries.

(f) To the Knowledge of the Company, none of the Company or its Subsidiaries has sent or arranged for the disposal of any Hazardous Material, or transported any Hazardous Material in violation of applicable Environmental Laws.

(g) The Company has made available to Parent copies of all environmental studies, investigations, reports or assessments in the possession or under the control of the Company or its Subsidiaries since June 3, 2003.

(h) To the Knowledge of the Company, none of the Company and its Subsidiaries is required to, or is reasonably expected to, incur material costs or expenses in order to cause their operations or properties to comply with applicable Environmental Laws.

SECTION 3.27    No Brokers. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from the Company or its Subsidiaries in connection with this Agreement or the transactions contemplated hereby other than RBC Capital Markets Corporation.

SECTION 3.28    State Takeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.09, no “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation, is, or at the Effective Time will be, applicable to the Company, the Merger or the other transactions contemplated hereby or by the Voting Agreement.

SECTION 3.29    Opinion of Financial Advisor. RBC Capital Markets Corporation has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated as of the date hereof, that, as of such date, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

SECTION 3.30    Information Supplied. The information supplied or to be supplied by the Company for inclusion in the proxy statement or any amendment or supplement thereto (the “Proxy Statement”) and to be sent to the stockholders of the Company in connection with the Company stockholders meeting to adopt this Agreement and the Merger (the “Company Stockholders Meeting”) shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement shall, at the time of the Company Stockholders Meeting, comply as to form in all material respects with the requirements of the Exchange Act.

SECTION 3.31    Board Approval. The Company Board, at a meeting duly called and held, by unanimous vote of its independent members following disclosure made pursuant to Section 144 of the DGCL, (a) has determined that this Agreement and the Merger are advisable, and in the best interests of, the Company and its stockholders, (b) has approved and declared advisable, the agreement of merger (within the meaning of Section 251 of the DGCL) contained within this Agreement and the transactions contemplated by this Agreement and the Voting Agreement, including as necessary so that Parent and Merger Sub, and their respective Affiliates, will not be prohibited from entering into a “business combination” with the Company as an “interested stockholder” (in each case as such term is used in Section 203 of the DGCL) and (c) has resolved, subject to Section 7.04, to recommend that the holders of the shares of Company Common Stock vote in favor of the adoption of this Agreement at the Company Stockholder Meeting.

SECTION 3.32    Vote Required. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (the “Company Stockholder Approval”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger, in accordance with applicable Law and the Company Organizational Documents.

SECTION 3.33    Foreign Corrupt Practices and International Trade Sanctions. Except where failure to comply individually or in the aggregate has not had and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company, nor any of its Subsidiaries, nor any of their respective Representatives has, in connection with the operation of their respective businesses, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of Section 104 of the Foreign Corrupt Practices Act or any other similar Law applicable to the Company or any of its Subsidiaries, (b) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (c) violated or operated in noncompliance with any export restrictions, anti-boycott regulations, embargo regulations or other similar Laws applicable to the Company or any of its Subsidiaries.

SECTION 3.34    Products. Except for matters that individually or in the aggregate have not had and would not reasonably be expected to have a Company Material Adverse Effect, (a) there are no claims, statements or decisions by any Governmental Entity that any products sold, offered for sale or distributed by the Company or any of its Subsidiaries (“Products”) is defective or dangerous or fails to meet any standards promulgated by any Governmental Entity, (b) since June 3, 2004, there have been no recalls ordered by any Governmental Entity nor have there been any voluntary recalls by the Company or any of its Subsidiaries with respect to any Product and (c) to the Knowledge of the Company, there are no facts or circumstances relating to any Products that would be reasonably likely to give rise to a requirement to recall any Products in accordance with applicable Law.

SECTION 3.35    No Other Representations or Warranties. Except for the representations and warranties contained in this Article 3, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub in connection with the transaction contemplated hereunder. Neither the Company nor any other Person will have or be subject to any liability or indemnification obligation to Parent, Merger Sub or any other person resulting from the distribution to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Article 3 or in the corresponding section of the Company Disclosure Schedule. Notwithstanding the foregoing, this Section 3.35 shall not apply to any claim by Parent or Merger Sub against the Company based on fraud or intentional misrepresentation by the Company or its Affiliates or Representatives.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

SECTION 4.01    Organization. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and has all requisite corporate power to own its properties and assets and to conduct its businesses as now conducted.

SECTION 4.02    No Conflict or Violation. The execution, delivery and performance by Parent and Merger Sub of this Agreement do not and will not (a) violate or conflict with any provision of any of Parent’s organizational documents or the organizational documents of Merger Sub as currently in effect, (b) violate any provision of applicable Law, or any order, judgment or decree of any Governmental Entity, (c) result in the creation or imposition of any Lien (other than any Permitted Lien) upon any of the assets, properties or rights of either Parent or Merger Sub or (d) violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, agreement or instrument to which Parent or Merger Sub is a party or by which it is are bound or to which any of its properties or assets is subject, except in each case as would not, individually or in the aggregate, prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement.

SECTION 4.03    Consents and Approvals. No consent, waiver, authorization or approval of any Governmental Entity, and no declaration or notice to or filing or registration with any Governmental Entity, is required in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the performance by Parent or its Subsidiaries or Merger Sub of their obligations hereunder, except for (a) any antitrust, competition or other regulatory approvals and/or notifications required by or of any Governmental Entity in connection with the transactions contemplated by the Agreement, including the Required Approvals; (b) applicable requirements of the Securities Act and of the Exchange Act and the rules and regulations of NASDAQ; (c) state securities, takeover and “blue sky” laws; (d) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (e) such other consents, waivers, authorizations, declarations, notices, filings and registrations the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to impair in any material respect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or prevent or materially impede, interfere with, hinder or delay the consummation of any of the transactions contemplated by this Agreement.

SECTION 4.04    Authorization and Validity of Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the performance by Parent and Merger Sub of their obligations hereunder and the transactions contemplated hereby have been duly authorized by the Board of Directors of each of Parent and Merger Sub (and, with respect to Merger Sub, Parent as sole stockholder of Merger Sub), and all other necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, shall constitute their legal, valid and binding obligation, enforceable against them in accordance with its terms, subject to (a) the effect of bankruptcy, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

SECTION 4.05    No Brokers. Except for Credit Suisse Securities LLC and Evercore Capital Partners, no broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from Parent in connection with this Agreement or the transactions contemplated hereby.

SECTION 4.06    Information Supplied. The information supplied or to be supplied by Parent specifically for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.07    Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. All of the outstanding capital stock of Merger Sub is directly owned of record and beneficially by Parent. Except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangement with any other Person. Merger Sub has no Subsidiaries.

SECTION 4.08    Sufficiency of Funds. Parent shall have, and Bracco Imaging shall ensure that Parent shall have, sufficient funds at the Effective Time for the payment of the Merger Consideration and to perform its other obligations with respect to the transactions contemplated by this Agreement.

SECTION 4.09    Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or their respective controlled Affiliates owns (directly or indirectly, beneficially or of record) any shares of Company Common Stock and none of Parent, Merger Sub or their respective controlled Affiliates holds any rights to acquire any shares of Company Common Stock except pursuant to this Agreement.

SECTION 4.10    Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent is necessary to approve this Agreement or the Merger or the transactions contemplated hereby. The vote or consent of Parent as the sole stockholder of Merger Sub (which shall have occurred prior to the Effective Time) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the Merger or the transactions contemplated hereby.

SECTION 4.11    No Other Representations or Warranties. Except for the representations and warranties contained in this Article 4, the Company acknowledges that none of Parent, Merger Sub or any other Person on behalf of Parent or Merger Sub makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. Notwithstanding the foregoing, this Section 4.11 shall not apply to any claim by the Company against Parent or Merger Sub based on fraud or intentional misrepresentation by Parent or its Affiliates or Representatives.

ARTICLE 5

COVENANTS OF THE COMPANY

The Company hereby covenants as follows:

SECTION 5.01    Conduct of Business Before the Closing Date.

(a) The Company covenants and agrees that, during the period from the date hereof to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as otherwise expressly provided by the terms of this Agreement or as set forth in Section 5.01(a) of the Company Disclosure Schedule or as required by applicable Law), unless Parent shall otherwise consent in writing: (i) the businesses of the Company and its Subsidiaries shall be conducted, in all material respects, in the ordinary course of business and in a manner consistent with past practice, and (ii) the Company shall use its commercially reasonable efforts consistent with the foregoing to preserve substantially intact the business organization of the Company and its Subsidiaries, to keep available the services of the present officers and key employees of the Company and its Subsidiaries and to preserve, in all material respects, the present relationships of the Company and its Subsidiaries with Persons with which the Company or any of its Subsidiaries has significant business relations. Without limiting the generality of the foregoing, neither the Company nor any of its Subsidiaries shall (except as otherwise expressly provided by the terms of this Agreement, or as set forth in Section 5.01(a) of the Company Disclosure Schedule or as required by applicable Law), between the date of this Agreement and the earlier of the termination of this Agreement in accordance with its terms and the Effective Time, directly or indirectly do, any of the following without the prior written consent of Parent:

(i) make any change in any of the Company Organizational Documents; issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of capital stock (other than upon the exercise of options to purchase shares of Company Common Stock outstanding on the date hereof in accordance with the Company Plans or as set forth in Section 3.06(a) of the Company Disclosure Schedule) or other equity securities, restricted or performance stock award or grant any option, warrant, restricted stock or performance unit, stock appreciation or depreciation right or other right to acquire any capital stock or other equity securities or issue any security convertible into or exchangeable for such securities or alter in any way any its outstanding securities or make any change in outstanding shares of capital stock or other ownership interests or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

(ii) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(iii) make any sale, assignment, transfer, abandonment, sublease, assignment or other conveyance of its material assets, Company Property, Intellectual Property or other material rights or any part thereof, other than dispositions of worn-out or obsolete equipment for fair or reasonable value in the ordinary course of business and consistent with past practice;

(iv) subject any of its or its Subsidiaries’ material assets, properties or rights or any part thereof, to any Lien or suffer such to exist, in each case, other than Permitted Liens;

(v) redeem, retire, purchase or otherwise acquire, directly or indirectly, any shares of the capital stock, membership interests or partnership interests or other ownership interests of the Company and its Subsidiaries or declare, set aside or pay any dividends or other distribution in respect of such shares or interests;

(vi) (A) acquire any corporation, partnership, other business organization or any division thereof in any transaction or series of related transactions (including by merger, consolidation or acquisition of stock or assets or any other business combination); (B) acquire assets outside of the ordinary course of business consistent with past practice from any Person for consideration in excess of $500,000 individually or $1,000,000 in the aggregate, other than any such acquisitions required under the terms of any Contract in effect as of the date hereof (including by merger, consolidation, or acquisition of stock or assets or any other business combination); (C) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances; or (D) authorize, or make any commitment with respect to any capital expenditure that is in excess of the amounts included in the budget set forth in Section 5.01(a)(vi) of the Company Disclosure Schedule;

(vii) amend or modify in any material respect or terminate or (other than in the ordinary course of business and consistent with past practice) enter into any Contract or cancel, modify in any material respect or waive any debts or claims held by it or waive any rights having in each case a value in excess of $500,000;

(viii) enter into any new (or amend any existing to increase benefits or otherwise) employee benefit plan, program or arrangement or any new (or amend any existing to increase benefits or otherwise) employment, severance, change of control or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment), grant any increase in the compensation payable or to become payable to any employee, except as otherwise provided pursuant to the terms of any plan or agreement, as required by law, to the extent necessary to avoid imposition of any Taxes under Section 409A (but only to the extent such amendment does not materially increase the cost of such plan, program or arrangement to the Company, without regard to the time value of money) or for increases in compensation to employees as required under pre-existing contractual provisions that have been disclosed to Parent, or hire any additional employees (except to fill current vacancies) or terminate the employment of any executive officer (other than for “cause”);

(ix) fail to keep in full force and effect insurance materially comparable in amount and scope to coverage maintained as of the date hereof;

(x) pay (other than with respect to compensatory payments to current or former employees, officers, consultants or directors, in each case (A) in the ordinary course of business consistent with past practice, (B) as required under agreements in effect as of the date hereof or (C) which have been accrued for on the Company’s balance sheet), lend or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its Affiliates (other than wholly owned Subsidiaries);

(xi) make any change in any method of accounting or accounting principle, method, estimate or practice except for any such change required by reason of a concurrent change in U.S. GAAP or applicable Law, or write off as uncollectible any accounts receivable except in the ordinary course of business and consistent with past practice;

(xii) make or change any material Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any material Tax claim or assessment relating to the Company or any of its Subsidiaries, surrender any right to claim a refund of a material amount of Taxes or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of its Subsidiaries;

(xiii) settle, release or forgive any material claim or litigation (including the Tyco Litigation) or waive any right thereto;

(xiv) adopt, approve, or agree to adopt, a shareholder rights plan;

(xv) create any new Subsidiaries; or

(xvi) announce any intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

(b) Nothing contained in this Agreement shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Company or its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of its and its Subsidiaries’ operations.

SECTION 5.02    Notice of Breach. From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Article 9 hereof, the Company shall promptly give Parent written notice with particularity upon having Knowledge of the occurrence of any Effect that would result in the failure of any condition to the Closing set forth in Sections 8.02(a), 8.02(b) or 8.02(f). Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to Parent or the conditions to Parent’s obligation to consummate the Merger.

SECTION 5.03    FDA Correspondence. Subject to applicable Law and applicable confidentiality agreements with any Person, the Company shall promptly provide Parent with copies of any material correspondence with the FDA and any material written comments, notices, supplemental reports or materials received from or provided to the FDA and promptly advise Parent of any oral communications with the FDA.

SECTION 5.04    Section 409A. To the extent requested by Parent, the Company will work with Parent in good faith to amend each Company Employee Benefit Plan and Company Pension Plan to comply with or be exempt from Section 409A of the Code (if applicable).

SECTION 5.05    Exemption from Liability Under Section 16(b). The Company Board (or a committee thereof) shall adopt a resolution in advance of the Effective Time that exempts the disposition of Company equity securities by those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act pursuant to the Merger from the short-swing profits liability provisions of Section 16 of the Exchange Act by reason of Rule 16b-3.

ARTICLE 6

COVENANTS OF PARENT AND MERGER SUB

SECTION 6.01    Employee Benefits.

(a) Employees of Company and its Subsidiaries who continue their employment with the Surviving Corporation or who become employees of Parent or any subsidiary of Parent (“Continuing Employees”) shall be given credit for all service with the Company and its Subsidiaries (and their respective predecessors) (or service credited by the Company and its Subsidiaries for similar plans, programs or policies) under all employee benefit and fringe benefit plans, programs and policies of the Parent or its Affiliates in which they become participants for purposes of eligibility, vesting and level of benefits (except to the extent such service credit will result in benefit accrual under any defined benefit pension plans or otherwise result in a duplication of benefits).

(b) For a period of at least one year following the Closing, Parent shall, either (i) continue to maintain the Employee Benefit Plans and Pension Plans and cause the Continuing Employees to be covered thereunder substantially to the same extent covered prior to the Closing; or (ii) provide compensation and employee benefits that, in the aggregate, are no less favorable to those provided under the Employee Benefit Plans and Pension Plans immediately preceding the Closing. Parent shall cause any of its medical, dental or other health plans to (x) waive any preexisting condition limitations for conditions covered under the applicable medical, health or dental plans of the Company (the “Company Welfare Plans”); and (y) honor any deductible and out-of-pocket expenses incurred by such employee and his or her beneficiaries under the Company Welfare Plans during the portion of the applicable plan year including the Closing. It is expressly acknowledged and agreed that nothing contained herein shall require a Continuing Employee’s participation in the Bracco Retirement Income Plan.

(c) To the extent that Parent is a “successor employer,” as such term is defined in Section 54.4980B-9 of the Treasury Regulations, Parent shall satisfy and be fully responsible for any and all obligations arising under Section 4980B of the Code and the regulations promulgated thereunder (“COBRA”) with respect to such employees, former employees and their respective spouses and dependents who participate in any Employee Benefit Plans that are group health plans (within the meaning of Section 5000(b)(1) of the Code) and who are “M&A Qualified Beneficiaries” (as such term is defined in Section 54.4980B-9 of the Treasury Regulations)

with such coverage provided through any health plan maintained by Parent (if the corresponding Employee Benefit Plan is terminated). Parent shall satisfy and be fully responsible for any and all COBRA obligations that arise with respect to any M&A Qualified Beneficiary (as such terms is determined in Section 54.4980B-9) entitled to elect continuation coverage pursuant to COBRA as a result of a “qualifying event” that occurred on or prior to the Closing Date.

(d) Except as provided in this Section 6.01, nothing in this Agreement shall limit or restrict the right of Parent or any of its Subsidiaries to modify, amend, terminate or establish employee benefit plans or arrangements, in whole or in part, at any time after the Effective Time.

(e) No provision of this Section 6.01 shall create any third party beneficiary rights in any Continuing Employee or any current or former director or consultant of the Company or its Subsidiaries located in the United States in respect of continued employment (or resumed employment) or any other matter.

SECTION 6.02    Directors’ and Officers’ Indemnification and Insurance. (a) Without limiting any additional rights that any employee, officer or director may have under any employment agreement, Employee Benefits Plan, the Company Organization Documents, indemnification agreement or otherwise, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless each present (as of immediately prior to the Effective Time) and former officer or director of the Company and its Subsidiaries (collectively, the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including with respect to this Agreement and the transactions and actions contemplated hereby), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law for a period of six years from the Effective Time. Each Indemnified Party will be entitled to advancement of reasonably documented expenses (including reasonable attorney’s fees) incurred in the defense for any such Action from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Indemnified Party of a request therefor; provided that any Indemnified Party to whom expenses are so advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Surviving Corporation shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld or delayed). The Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any pending or threatened Action that names an Indemnified Party as a defendant, unless (i) such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Action or (ii) such Indemnified Party otherwise consents. Notwithstanding the foregoing, to the extent Costs are covered by insurance and actually paid to the Indemnified Party pursuant to such insurance coverage (“Insurance Proceeds”), and either Parent or the Surviving Corporation has made a payment to the Indemnified Party in connection with such Costs under this Section 6.02, the Indemnified Party shall promptly pay to Parent or the Surviving Corporation, as the case may be, an amount in cash equal to the excess amount of Insurance Proceeds received by such Indemnified Party over the amount of Costs that have not been reimbursed by the Surviving Corporation at the at the time of receipt of such Insurance Proceeds.

(b) The certificate of incorporation and by-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Organizational Documents, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by applicable Law. The indemnification agreements between the Company and its directors and officers as in effect on the date thereof shall not be amended, terminated or otherwise modified by the Surviving Corporation for a period of six years from the Effective Date.

(c) The parties acknowledge and agree that the Company intends, prior to the Effective Time, to purchase directors’ and officers’ liability insurance coverage under a run-off or tail policy providing, for a period of six years after the Effective Time (and at a total cost currently estimated not to exceed $280,000), the same coverage amounts and terms and conditions as those in the policy of directors’ and officers’ liability insurance currently maintained by the Company. If such insurance policy is in effect at the Effective Time, the Surviving Corporation shall, and the Parent shall cause the Surviving Corporation to, maintain such insurance policy in effect for a period of six years after the Effective Time. The parties agree that, if for any reason such run-off or tail policy is not in effect at the Effective Time, as promptly as reasonably practicable thereafter Parent shall, or shall cause the Surviving Corporation to, obtain a commercially available run-off or tail policy, which shall (i) be for a term of six years from the Effective Time, (ii) provide coverage for each person covered by the Company’s current directors’ and officers’ liability insurance policy in effect on the date hereof, and (iii) be no less favorable with respect to coverage terms and amounts in any material respect than the Company’s current directors’ and officers’ liability insurance policy; provided, however, that in no event shall Parent or the Surviving Corporation be obligated or required to pay premiums for such policy under this Section 6.02(c) in excess of 200% of the amount of the current net annual premiums paid by the Company for such directors’ and officers’ liability insurance policy (which current net annual premiums are hereby represented and warranted by the Company to be $85,000).

(d) In the event the Company, the Surviving Corporation or Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company, the Surviving Corporation or Parent, as the case may be, or at Parent’s option, Parent, shall expressly assume the obligations set forth in this Section 6.02.

ARTICLE 7

ADDITIONAL COVENANTS OF THE PARTIES

SECTION 7.01    Preparation of Proxy Statement, Company Stockholders Meeting.

(a) As promptly as reasonably practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement; provided that the Company shall consult with Parent and provide Parent and its counsel a reasonable opportunity to review and comment on such Proxy Statement (and any amendments or supplements thereto), and shall reasonably consider such comments, prior to filing. The parties shall reasonably cooperate with each other in the preparation of the Proxy Statement and to have such document cleared by the SEC as promptly as reasonably practicable after such filing. Parent shall furnish to the Company the information relating to it and Merger Sub that is required by the rules and regulations promulgated by the SEC under the Exchange Act for inclusion in the Proxy Statement. The Proxy Statement shall include the recommendation of the Company Board in favor of the adoption of this Agreement and the approval of the transactions contemplated hereby at the Company Stockholders Meeting (the “Company Recommendation”), except to the extent the Company Board shall have withdrawn, amended or modified such recommendation of this Agreement to the extent such action is permitted by Section 7.04. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the holders of Company Common Stock as promptly as practicable upon the earlier of (x) receiving notification that the SEC is not reviewing the Proxy Statement and (y) the conclusion of any SEC review of the Proxy Statement. The Company shall promptly provide copies, consult with Parent and prepare written responses with respect to any written comments received from the SEC with respect to the Proxy Statement and advise Parent of any oral comments received from the SEC. The Company shall cause the Proxy Statement to comply as to form in all material respects with the rules and regulations promulgated by the SEC under the Exchange Act and the rules and regulations of NASDAQ.

(b) The Company shall make all necessary filings with respect to the Merger and the transactions contemplated thereby under the Exchange Act and the rules and regulations thereunder. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for any amendment of or supplement to the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on any such comments and any amendment or supplement to the Proxy Statement made in response thereto and the Company shall reasonably consider Parent’s and its counsel’s comments prior to filing. If at any time prior to the Effective Time, any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to the Proxy Statement, so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by applicable Law, disseminated to the holders of the Company Common Stock.

(c) Unless the Company Board makes an Adverse Recommendation or terminates this Agreement, in each case pursuant to and in accordance with Section 7.04, the Company (i) shall, acting through the Company Board, cause the Company Stockholders Meeting to be duly called and held as soon as reasonably practicable following the commencement of the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval and (ii) shall not, unless required under applicable Law, postpone, delay or adjourn the Company Stockholders Meeting without Parent’s prior written consent. In connection with such meeting, the Company shall use its commercially reasonable efforts to obtain the Company Stockholder Approval and otherwise comply with all legal requirements applicable to such meeting.

SECTION 7.02    Access to Information; Preparation of December 31 Financial Statements; Confidentiality.

(a) The Company shall, and shall cause each of its Subsidiaries to, subject to reasonable restrictions imposed from time to time upon advice of counsel respecting any applicable confidentiality agreement with any Person (provided that the Company discloses the existence of any such agreement to Parent and uses its commercially reasonable efforts to obtain waivers under such agreements), afford to Parent and to Parent’s Representatives, reasonable access during normal business hours at all times prior to the Effective Time to all their respective properties, assets, books, records, Contracts, Licenses and Permits, documents, information and Representatives of the Company and its Subsidiaries and records, and shall cause each of its Subsidiaries to make available to Parent, and provide to Parent copies or originals if specifically requested by Parent of, (i) each report, schedule, form, statement and other document filed or received by it during such period pursuant to the requirements of any applicable Law or Order, (ii) all organizational documents, stock certificates and other evidences of equity interests and investments, stockholders’ registers and other registers of equity interests, minute books, certificates of good standing, authorizations to do business and certified accounts of each Subsidiary of the Company and (iii) all other information concerning its business, properties and personnel as Parent reasonably may request. The Company and Parent shall, and shall cause each of their respective Subsidiaries to, reasonably cooperate to obtain an orderly transition and integration process in connection with the Merger to minimize the disruption to, and preserve the value of, the business of the Surviving Corporation and its Subsidiaries during the period from and after the Effective Time. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or any of its Subsidiaries or contravene any applicable Law or binding agreement entered into prior to the date of this Agreement.

(b) In furtherance of, but without limitation to, the other provisions of this Section 7.02, after the date hereof, the Company shall, and shall cause its Subsidiaries and their respective directors, officers and employees to, reasonably cooperate, taking into consideration the Company’s periodic reporting obligations under the Exchange Act, and request the auditors of the Company to reasonably cooperate, including by (i) responding to questionnaires and participating in meetings with Representatives of Parent, in order to enable Bracco Imaging to prepare in accordance with IFRS, and have available on or before February 29, 2008, any historical or pro-forma financial statements, including any audited consolidated balance sheets and statements of income, changes in stockholders’ equity and cash flow as of and for the twelve (12) months ended December 31, 2007 for the Company and its Subsidiaries (together with the notes thereto) and (ii) making accounting arrangements to enable Parent and Bracco Imaging to separately account for the Company’s injector business commencing January 1, 2007. Parent shall reimburse the Company for all out-of-pocket expenses incurred by the Company or any of its Subsidiaries in connection with this Section 7.02(b).

(c) All information obtained by Parent, Merger Sub or the Company pursuant to this Section 7.02 shall be kept confidential in accordance with the confidentiality agreement, dated February 26, 2007 (the “Confidentiality Agreement”), between Parent and the Company.

SECTION 7.03    Commercially Reasonable Efforts.

(a) Subject to the other terms and conditions of this Agreement, and except in connection with any action required to be taken or prohibited from being taken under this Agreement where a different standard is expressly set forth in this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law to consummate the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable after the date hereof. In furtherance and not in limitation of the foregoing, if applicable, each party hereto agrees to make any filing required to be made by it by any applicable Regulatory Law with respect to the transactions contemplated hereby as promptly as reasonably practicable, and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to such applicable Regulatory Law and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under such applicable Regulatory Law.

(b) Each of Parent and the Company shall, in connection with the efforts referenced in Section 7.03 to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Regulatory Law, including the Required Approvals, use its commercially reasonable efforts to, to the extent permitted under applicable Law, (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) promptly inform the other party of any communication received by such party from, or given by such party to any Governmental Entity and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby, and (iii) permit the other party (or their external counsel in respect of competitively sensitive, privileged or confidential matters) to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences. In furtherance and not in limitation of the covenants of the parties contained in this Section 7.03(b), each party hereto shall use its commercially reasonable efforts to resolve objections, if any, as may be asserted with respect to the transactions contemplated by this Agreement under any Regulatory Law.

(c) In furtherance of, but without limitation of, subsections (a) and (b) of this Section 7.03:

(i) HSR Act.    As promptly as practicable after the date hereof, each of the Company and Parent shall prepare and file Notification and Report Forms under the HSR Act with the Unites States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) and provide all supplemental information in connection therewith required to be provided pursuant to the HSR Act. Each of Parent and the Company shall (A) furnish to the other party such necessary information and assistance as the other reasonably may request in connection with its preparation of any filing with, or submission or response to inquiries from, the FTC or the DOJ, (B) keep the other party apprised promptly of the status of all inquiries and requests (if any) for additional information from the FTC or the DOJ, (C) respond as promptly as practicable to all inquiries and requests received from the FTC or the DOJ for additional information or documentation, (D) participate in interviews or meetings reasonably requested by the FTC or the DOJ in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, and (E) not extend any waiting period under the HSR Act or enter into any agreement with the FTC or the DOJ not to consummate the transactions contemplated by this Agreement, except with the prior written consent of the other parties hereto;

(ii) German Act Against Restraints of Competition.    As promptly as practicable after the date hereof, the Company and Parent shall notify the German Federal Cartel Office concerning the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall (A) furnish to the other party such necessary information and assistance as the other reasonably may request in connection with its preparation of any filing with, submission or response to inquiries from, or negotiations with, the German Federal Cartel Office, (B) keep the other party apprised promptly of the status of all inquiries and requests (if any) for additional information from the German Federal Cartel Office, (C) respond as promptly as practicable to all inquiries and requests received from the German Federal Cartel Office for additional information or documentation, and (D) participate in interviews or meetings reasonably requested by the German Federal Cartel Office;

(iii) Exon-Florio Provision.    As promptly as practicable after the date hereof, the Company and Parent shall submit a joint filing and any requested supplemental information (collectively, the “Joint Filing”) to CFIUS pursuant to 31 C.F.R. Part 800 with regard to the Merger and the other transactions contemplated by this Agreement. Each of Parent and the Company shall (A) furnish to the other party such necessary information and assistance as the other reasonably may request in connection with its preparation of any filing with, submission or response to inquiries from, or negotiations with, CFIUS in connection with the Joint Filing, (B) keep the other party apprised promptly of the status of all inquiries and requests (if any) for additional information from CFIUS in connection with the Joint Filing, (C) respond as promptly as practicable to all inquiries and requests received from CFIUS for additional information or documentation in connection with the Joint Filing, and (D) participate in interviews or meetings reasonably requested by CFIUS in connection with the Joint Filing; and

(iv) ITAR.    As promptly as practicable after the date hereof, the Company shall notify DDTC with respect to the transactions contemplated by this Agreement.

(d) Notwithstanding anything in this Agreement to the contrary, it is hereby expressly agreed that in no event shall Parent or any of its Affiliates be required by this Section 7.03 to take, or commit or agree to take, any action (i) the effectiveness or consummation of which is not conditional on the consummation of the Merger, (ii) that requires the divestiture, licensing or separate holding of (A) any asset of Parent or its Affiliates or (B) any material asset of the Company or its material Subsidiaries, (iii) that imposes any limitation, burden or restriction on the ability of Parent or its Affiliates (A) except as permitted by Section 7.03(d)(ii)(B), to operate the business of the Company from and after the Effective Time in the same manner, in all material respects, as the business of the Company was operated immediately prior to the date hereof, or (B) to have or exercise, in each case from and after the Effective Time, full rights and incidents of beneficial ownership of all of the outstanding shares of capital stock of and in the Surviving Corporation and each of its material Subsidiaries, including with respect to dividends, voting and dispositive power, or (iv) imposes or requires any material limitation, burden or restriction on the ability of Parent, from and after the Effective Time, to designate nominees to, or otherwise to select the composition of, the Board of Directors of the Surviving Corporation and its Subsidiaries, or to appoint or cause the employment of the executive officers, senior management personnel or key policy-making employees of the Surviving Corporation and its Subsidiaries (each of the effects referred to in clauses (i) through (iv) above, a “Materially Burdensome Condition”).

(e) The parties shall use their commercially reasonable efforts to obtain all consents, waivers, authorizations and approvals of all third parties, including Governmental Entities, necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement or the Voting Agreement and to provide any notices to third parties required to be provided prior to the Effective Time; provided that the Company shall not incur any significant expense or liability or agree to any significant modification to any contractual arrangement to obtain such consents or certificates without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed.

SECTION 7.04    Acquisition Proposal.

(a) The Company shall, and shall cause its Subsidiaries to, and its and their respective Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person (other than Parent and its Affiliates) that has made or indicated an intention to make an Acquisition Proposal. The Company shall use commercially reasonable efforts to have all copies of all non-public information it or its Subsidiaries or their respective Representatives have distributed since February 26, 2007 to Persons who have executed a confidentiality agreement in connection with such Persons’ consideration of an Acquisition Proposal (other than with respect to Parent and its Affiliates), destroyed or returned to the Company as soon as possible.

(b) Except as set forth in this Section 7.04, the Company shall not, and shall cause its Subsidiaries not to, and shall not permit their respective Representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage or facilitate (including by way of furnishing non-public information) any Acquisition Proposal or the making or receipt thereof, including approving any transaction (or any Person (other than Parent and its Affiliates) becoming an “interested stockholder”) under Section 203 of the DGCL, or (ii) initiate, participate in or knowingly encourage or facilitate any discussions or negotiations regarding, furnish to any Person (other than Parent and its Affiliates) any information with respect to, assist or participate in any effort or attempt by any Person (or any Person (other than Parent and its Affiliates) with respect to, or otherwise cooperate in any way with, any Acquisition Proposal or the making or receipt thereof; provided, however, that, at any time prior to the Company Stockholder Approval, if the Company receives a bona fide written Acquisition Proposal that did not result from a breach of this Section 7.04, the Company may furnish, or cause to be furnished, non-public information with respect to the Company and its Subsidiaries to the Person who made such proposal (provided that all such information has previously been provided to Parent or is provided to Parent prior to or substantially concurrent with the time it is provided to such Person) and may participate in discussions and negotiations regarding such proposal if (x) the Company Board determines in good faith (after receiving the advice of its outside legal counsel and financial advisor), that (A) the failure to take such action would reasonably be likely to result in a breach of its fiduciary duties under applicable Law and (B) such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (y) prior to taking such action, the Company enters into a confidentiality agreement with respect to such proposal that contains confidentiality and standstill provisions no less restrictive than the Confidentiality Agreement. Without limiting the generality of the foregoing, it is agreed that any violation of the restrictions set forth in this Section 7.04(b) by any Representative of the Company or any of its Subsidiaries shall be deemed a breach of this Section 7.04(b) by the Company. The Company shall promptly advise Parent orally (with written confirmation to follow within 24 hours) after receipt by the Company of any Acquisition Proposal, including the material terms and conditions thereof and the identity of the Person making any such Acquisition Proposal (attaching, if available, a true and complete copy thereof). The Company shall keep Parent reasonably informed on a prompt basis of the status and material terms (including all changes to the status and material terms) of any such Acquisition Proposal. From and after the date hereof, the Company shall not and shall cause its Subsidiaries not to enter into any confidentiality or other agreement with any Person or group that restricts or prohibits the Company or any of its Subsidiaries from providing to Parent the foregoing information regarding (including the identity of the Person submitting) an Acquisition Proposal or which provides for any exclusive right of negotiation or dealing. The Company agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which the Company is a party and shall use its commercially reasonable efforts to enforce any such agreement at the request of or on behalf of Parent, unless the Company Board determines in good faith (after receiving the advice of its outside legal counsel and financial advisor) that such action (or inaction, in the case of failing to provide any such release or waiver) would be inconsistent with its fiduciary duties under applicable Law.

(c) Prior to the Company Stockholder Approval, neither the Company Board nor any committee thereof shall (r) withdraw or qualify or modify in a manner adverse to Parent or Merger Sub or propose (publicly or otherwise) to withdraw or to qualify or modify in a manner adverse to Parent or Merger Sub, the Company Recommendation, (s) approve, adopt or recommend, or propose (publicly or otherwise) to approve, adopt or recommend, an Acquisition Proposal to holders of the Company Common Stock (any of (r) and (s), an “Adverse Recommendation”) or (t) cause or permit the Company or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or similar agreement (x) constituting or relating to, or that is intended or would reasonably be expected to lead to, any Acquisition Proposal, other than a confidentiality agreement referred to in Section 7.04(b) entered into in the circumstances referred to in such Section 7.04(b), or (y) requiring the Company to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (any of (x) and (y), an “Acquisition Agreement”). Notwithstanding the foregoing, but subject to the Company’s compliance at all times with the provisions of Section 7.04, (I) if a written Acquisition Proposal is made prior to the Company Stockholder Approval, the Company Board may make an Adverse Recommendation, if (but only if):

(i) the Company Board has determined in good faith (after receiving the advice of its outside legal counsel and financial advisor) that (A) it is required to make such Adverse Recommendation in order to comply with its fiduciary duties under applicable Law, and (B) such Acquisition Proposal constitutes a Superior Proposal;

(ii) the Company shall have provided Parent five (5) Business Days’ prior notice (the “Notice Period”) following Parent’s receipt of written notice (a “Notice of Superior Proposal”) from the Company (A) representing to Parent that the Company Board has received a Superior Proposal not in violation of the provisions of Section 7.04, (B) specifying the material terms and conditions of such Superior Proposal (and attaching, if available, the most current and complete version of any written agreement or offer relating thereto), (C) identifying the Person making such Superior Proposal and (D) stating that the Company Board intends to make an Adverse Recommendation; it being understood and agreed that, prior to any such Adverse Recommendation occurring, any amendment to the consideration to be paid in connection with such Superior Proposal or material amendment to such Superior Proposal shall require a new Notice of Superior Proposal with respect to such amendments (a “Subsequent Notice”) and a new three (3) Business Day Notice Period (a “Subsequent Notice Period”);

(iii) during such Notice Period or Subsequent Notice Period, as the case may be, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent and its Representatives so as to permit Parent to propose to amend this Agreement in such a manner that the Acquisition Proposal that was determined to constitute a Superior Proposal is no longer determined to constitute a Superior Proposal; and

(iv) at the end of the Notice Period or any Subsequent Notice Period, as the case may be, such Acquisition Proposal has not been withdrawn and continues to constitute a Superior Proposal,

and (II) after an Adverse Recommendation is made in accordance with the foregoing clause (I), the Company shall be entitled to enter into a definitive and binding Acquisition Agreement providing for a Superior Proposal if (but only if) this Agreement is terminated by the Company pursuant to Section 9.01(e) and, concurrently with and as a condition to the effectiveness of any such termination by the Company, the Company shall, concurrently with entering into such definitive and binding Acquisition Agreement, have paid all amounts due to Parent pursuant to Section 9.02. The Company agrees that it will not enter into an Acquisition Agreement providing for a Superior Proposal referred to in this Section 7.04(c) until at least the sixth (6th) Business Day after it has provided the Notice of Superior Proposal or until at least the third (4th) Business Day after it has provided a Subsequent Notice, as the case may be.

(d) Nothing contained in this Section 7.04    shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or making any disclosure required by Rule 14a-9 promulgated under the Exchange Act, Rule 14e-2(b) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A or from making any other disclosure to its stockholders or in any other regulatory filing if, in the good faith judgment of the Company

Board (after receiving the advice of its outside legal counsel and financial advisor), failure to so disclose would be inconsistent with its obligations under applicable Law; provided, however, that (solely except in the case of a “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act) if any such disclosure does not concurrently and expressly reaffirm the Company Recommendation or if it has the effect of withdrawing or qualifying or modifying in a manner adverse to Parent or Merger Sub the Company Recommendation, then such disclosure shall be deemed to be an Adverse Recommendation for all purposes of this Agreement and Parent shall have the right to terminate this Agreement as set forth in Section 9.01(f) and receive the Break-Up Fee in accordance with Sections 9.02 and 9.03.

SECTION 7.05    Stockholder Litigation. The Company shall keep Parent informed of, and Parent shall reasonably cooperate with the Company in connection with, any stockholder litigation or claim against the Company and/or its directors or officers relating to the Merger or the other transactions contemplated by this Agreement; provided, however, that no settlement in connection with such stockholder litigation shall be agreed to without Parent’s prior written consent, such consent not to be unreasonably withheld or delayed.

SECTION 7.06    Public Announcements. The initial press release relating to this Agreement shall be a joint release the text of which has been agreed to by each of Parent and the Company. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance; provided, however, that upon prior consultation with the other party, each of the parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by any of the parties in compliance with this Section 7.06.

SECTION 7.07    Tyco Litigation. After the date hereof, the Company shall, to the full extent permitted by Law and (to the extent necessary to preserve the attorney-client privilege) subject to a customary joint defense agreement, (a) promptly inform Parent orally (with written confirmation to follow within two (2) Business Days) of all material developments relating to the Tyco Litigation, (b) consult with Parent with respect to any material action it intends to take in connection with the Tyco Litigation prior to taking such action, (c) provide, or cause to be provided, to Parent copies of all pleadings, responses, analyses, opinions, correspondence and other documents related to the Tyco Litigation (collectively, “Tyco Litigation Documents”), (d) give Parent reasonable opportunity (at least two (2) Business Days) to comment on any Tyco Litigation Document that is prepared by or on behalf of the Company or any of its Affiliates prior to the delivery of such Tyco Litigation Document to or filing with a Governmental Entity or other third party and (e) give Parent the opportunity to participate in the defense or settlement, compromise or resolution of the Tyco Litigation, in whole or in part. The Company shall not, and shall cause its Affiliates and Representatives not to, take any action intended to settle, compromise or resolve the Tyco Litigation, in whole or in part, without Parent’s prior written consent.

SECTION 7.08    J.D. Edwards ERP Implementation Project. As promptly as practicable after the date hereof, the Company shall cause those of its Representatives who are responsible for the J.D. Edwards ERP Implementation Project to meet with Representatives of Parent and engage in good faith discussions and negotiations regarding the timing of, and capital expenditures associated with, the J.D. Edwards ERP Implementation Project.

SECTION 7.09    Credit Facility. After the date hereof, Bracco Imaging shall use its commercially reasonable efforts to, on or prior to November 15, 2007, obtain from a reputable financial institution aggregate financing in the amount of at least $200,000,000, all of which shall be available to Bracco Imaging for use in connection with Parent’s and Merger Sub’s payment obligations under this Agreement.

SECTION 7.10    Cimbar Agreement. Parent hereby agrees that, at the Effective Time, it shall accept and assume (or cause any of its Affiliates to accept and assume) all of the Company’s right, title and interest in and to the Manufacturing and Supply Agreement, dated as of April 30, 2007 (the “Cimbar Agreement”), by and among the Company, E-Z-EM Canada, Inc., and will agree (or cause such Affiliate) to be bound by all of the terms and conditions of, the Cimbar Agreement.

ARTICLE 8

CONDITIONS PRECEDENT

SECTION 8.01    Conditions to the Merger. The obligations of each party to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

(b) German Antitrust Approval. One of the following events shall have occurred (the earliest of which to occur being decisive):

(i) receipt by the Company or Parent of a written notification or unconditional decision of the German Federal Cartel Office that the Merger does not fulfill the prohibition requirements of the German Act Against Restraints of Competition; or

(ii) expiry of a period of one month after the German Federal Cartel Office’s receipt of the complete notification of the Merger, unless the German Federal Cartel Office shall have informed the Company or Parent prior to the expiry of such period that an examination of the Merger has been initiated (Section 40 paragraph 1 sentence 1 of the German Act Against Restraints of Competition) or has prohibited the Merger.

(c) Exon-Florio Provision.    The period of time for any applicable review process by CFIUS under the Exon-Florio Provision (including, if applicable, any investigation commenced thereunder) shall have expired or been terminated, CFIUS shall have provided a written notice to the effect that review of the transactions contemplated by this Agreement has been concluded and that a determination has been made that there are no issues of national security sufficient to warrant investigation under the Exon-Florio Provision, or the President of the United States shall have made a decision not to block the transaction.

(d) Other Required Approvals. All other Required Approvals shall have been obtained.

(e) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval.

(f) Proxy Statement. No Order suspending the use of the Proxy Statement shall have been issued and be in effect and no proceeding for that purpose shall have been initiated by the SEC and be continuing.

(g) No Order. No Governmental Entity of competent jurisdiction shall have enacted or issued an order, decree, judgment, injunction or taken any other action (whether temporary, preliminary or permanent) that is in effect (collectively, an “Order”) and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger; provided, however, that the party claiming the failure of the condition set forth in this Section 8.01(g) shall have used commercially reasonable efforts to have such Order vacated.

SECTION 8.02    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where legally permissible), on or prior to the Effective Time, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except (in the case of representations and warranties other than those contained in Section 3.09(b)) for failures to be true and correct that individually or in the aggregate would not have or be reasonably likely to have a Company Material Adverse Effect; provided, that for purposes of determining whether the condition in this Section 8.02(a) is satisfied, references to “Company Material Adverse Effect” and any other materiality qualification contained in such representations and warranties (other than those contained in Section 3.09(b)) shall be ignored.

(b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. The Company shall have delivered to Parent a certificate, dated the date of the Closing, signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

(d) Third Party Consents. The Company shall have obtained (i) all consents and approvals of third parties listed on Section 8.02(d) of the Company Disclosure Schedule and (ii) any other consent or approval of any third party (other than a Governmental Entity), required in connection with this Agreement and the transactions contemplated hereby, other than consents or approvals which if not obtained would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

(e) No Materially Burdensome Condition. No Governmental Entity of competent jurisdiction shall have enacted or issued an Order that would reasonably be expected to result in a Materially Burdensome Condition.

(f) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Effect that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

(g) Appraisal Rights. Holders of no more than ten percent (10%) of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time shall have exercised their appraisal rights in the Merger in accordance with Section 262.

(h) Action Taken Under Section 5.01 to Comply with Laws. No action taken by the Company or any of its Subsidiaries pursuant to Section 5.01(a) to comply with applicable Law without Parent’s consent (as required by such Section) shall have otherwise resulted in any material non-compliance by the Company with any covenant contained in Section 5.01(a) (it being understood and agreed, however, that the Company shall not be deemed to be in breach of any representation or warranty relating to such Law if Parent refuses to provide such consent).

SECTION 8.03    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Effective Time, as though made on and as of the Effective Time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for failures to be true and correct that individually or in the aggregate would not prevent or materially delay the ability of Parent and Merger Sub to perform their respective obligations under this Agreement; provided, that for purposes of determining whether the condition in this Section 8.03(a) is satisfied, references to any materiality qualification contained in such representations and warranties shall be ignored.

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c) Officer Certificate. Parent shall have delivered to the Company a certificate, dated the date of the Closing, signed by the Chief Executive Officer or Chief Financial Officer of Parent, certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

SECTION 8.04    Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article 8 to be satisfied if such party’s failure to comply with any provision of this Agreement in a material respect has been the proximate cause of, or resulted in, the failure of the condition.

ARTICLE 9

TERMINATION

SECTION 9.01    Termination. This Agreement may be terminated and abandoned, whether before or after receipt of the Company Stockholder Approval (except as set forth in this Section 9.01), prior to the Effective Time, by action taken by the Board of Directors of the terminating party, only as follows:

(a) by the mutual written consent of Parent and the Company;

(b) by either the Company or Parent by written notice to the other:

(i) if at the Company Stockholders Meeting (or at any adjournment or postponement thereof permitted by this Agreement) the Company Stockholder Approval is not obtained (provided that the right to terminate this Agreement under this Section 9.01(b)(i) shall not be available to the Company if at such time the Company is in material breach this Agreement);

(ii) if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Order that is in effect and restrains, enjoins or otherwise prohibits or makes illegal the consummation of the Merger, and such Order shall have become final and non-appealable; or

(iii) if the consummation of the Merger shall not have occurred on or before April 30, 2008 (the “Outside Date”); provided, however, that the Outside Date shall be extended to and be deemed to be July 31, 2008 if (but only if) on April 30, 2008, all of the conditions to Closing set forth in Article 8 shall have been satisfied, other than the conditions set forth in Sections 8.01(a), 8.01(b), 8.01(c), 8.01(d), 8.02(c) and 8.03(c);

(c) by written notice from Parent to the Company, if the Company breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.02(a) or 8.02(b), and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by the Company within thirty (30) days after the Company’s receipt of written notice of such breach from Parent;

(d) by written notice from the Company to Parent if Parent or Merger Sub breaches or fails to perform any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform would give rise to the failure of a condition set forth in Section 8.03(a) or 8.03(b) and such condition is incapable of being satisfied by the Outside Date or such breach has not been cured by Parent or Merger Sub within thirty (30) days after Parent’s receipt of written notice of such breach from the Company;

(e) by written notice from the Company to Parent, at any time prior to the Company Stockholder Approval, in accordance with, and subject to the terms and conditions of, Section 7.04(c)(II);

(f) by written notice of Parent to the Company, if (i) the Company Board (or any committee thereof) shall (A) fail to include the Company Recommendation in the Proxy Statement, (B) make an Adverse Recommendation or resolve to do so, (C) fail to reconfirm the Company Recommendation within five days after Parent so requests in writing (which five day period will be extended for one additional five day period if the Company certifies to Parent prior to the expiration of the initial five day period that the Company Board is in good faith seeking to obtain additional information regarding its decision to reconfirm the Company Recommendation), or (D) if a tender offer or exchange offer for any of the outstanding shares of Company Common Stock has been publicly disclosed (other than by Parent or an Affiliate of Parent) and, the Company Board (or any committee thereof) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or (ii) (A) the Company breaches or fails to perform in any material respect any of its obligations under Section 7.04, (B) the Company Stockholder Approval is not obtained at the Company Stockholders Meeting (or at any adjournment or postponement thereof permitted by this Agreement) and (C) on or after the date of this Agreement and on or prior to the date of the Company Stockholders Meeting (or any adjournment or postponement thereof permitted by this Agreement), an Acquisition Proposal shall have been publicly announced by any Person or group (other than Parent or any of its Affiliates) or publicly disclosed by the Company and remains outstanding at the time of such termination; or

(g) by written notice of Parent to the Company, if a Governmental Entity of competent jurisdiction shall have enacted or issued a final and non-appealable Order that would reasonably be expected to result in a Materially Burdensome Condition.

SECTION 9.02    Effect of Termination.

(a) Subject to the remainder of this Section 9.02 and to Section 9.03, in the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of Parent, Merger Sub or the Company and each of their respective directors, trustees, officers, employees, partners, stockholders or stockholders and all rights and obligations of any party hereto shall cease, except for the agreements contained in Sections 7.02(c) (Confidentiality), 7.06 (Public Announcements), this 9.02 (Effect of Termination), 9.03 (Fees and Expenses) and Article 10 (Miscellaneous), which shall remain in full force and effect and survive any termination of this Agreement; provided, however, that nothing contained in this Section 9.02(a) shall relieve any party hereto from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or other agreements contained in this Agreement.

(b) The Company shall pay to Parent an amount in cash equal to $9,000,000 (the “Break-Up Fee”) if:

(i) this Agreement is terminated by the Company pursuant to Section 9.01(e);

(ii) this Agreement is terminated by Parent pursuant to Section 9.01(f)(i); or

(iii) this Agreement is terminated by the Company or Parent pursuant to Section 9.01(b)(iii), without the Company Stockholder Meeting having occurred, or Section 9.01(b)(i), or by Parent pursuant to Section 9.01(c) or Section 9.01(f)(ii), if, in any such case (x) at any time after the date of this Agreement and before such termination (or in the case of a termination pursuant to Section 9.01(f)(ii), on or after the date of this Agreement and on or prior to the date of the Company Stockholder Meeting (or any adjournment or postponement thereof permitted by this Agreement)), an Acquisition Proposal shall have been publicly announced by any Person or group (other than Parent or any of its Affiliates) or publicly disclosed by the Company, and remains outstanding at the time of such termination and (y) within 12 months of such termination the Company shall have entered into a definitive agreement with respect to, or shall have consummated, any Acquisition Proposal (substituting 60% for 20% in the definition thereof) (which need not be the same Acquisition Proposal made prior to termination).

(c) Any fee due under Section 9.02(b) shall be paid by the Company by wire transfer of same-day funds:

(i) in the case of Section 9.02(b)(i), concurrently with (and as condition to the effectiveness of) such termination;

(ii) in the case of Section 9.02(b)(ii), within one Business Day of such termination; and

(iii) in the case of Section 9.02(b)(iii), concurrently with the consummation of such Acquisition Proposal (including any such consummation occurring after the twelve (12) month period referred to in such Section with respect to any definitive agreement referred to therein entered into during such twelve (12) month period).

SECTION 9.03    Fees and Expenses.

(a) Except as set forth in Section 9.02 and this Section 9.03, whether or not the Merger is consummated, all fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees, costs and expenses of agents, representatives, financial advisors, counsel and accountants shall be paid by the party incurring such fees, costs or expenses.

(b) If this Agreement is terminated by Parent pursuant to Section 9.01(c) or Section 9.01(f)(ii), the Company shall pay to Parent within five Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by Parent in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, provided that such fees and expenses to be paid by the Company hereunder shall not exceed $2,000,000; provided, however, that if a Break-Up Fee is payable by the Company pursuant to Section 9.02(b)(iii), then the Company may reduce the amount to be paid by it pursuant to such Section by the amount of any expense reimbursement paid by the Company to the Buyer pursuant to this Section 9.03(b).

(c) If this Agreement is terminated by the Company pursuant to Section 9.01(d), Parent shall pay to the Company within five Business Days after the date of termination all documented, reasonable out-of-pocket costs and expenses, including the reasonable fees and expenses of lawyers, accountants, financial advisors and investment bankers, incurred by the Company in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, provided that such fees and expenses to be paid by Parent hereunder shall not exceed $2,000,000.

(d) The parties acknowledge that the agreements contained in Sections 9.02 and 9.03 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due under Sections 9.02 or 9.03, the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any Action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank N.A. plus five percent (5%) per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid.

(e) The parties further acknowledge and agree that (i) damages attributable to a termination of this Agreement as referenced in Sections 9.02 and 9.03 are uncertain in amount, (ii) the fees provided in Sections 9.02 and 9.03 are a reasonable fee and estimate of such damages at the time the parties hereto executed and delivered this Agreement and (iii) the amounts to be paid pursuant to this Section 9.03 constitute liquidated damages negotiated at arm’s-length and do not constitute, and are not intended by the parties to operate as, a penalty.

SECTION 9.04    Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, but, after any such approval, no amendment shall be made which by applicable Law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 9.05    Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE 10

MISCELLANEOUS

SECTION 10.01    Non-Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.

SECTION 10.02    Successors and Assigns. No party hereto shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect; provided, that, without the prior consent of the Company, each of Parent and Merger Sub may assign any of its rights hereunder to its Affiliates (but shall remain liable for all of its obligations under this Agreement). Any attempted assignment in violation of this Section 10.02 shall be void. This Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto.

SECTION 10.03    Governing Law; Jurisdiction; Remedies.

(a) This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). The parties hereto irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent to the jurisdiction of, the courts of the State of Delaware.

(b) Each party hereto irrevocably submits to the exclusive jurisdiction of (i) the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and (ii) the United States District Court for the District of Delaware, for the purposes of any Action arising out of this Agreement or any transaction contemplated hereby. Each party hereto agrees to commence any Action relating hereto in the Chancery Court of the State of Delaware or, if such Action may not be brought in such court for reasons of subject matter jurisdiction in the United States District Court for the District of Delaware. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any Action arising out of this Agreement or the transactions contemplated hereby in (A) the Chancery Court of the State of Delaware, or (B) the United States District Court for the District of Delaware, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action brought in any such court has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 10.03 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law. The consent to jurisdiction set forth in this Section 10.03 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 10.03. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.05 as to giving notice thereunder shall be deemed effective service of process on such party.

(c) Each party acknowledges and agrees that the other parties would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any Action instituted in any state or federal court sitting in the State of Delaware having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at Law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at Law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

(d) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY, IN ANY MATTERS (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.03(D).

SECTION 10.04    Severability; Construction.

(a) Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that shall achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

(b) This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable Law will be deemed to refer to such Law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties intend that each representation, warranty, and covenant contained herein will have independent significance. Time is of the essence in the performance of this Agreement.

SECTION 10.05    Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given, delivered and received (a) if delivered personally or (b) if sent by facsimile, registered or certified mail (return receipt requested) postage prepaid, or by courier guaranteeing next day delivery, in each case to the applicable party to whom it is directed at the addresses indicated below:

If to the Company:

E-Z-EM, Inc.

1111 Marcus Avenue

Suite LL-26

Lake Success, New York 11042

Attention: Anthony Lombardo

 Peter Graham, Esq.

Tel: (516) 333-8230

Fax: (516) 302-2918

Copy to (such copy not to constitute notice):

Davies Ward Phillips & Vineberg LLP

625 Madison Avenue, 12th Floor

New York, New York 10022

Attention: Steven H. Levin, Esq.

 Gerald D. Shepherd, Esq.

Tel: (212) 588-5500

Fax: (212) 308-0132

If to Parent or Merger Sub:

Bracco Diagnostics, Inc.

107 College Road East

Princeton, NJ 08540

Attention: Carlo Medici

Tel: (609) 514-2200

Fax: (609) 514-2424

Copy to (such copy not to constitute notice):

Greenberg Traurig, LLP

The Met Life Building

200 Park Avenue

New York, New York 10166

Attention: Lorenzo Borgogni, Esq.

Tel: (212) 801-9200

Fax: (212) 801-6400

or, as to each of the foregoing, at such other address as shall be designated by such party in a written notice to other parties complying as to delivery with the terms of this Section 10.05. Notices delivered personally shall be effective on the day so delivered, notices sent by registered or certified mail shall be effective five (5) days after mailing, notices sent by facsimile shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the day of actual delivery by the courier.

SECTION 10.06    Entire Agreement. This Agreement and the Confidentiality Agreement contain the entire understanding among the parties hereto with respect to the transactions contemplated hereby and supersede and replace all prior and contemporaneous agreements and understandings, oral or written, with regard to such transactions. All Exhibits and Schedules hereto and any documents and instruments delivered pursuant to any provision hereof are expressly made a part of this Agreement as fully as though completely set forth herein.

SECTION 10.07    Parties in Interest. Except for the rights to continued indemnification and insurance pursuant to Section 6.02 hereof (of which the Persons entitled to indemnification or insurance, as the case may be, are the intended beneficiaries following the Effective Time), nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement is intended to relieve or discharge the obligations or liability of any third Persons to the Company or Parent. No provision of this Agreement shall give any third parties any right of subrogation or action over or against the Company or Parent.

SECTION 10.08    Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 10.09    Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and delivered by means of a facsimile or portable document format (pdf) transmission. This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Agreement or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any applicable Law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SECTION 10.10    Company Disclosure Schedule. There may have been included in the Company Disclosure Schedule items which are not “material” and such inclusion shall not be deemed to be an agreement by the Company that such items are “material” or to further define the meaning of such term for purposes of this Agreement.

SECTION 10.11    Bracco Imaging. Bracco Imaging agrees to take all action necessary to cause Parent and Merger Sub to perform all of their respective agreements, covenants and obligations under this Agreement, including by providing Parent or Merger Sub, as the case may be, with all necessary funds to enable Parent or Merger Sub, as the case may be, to comply with its obligations under this Agreement.

SECTION 10.12    Definitions. (a) As used in this Agreement:

“Acquisition Proposal” means any oral or written inquiry, proposal, indication of interest or offer from any Person or group (other than Parent, Merger Sub or any of their respective Affiliates), whether in one transaction or a series of transactions, relating to, or that would reasonably be expected to lead to, (a) any direct or indirect acquisition by any means of (i) 20% or more of the consolidated revenues, net income, cash flows or assets of the Company and its Subsidiaries, taken as a whole, or (ii) 20% or more of the equity securities of the Company (including by issuance thereof by the Company) then outstanding; (b) any tender offer or exchange offer, as defined under the Exchange Act, that, if consummated, would result in any Person or group beneficially owning

20% or more of the equity securities of the Company then outstanding; or (c) any merger, consolidation, business combination, recapitalization, reorganization, share exchange, split-off, spin-off, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, in each case other than the Merger and the other transactions contemplated hereby.

“Affiliate” shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

“Board of Directors” shall mean the Board of Directors of any specified Person.

“Business Day” shall mean any day on which banks are not required or authorized to close in New York, New York or Milan, Italy.

“Company Material Adverse Effect” means any Effect that is materially adverse to (i) the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement; provided, however, that in no event shall any of the following be deemed to constitute a Company Material Adverse Effect: (a) any Effect that results from changes in general economic conditions or changes in securities markets in general, (b) any Effect that results from general changes in the industry in which the Company and its Subsidiaries operate, (c) any Effect (including the loss by the Company or any of its Subsidiaries of customers, suppliers or employees) arising out of to the public announcement of the transactions contemplated by this Agreement, (d) any Effect that results from any action taken by the Company at the written request of Parent, (e) any change, in and of itself, in the price or trading volume of the shares of Company Common Stock (it being agreed that this exception does not cover the underlying reasons for such change), (f) in and of itself, meeting, or failing to meet, any internal or published projections, forecasts or review or earnings predictions for any period ending on or after the date of this Agreement (it being agreed that this exception does not cover the underlying reasons for such change), (g) any Effect arising out of the Tyco Litigation, (h) any action or change contemplated by the provisions of this Agreement (other than as a result of the Company’s compliance with its obligation under this Agreement to conduct its business in the ordinary course), or (i) any change in Laws; except in the case of clauses (a) and (b), for any Effect that has a significantly disproportionate adverse impact on the Company and its Subsidiaries compared to other companies of similar size operating in the industry in which the Company and its Subsidiaries operate.

“Effect” means any event, circumstance, change, development, condition or effect.

“Environmental Laws” shall mean any federal, state, local or foreign, statute, regulation, ordinance, order, decree, directive or other requirement of Law (including, without limitation, common law) relating to human health, safety or welfare, wildlife, natural resources, flora, fauna or the environment (including, without limitation, indoor or outdoor air, water, water vapor, groundwater, drinking water, surface or subsurface land, noise and odor), or to the identification, generation, use, labeling, processing, control, transportation, handling, discharge, emission, treatment, storage, disposal, investigation, removal, remediation, import/export, or monitoring of, or exposure to, any pollutant, contaminant, hazardous or solid waste, or any hazardous or toxic substance, or material.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Governmental Entity” shall mean any federal, state, local or foreign governmental, regulatory or administrative authority, branch, agency or commission or any court, tribunal, judicial or arbitral body.

“Hazardous Material” shall mean any product, substance, gas, chemical, microbial matter, material or waste, whose presence, nature, quantity or concentration, either by itself or in combination with other materials is (a) potentially injurious to human health or safety, the environment or natural resources or (b) regulated, monitored or subject to reporting by any Governmental Entity relating to Environmental Laws.

“IFRS” shall mean International Financial Reporting Standards.

“IRS” shall mean the United States Internal Revenue Service.

“J.D. Edwards ERP Implementation Project” shall mean the replacement of MAPIC ERP applications with J.D. Edwards ERP applications.

“Knowledge” shall mean, with respect to the Company, the actual knowledge of the officers of the Company listed on Schedule I (without independent inquiry or investigation).

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, executive order, rule, code, Order, requirement or rule of law (including common law) of a Governmental Entity.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance or title defect, lease, lien (statutory or other), conditional sale agreement, claim, charge, limitation or restriction.

“NASDAQ” shall mean The NASDAQ Global Market, Inc.

“Permitted Liens” shall mean (a) liens for utilities and current Taxes and assessments not yet due and payable and (b) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s, and other similar liens arising or incurred in the ordinary course of business not yet due and payable, if the same shall not at the time be delinquent or thereafter can be paid without penalty or are being contested in good faith by appropriate proceedings and for which appropriate reserves have been included on the balance sheet of the applicable Person (provided that, in the case of assets material to the business of the Company or any of its Subsidiaries, taken as a whole, such liens do not and would not reasonably be expected to materially impair the continued use or operation of such assets or, in the case of any real property, render the title to such real property unmarketable).

“Person” shall mean an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Regulatory Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, the German Act Against Restraints of Competition, in each case as amended, and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Representative” means, with respect to any Person, (i) such Person’s directors, officers, employees or (ii) any investment banker, financial advisor, attorney, accountant or other advisor, agent representative of such Person, when acting as such or (iii) any controlled Affiliate of such Person.

“Subsidiary” when used with respect to any party shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Superior Proposal” means any bona fide, written offer made (not in violation of Section 7.04) to the Company Board by any Person (other than Parent and its Affiliates) that if consummated would result in such

Person (or its stockholders, partners, trustees or members) owning, directly or indirectly, in a transaction or series of transactions, more than 60% of the shares of Company Common Stock then outstanding (or of the shares of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or more than 60% of the assets of the Company, that, in each case, the Company Board determines in good faith (after receiving the advice of its outside legal counsel and financial advisor), is (a) reasonably capable of being consummated in accordance with its terms (relative also to the expected time of consummation of the transactions contemplated by this Agreement), taking into account all legal, financial (including whether financing (to the extent required) is then fully committed), regulatory and other aspects of the offer and the Person making the offer and (b) more favorable to the holders of the Company Common Stock from a financial point of view than the Merger taking into account all the terms and conditions of such offer and this Agreement (including any proposal by Parent to amend the terms of this Agreement pursuant to Section 7.04(c)).

“Tax Return” shall mean any report, return, information return, filing, claim for refund or other information, including any schedules or attachments thereto, and any amendments to any of the foregoing required to be supplied to a taxing authority in connection with Taxes.

“Taxes” shall mean all federal, state, local or foreign taxes, including, without limitation, income, gross income, gross receipts, production, excise, employment, sales, use, transfer, ad valorem, value added, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker’s compensation, payroll, utility, windfall profit, custom duties, personal property, real property, taxes required to be collected from customers on the sale of services, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, whether disputed or not, including any interest, penalties or additions thereto; and “Tax” shall mean any one of them.

“U.S. GAAP” shall mean United States generally accepted accounting principles as in effect from time to time.

(b) The following terms have the meaning set forth in the sections set forth below:

Defined Term	Location of Definition
Action	§3.19
Acquisition Agreement	§7.04(c)
Adverse Recommendation	§7.04(c)
Agreement	Preamble
Appraisal Shares	§1.08(e)
Bracco Imaging	Recitals
Break-Up Fee	§9.02(b)
Certificate	§1.08(a)
Certificate of Merger	§1.03
CFIUS	§3.04
Cimbar Agreement	§7.10
Closing	§1.02
Closing Date	§1.02
COBRA	§6.01(c)
Code	§2.07
Company	Preamble
Company Board	§3.05
Company Common Stock	Recitals
Company Disclosure Schedule	Article 3
Company Option	§1.09(a)
Company Option Plans	§3.06(a)(iv)
Company Organizational Documents	§3.01

Defined Term	Location of Definition
Company Plans	§3.06(a)(v)
Company Property	§3.20(c)(ix)
Company Recommendation	§7.01(a)
Company SEC Reports	§3.08(a)
Company Stockholder Approval	§3.32
Company Stockholders Meeting	§3.30
Company Welfare Plans	§6.01(b)
Confidentiality Agreement	§7.02(c)
Continuing Employees	§6.01(a)
Contract	§3.20(c)
Costs	§6.02(a)
Credit Facility	§7.09
DDTC	§3.04
DGCL	§1.01
DOJ	§7.03(c)(i)
Effective Time	§1.03
Employee Benefit Plans	§3.21(a)
ERISA Affiliate	§3.21(a)
Exchange Act	§3.04
Exchange Agent	§2.01
Exchange Fund	§2.01
Exon-Florio Provision	§3.04
FDA	§3.04
FDCA	§3.16(a)
FTC	§7.03(c)(i)
GPO	§3.20(c)(vi)
HSR Act	§3.04
Indemnified Parties	§6.02(a)
Insurance Proceeds	§6.02(a)
Intellectual Property	§3.14(a)
ITAR	§3.04
Joint Filing	§7.03(c)(iii)
Lease	§3.20(c)(ix)(A)
Leased Real Property	§3.20(c)(ix)(A)
Licenses and Permits	§3.15(a)
Materially Burdensome Condition	§7.03(d)
Material Unregistered Intellectual Property	§3.14(a)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Multiemployer Plan	§3.21(c)
Notice of Superior Proposal	§7.04(c)(ii)
Notice Period	§7.04(c)(ii)
Order	§8.01(g)
Outside Date	§9.01(b)(iii)
Owned Real Property	§3.12(a)
Parent	Preamble
Pension Plans	§3.21(a)
Preferred Stock	§3.06(a)
Products	§3.34
Proxy Statement	§3.30

Defined Term	Location of Definition
Registered Intellectual Property	§3.14(a)
Required Approvals	§3.04
Sarbanes-Oxley Act	§3.08(a)
SEC	§2.01
Section 262	§1.08(e)
Securities Act	§3.04
Stockholders	Recitals
Subsequent Notice	§7.04(c)(ii)
Subsequent Notice Period	§7.04(c)(ii)
Surviving Corporation	§1.01
Tyco Litigation	§3.19
Tyco Litigation Documents	§7.07
Treasury Regulations	§2.07
Voting Agreement	Recitals
WARN	§3.25(c)

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BRACCO DIAGNOSTICS, INC.

By:	/s/ CARLO MEDICI
Name:	Carlo Medici
Title:	President & CEO

EAGLE ACQUISITION SUB, INC.

By:	/s/ CARLO MEDICI
Name:	Carlo Medici
Title:	President & CEO

E-Z-EM, INC.

By:	/s/ ANTHONY A. LOMBARDO
Name:	Anthony A. Lombardo
Title:	President & CEO

Acknowledged and agreed solely with respect to Sections 4.08, 7.09 10.11 and 10.03:

BRACCO IMAGING S.P.A.

By:	/s/ ROBERTO RETTANI
Name:	Roberto Rettani
Title:	Managing Director & CEO

SCHEDULE I

Joseph A. Cacchioli

Peter J. Graham

Anthony A. Lombardo

Jeffrey S. Peacock

Brad. S. Schreck

ANNEX B

October 29, 2007

STRICTLY PRIVATE AND CONFIDENTIAL

Board of Directors

E-Z-EM, Inc.

1111 Marcus Avenue

Lake Success, NY 11042

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.10 per share (“Company Common Stock”), of E-Z-EM, Inc., a Delaware corporation (“EZEM” or the “Company”), of the Merger Consideration (as defined below) provided for under the terms of the proposed Agreement and Plan of Merger, to be dated as of October 29, 2007 (the “Agreement”), by and among Bracco Diagnostics, Inc., a Delaware Corporation (“Buyer” or “Parent”), Eagle Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company, pursuant to which Merger Sub will be merged (the “Merger”) with and into the Company.

Pursuant to the Agreement and subject to the terms and conditions thereof, each share of the Company Common Stock will be converted, subject to certain exceptions, into the right to receive $21.00 per share in cash, without interest (the “Merger Consideration”).

RBC Capital Markets Corporation (“RBC”), as part of its investment banking services, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes.

We have been engaged to render an opinion to the Board of Directors of the Company as to the fairness of the Merger Consideration, from a financial point of view, to the Company and will be entitled to receive a fee upon delivery thereof, without regard to whether our opinion is accepted or the Agreement is consummated. We are also entitled to an additional, larger fee in the event of consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the ordinary course of business, RBC or an affiliate may act as a market maker and broker in the publicly traded securities of the Company and receive customary compensation, and may also actively trade securities of the Company for our own account and the accounts of our customers, and, accordingly, RBC and its affiliates may hold a long or short position in such securities.

For the purposes of rendering our opinion, we have undertaken such review and inquiries as we deemed necessary or appropriate under the circumstances, including the following: (i) we reviewed the financial terms of the draft dated October 29, 2007 of the Agreement (the “Latest Draft Agreement”); (ii) we reviewed and analyzed certain publicly available financial and other data with respect to the Company and certain other relevant historical operating data relating to the Company made available to us from published sources and from the internal records of the Company; (iii) we conducted discussions with members of senior management of the Company with respect to the business prospects and financial outlook of the Company; (iv) we reviewed financial information and estimates relating to the Company that were provided to us by the Company’s management (the “Company Forecasts”); (v) we reviewed the prices and trading activity for the Company Common Stock; and (vi) we performed such other studies and analyses as we deemed appropriate.

In arriving at our opinion, we performed the following analyses in addition to the review, inquiries, and analyses referred to in the preceding paragraph: (i) we compared selected market valuation metrics of publicly-traded companies that we deemed comparable to the Company with metrics implied by the Merger Consideration; (ii) we compared market valuation metrics, to the extent publicly available, of selected precedent transactions with the market valuation metrics implied by the Merger Consideration; and (iii) we performed a discounted cash flow analysis using the Company Forecasts.

Several analytical methodologies have been employed and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions we have reached are based on all the analysis and factors presented, taken as a whole, and also on application of our own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. We therefore give no opinion as to the standalone value or merit of any one or more parts of the analyses.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial, legal, tax, operating and other information provided to us by the Company (including, without limitation, the financial statements and related notes thereto), and have not assumed responsibility for independently verifying and have not independently verified such information. For all forward-looking financial information with respect to the Company, we have relied on the Company Forecasts. We assumed that all of the Company Forecasts were reasonably prepared and represent the best currently available estimates and good faith judgments of Company’s management as to the Company’s financial performance and express no opinion as to any aspect of the Company Forecasts or the assumptions on which they are based.

In rendering our opinion, we have not assumed any responsibility to perform, and have not performed, an independent evaluation or appraisal of any of the assets or liabilities of the Company. We have not assumed any obligation to conduct, and have not conducted, a physical inspection of the property or facilities of the Company. We have not investigated, and make no assumption regarding, any litigation or other claims affecting the Company. Our opinion relates to the Company as a going concern and, accordingly, we express no opinion regarding the liquidation value of the Company.

We have assumed, in all respects material to our analysis, that all conditions to the consummation of the Agreement will be satisfied without waiver thereof, that the representations and warranties of each party contained in the Agreement are true and correct and that each party will perform all of the covenants and agreements required to be performed by it under the Agreement. We have assumed that the executed version of the Agreement will not differ, in any respect material to our opinion, from the Latest Draft Agreement. In addition, we have relied upon the Company to advise us promptly if any information previously provided to us has become inaccurate or is required to be updated during our review.

Our opinion speaks only as of the date hereof, is based on the conditions as they exist and information which we have been supplied as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon events occurring after the date hereof and do not have an obligation to update, revise or reaffirm this opinion.

The opinion expressed herein is provided for the information and assistance of the Board of Directors of the Company in connection with the Agreement. All advice and opinions (written and oral) rendered by RBC are intended for the use and benefit of the Board of Directors of the Company. Such advice or opinions may not be

B-2

reproduced, summarized, excerpted from or referred to in any public document or given to any other person without the prior written consent of RBC. If required by applicable law, such opinion may be included in any disclosure document filed by the Company with the Securities and Exchange Commission with respect to the proposed Merger; provided however, that such opinion must be reproduced in full and that any description of or reference to RBC be in a form reasonably acceptable to RBC and its counsel (which acceptance will not be unreasonably withheld, delayed or conditioned). RBC shall have no responsibility for the form or content of any such disclosure document, other than the opinion itself; provided, however, that RBC will use reasonable care in reviewing the description of or reference to RBC or the opinion in any disclosure document filed by the Company with the SEC.

Our opinion does not address the merits of the underlying decision by the Company to engage in the Agreement or the relative merits of the Agreement compared to any alternative business strategy or transaction in which the Company might engage and does not constitute recommendation to any member of the Board of Directors or any holder of Company Common Stock as to how to vote in connection with the proposed Merger.

Our opinion addresses solely the fairness to the holders of Company Common Stock, from a financial point of view, of the Merger Consideration. Our opinion does not in any way address other terms or conditions of the Agreement.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

Very truly yours,

/s/ RBC CAPITAL MARKETS CORPORATION

RBC CAPITAL MARKETS CORPORATION

B-3

ANNEX C

SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

EXECUTION COPY

VOTING AGREEMENT

This VOTING AGREEMENT, dated as of October 30, 2007 (this “Agreement”), is made by and among BRACCO DIAGNOSTICS, INC., a Delaware corporation (“Parent”), E-Z-EM, INC., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule I to this Agreement (the “Stockholders”).

WHEREAS, as of the date hereof, each Stockholder owns beneficially and of record the number of shares of common stock, par value $0.10 per share (“Company Common Stock”), of the Company, set forth opposite such Stockholder’s name on Schedule I hereto (all such shares of Company Common Stock, together with any other shares of capital stock of the Company of which ownership of record, beneficial ownership or the power to vote is acquired by the Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants, or any other convertible or exchangeable securities or similar instruments of the Company), being collectively referred to herein as the “Shares”);

WHEREAS, Parent, Eagle Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and the Company propose to enter into, immediately prior to execution of this Agreement, an Agreement and Plan of Merger (the “Merger Agreement”), a draft of which has been made available to the Stockholders, which provides, upon the terms and subject to the conditions thereof, for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of Parent;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that the Stockholder agrees, and the Stockholder is willing to agree, to the matters set forth herein;

WHEREAS, the Board of Directors of the Company has taken all actions necessary and within its authority such that no restrictive provision of any “fair price,” “moratorium,” “control share acquisition,” “business combination,” “stockholder protection,” “interested stockholder” or other similar anti-takeover statute or regulation, including, without limitation, Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), or any restrictive provision of the Certificate of Incorporation or By-Laws of the Company is, or at the Effective Time will be, applicable to the Company, Parent, Merger Sub, the Company Common Stock, the Merger or any other transaction contemplated by this Agreement or the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1.    Defined Terms. Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement.

Section 2.    Voting of Shares.

(a) Voting. For so long as this Agreement is in effect, each Stockholder hereby agrees to vote (or cause to be voted) all of the Stockholder’s Shares, at every annual, special or other meeting of the stockholders of the Company, however called, and at any adjournment or adjournments or postponement or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby, and any actions required in furtherance thereof;

(ii) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company;

(iii) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal (including any Acquisition Proposal) that the Stockholder would reasonably expect to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and

(iv) against (A) any Acquisition Proposal or (B) any action that is intended, or that would reasonably be expected, to prevent or materially delay or interfere with the Merger and the other transactions contemplated by the Merger Agreement.

The Stockholder (x) acknowledges receipt and review of a copy of the Merger Agreement, and (y) hereby waives, and agrees not to, for so long as this Agreement is in effect, exercise or assert, any appraisal rights or similar rights under Section 262 of the DGCL, in connection with the Merger.

(b) Grant of Irrevocable Proxy. Without limiting the generality of the foregoing, each Stockholder hereby irrevocably grants, by executing this Agreement, to, and appoints, Parent and any individual who shall hereafter be designated by Parent, and each of them, such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, or cause to be voted, such Stockholder’s Shares, or grant a consent or approval in respect of such Stockholder’s Shares, at every annual, special or other meeting of the stockholders of the Company, however called, and at any adjournment or adjournments or postponement or postponements thereof, or pursuant to any consent in lieu of a meeting or otherwise, with respect to the matters and in the manner specified in Section 2(a) hereof; provided that the foregoing proxy shall terminate immediately upon termination of this Agreement in accordance with its terms, without further action by any Stockholder or Parent. Each Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 2(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. SUBJECT TO THIS SECTION 2(b), THIS GRANT OF PROXY IS COUPLED WITH AN INTEREST AND MAY UNDER NO CIRCUMSTANCES BE REVOKED EXCEPT UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ITS TERMS. Each Stockholder hereby ratifies and confirms all actions that any proxy appointed or designated hereby may lawfully do or cause to be done in accordance herewith. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares are hereby revoked (other than any proxy given in respect of the Company’s 2007 Annual Meeting of Stockholders) and, for so long as this Agreement is in effect, no subsequent proxies will be given.

Section 3.    Fiduciary Responsibilities. If any Stockholder is or becomes, during the term hereof, a director or officer of the Company or any of its Subsidiaries, such Stockholder does not make (and shall not be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer. Without limiting the generality of the foregoing, each Stockholder signs solely in his, her or its capacity as the record and/or beneficial owner, as applicable, of the Stockholder’s Shares and nothing herein shall limit or affect any actions taken by any Stockholder (or a designee of any Stockholder) in his or her capacity as an officer or director of the Company or any of its Subsidiaries in exercising his or her (in such capacity) or the Company’s or the Company Board’s rights in connection with the Merger Agreement or otherwise and such actions shall not be deemed to be a breach of this Agreement.

Section 4.    Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants to Parent as follows:

(a) Binding Agreement. To the extent applicable, the Stockholder is a corporation, limited liability company, partnership or trust duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The Stockholder has all necessary power and authority, or capacity, as applicable, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at Law).

(b) No Conflict. Neither the execution and delivery of this Agreement by the Stockholder, nor the performance by the Stockholder of his, her or its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair the Stockholder’s ability to perform his, her or its obligations hereunder) with, or notification to, any Governmental Entity (except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended), (ii) if the Stockholder is an entity, result in a violation of, or default under, or conflict with any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to the Stockholder or the Stockholder’s Shares, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of the Stockholder’s Shares, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a Governmental Entity, except, in the case of clause (iv), as would not reasonably be expected to prevent, materially delay or otherwise materially impair the Stockholder’s ability to perform its obligations hereunder or (v) violate or conflict with any Law applicable to the Stockholder or the Stockholder’s Shares. If the Stockholder is a married individual and the Stockholder’s Shares constitute community property or otherwise need spousal approval in order for this Agreement to be a legal, valid and binding obligation of the Stockholder, this Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding obligation of, the Stockholder’s spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(c) Ownership of Shares. The Stockholder is the record and beneficial owner of, and has good, valid and marketable title to, the Shares set forth opposite such Stockholder’s name on Schedule I attached hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options, proxies, voting restrictions, limitations on disposition, adverse claims of ownership or use, or limitations of whatever nature, other than pursuant to this Agreement, and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares), and has the sole power to vote and full right, power and authority to sell, transfer and deliver, the Shares set forth opposite the Stockholder’s name on Schedule I hereto. There are no outstanding options or other rights to acquire from the Stockholder, or obligations of the Stockholder to sell or to dispose of, any of the Stockholder’s Shares, and none of the Stockholder’s Shares are subject to vesting. The Stockholder holds exclusive power to vote the Shares set forth opposite the Stockholder’s name on Schedule I attached hereto. As of the date of this Agreement, the Shares set forth opposite the Stockholder’s name on such Schedule I attached hereto represent all of the shares of capital stock of the Company owned (beneficially or of record) by the Stockholder, except shares of Company Common Stock which may be acquired by the Stockholder upon exercise of options, if any, held by the Stockholder as set forth in such Schedule.

(d) Proxy Statement. The Stockholder agrees that none of the information relating to the Stockholder or his, her or its controlled Affiliates provided by or on behalf of the Stockholder for inclusion in the Proxy Statement will, from the time the Proxy Statement is first filed with the SEC to the time the Proxy Statement is first published, sent or given to stockholders of the Company, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) Broker Fees. No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission based upon arrangements made by or on behalf of the Stockholder in connection with its entering into this Agreement.

Section 5.    Representations and Warranties of Parent. Parent represents and warrants to each of the Stockholders as follows:

(a) Binding Agreement. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and no other corporate proceedings on the part of Parent are necessary to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby. Parent has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution and delivery by Parent of this Agreement, nor the performance by Parent of its obligations hereunder will, (i) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws or as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder) with, or notification to, any Governmental Entity, (ii) result in a violation of, or default under, or conflict with any provision of its certificate of incorporation and bylaws, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, trust, agreement, instrument, commitment, arrangement or understanding applicable to Parent, except, in the case of clause (iii), as would not reasonably be expected to prevent, materially delay or otherwise materially impair Parent’s ability to perform its obligations hereunder, (iv) require any consent, authorization or approval of any Person other than a Governmental Entity, except, in the case of clause (iv), as would not prevent, materially delay or otherwise materially impair such Parent’s ability to perform its obligations hereunder or (v) violate or conflict with any Law applicable to Parent.

Section 6.    Transfer and Other Restrictions. For so long as this Agreement is in effect:

(a) Certain Prohibited Transfers. Each Stockholder agrees not to:

(i) sell, transfer, exchange, pledge, encumber, assign or otherwise dispose, including by operation of law, of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, the Stockholder’s Shares or any interest contained therein (other than by testamentary disposition or intestate succession or, if the transactions contemplated by the Merger Agreement are consummated, by operation of Law in the Merger);

(ii) grant any proxies or powers of attorney or enter into a voting agreement or other arrangement with respect to the Stockholder’s Shares, other than this Agreement;

(iii) enter into, or deposit the Stockholder’s Shares into, a voting trust or take any other action which would, or could reasonably be expected to, result in a diminution of the voting power represented by any of the Stockholder’s Shares; nor

(iv) commit or agree to take any of the foregoing actions.

(b) Efforts. For so long as this Agreement is in effect, the Stockholder agrees not to take any action that would have the effect of preventing or disabling it from performing its obligations under this Agreement. Subject to Section 3 hereof, for so long as this Agreement is in effect, the Stockholder shall use the Stockholder’s reasonable best efforts to take, or cause to be taken, all actions (including executing and delivering such additional documents) and do, or cause to be done, and to assist and cooperate with the other parties hereto in doing, all things, in each case, as may reasonably be deemed by Parent to be necessary or desirable to carry out the provisions of this Agreement.

(c) Additional Shares. In the event (i) of any stock dividend, stock split, recapitalization, reclassification, conversion, subdivision, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder’s Shares or (ii) any Stockholder becomes the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(a) hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or the Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were the Stockholder’s Shares hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new shares of capital stock or other securities of the Company acquired by such Stockholder, if any, after the date hereof.

Section 7.    No Solicitation. For so long as this Agreement is in effect, no Stockholder shall, nor shall any Stockholder permit any Representative of such Stockholder to, directly or indirectly through another Person, solicit, initiate or knowingly encourage any Acquisition Proposal or the making or receipt thereof; provided that any action which is permitted by the Merger Agreement to be taken by a Stockholder in his or her capacity as a director or officer or which is permitted by Section 3 hereof shall not be prohibited by the foregoing. Each Stockholder shall, and shall direct such Stockholder’s Representatives to, for so long as this Agreement is in effect, immediately cease any existing solicitations, discussions or negotiations with any Person (other than Parent and its Affiliates) that has made or indicated an intention to make an Acquisition Proposal. In addition to the other obligations of the Stockholders set forth in this Section 7, each Stockholder shall promptly advise Parent orally (with written confirmation to follow within 48 hours) after receipt by such Stockholder of any Acquisition Proposal, including the material terms and conditions thereof and the identity of the Person making any such Acquisition Proposal.

Section 8.    Disclosure. Each Stockholder hereby authorizes the Company to publish and disclose in the Proxy Statement (including all documents and schedules filed with the SEC in connection therewith) its identity and ownership of the Stockholder’s Shares and the nature of its commitments, arrangements and understandings under this Agreement.

Section 9.    Jurisdiction; Waiver of Jury Trial. To the fullest extent permitted by applicable Law, each party hereto irrevocably submits to the exclusive jurisdiction of (i) the Chancery Court of the State of Delaware (or other appropriate state court in the State of Delaware), and (ii) the United States District Court for the District of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. To the fullest extent permitted by applicable Law, each party hereto agrees to commence any action, suit or proceeding relating hereto in the Chancery Court of the State of Delaware or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction in the United States District Court for the District of Delaware. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (A) the Chancery Court of the State of Delaware, or (B) the United States District Court for the District of Delaware, and, to the fullest extent permitted by applicable Law, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. To the fullest extent permitted by applicable Law, each party hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided that nothing in this Section 8 shall affect the right of any party to serve legal process in any other manner permitted by Law. The consent to jurisdiction set forth in this Section 8 shall not constitute a general consent to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this Section 8. The parties hereto agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10 as to giving notice thereunder shall be deemed effective service of process on such party. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

Section 10.    Indemnification; Reimbursement of Expenses. To the fullest extent permitted by applicable Law, in consideration of the agreement of the Stockholders to enter into this Agreement, the Company shall indemnify, defend and hold harmless each of the Stockholders, and each of their respective heirs, executors, personal representatives, administrators and permitted assigns, from and against any and all losses, liabilities, expenses (including reasonable attorneys’ fees), claims, fines and damages (collectively, “Damages”) asserted against, resulting to, imposed upon or suffered by any Stockholder, or any one of them, arising out of or related to the matters set forth in this Agreement (except to the extent resulting from any breach of this Agreement by such Stockholder or the enforcement of this Agreement by Parent or the Company). The Company shall reimburse all out-of-pocket expenses actually and reasonably incurred by each such Stockholder in connection with the execution, delivery and performance of this Agreement by such Stockholder, including the reasonable fees and expenses of legal counsel and other advisors actually incurred by such Stockholder. Any such expenses or Damages shall be reimbursed by the Company within five (5) Business Days after receipt from such Stockholder of a request for reimbursement or indemnification accompanied by reasonable documentation evidencing the expenses sought to be reimbursed or amounts sought to be indemnified. Each Stockholder hereby undertakes that, if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that such Stockholder is not entitled under applicable Law to be indemnified by the Company pursuant to this Section 10, such Stockholder shall reimburse the Company for any amounts theretofore paid by the Company in respect of indemnification pursuant to this Section 10 as to which such Stockholder has been determined not to have been entitled. The Stockholders’ obligations pursuant to the immediately preceding sentence shall be unsecured and interest-free. To the extent that any Stockholder is covered by insurance with respect to Damages that are paid by the Company pursuant to this Section 10, each such Stockholder covenants and agrees to use his or her commercially reasonable efforts to collect the proceeds, if any, available to such Stockholder under any such insurance policy and to pay over such proceeds (net of the cost of collection) to the Company as reimbursement for amounts paid as indemnification by the Company pursuant to this Section 10 with respect to such Damages.

Section 11.    Termination. This Agreement shall terminate automatically and without further action of the parties and cease to have any force or effect on the earliest to occur of (i) the approval and adoption of the Merger Agreement at the Company Stockholders Meeting, (ii) the effectiveness of any amendment to the Merger Agreement that has the effect of reducing the consideration payable in the Merger or otherwise alters the form of the consideration payable in the Merger (unless such amendment results in the payment of the same cash consideration payable pursuant to the Merger Agreement as of the date hereof, plus additional consideration of a different form), (iii) the Effective Time, (iv) the termination of the Merger Agreement in accordance with its terms, (v) the written agreement of the parties hereto to terminate this Agreement, and (vi) April 30, 2008, unless the Outside Date under the Merger Agreement is extended to July 31, 2008 pursuant to the terms of Section 9.01(b)(iii) thereof, in which case, July 31, 2008; provided, however, that (x) Sections 9, 10 and 12 through 20 shall survive any termination of this Agreement and (y) termination of this Agreement shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

Section 12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight carrier or by telecopier (upon confirmation of receipt) to the parties at the following addresses or at such other as shall be specified by the parties by like notice: (i) if to Parent or the Company, to the appropriate address set forth in Section 10.05 of the Merger Agreement; and (ii) if to any Stockholder, to the address set forth opposite such Stockholder’s name on Schedule I hereto.

Section 13.    Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Stockholder’s Shares and shall be binding upon any Person to which legal or beneficial ownership of the Stockholder’s Shares shall pass, whether by operation of Law or otherwise, including the Stockholder’s heirs, guardians, administrators or successors.

Section 14.    Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 15.    Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by Parent, the Stockholder and (with respect to any provisions setting forth rights or obligations of the Company only) the Company.

Section 16.    Successors and Assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other parties hereto. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s heirs, beneficiaries, executors, successors, representatives and permitted assigns.

Section 17.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Section 18.    Governing Law. This Agreement shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of Delaware without giving effect to any choice or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction).

Section 19.    Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

Section 20.    Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement has been freely and fairly negotiated among the parties. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any applicable Law will be deemed to refer to such Law as in effect on the date hereof and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed, individually or by its respective officer thereunto duly authorized, as of the date first written above.

BRACCO DIAGNOSTICS, INC.

By:	/S/ CARLO MEDICI
Name:	Carlo Medici
Title:	President & CEO

E-Z-EM, INC.

By:	/S/ ANTHONY A. LOMBARDO
Name:	Anthony A. Lombardo
Title:	President & CEO

By:	/S/ DAVID P. MEYERS
David P. Meyers

By:	/S/ BETTY K. MEYERS
Betty K. Meyers

By:	/S/ STUART J. MEYERS
Stuart J. Meyers

By:	/S/ JONAS I. MEYERS
Jonas I. Meyers

By:	/S/ PETER J. GRAHAM
Peter J. Graham

By:	/S/ RACHEL STERN GRAHAM
Rachel Stern Graham

By:	/S/ LINDA B. STERN
Linda B. Stern

ESTATE OF HOWARD S. STERN

By:	/S/ LINDA B. STERN, EXECUTOR
Linda B. Stern
Executor

LINDA B. STERN GRANTOR RETAINED ANNUITY TRUST

By:	/S/ LINDA B. STERN, TRUSTEE
Linda B. Stern
Trustee

By:	/S/ SETH STERN
Seth Stern

SCHEDULE I TO VOTING AGREEMENT

Name of Stockholder	Number of Shares of Company Common Stock*	Address	Percentage of Voting Stock Outstanding
David P. Meyers	504,145	**	4.6
Betty K. Meyers	98,805	**	.9
Stuart J. Meyers	344,168	**	3.1
Jonas I. Meyers	377,087	**	3.4
Peter J. Graham***	20,447	50 East 79th Street, Apt. 14A New York, NY 10075	.2

Rachel Stern Graham***	381,127	50 East 79th Street, Apt. 14A New York, NY 10075	3.5

Linda B. Stern	36,305	23 I.U. Willets Road, Old Westbury, NY 11568	.3

Estate of Howard S. Stern	1,350,198	23 I.U. Willets Road, Old Westbury, NY 11568	12.3

Linda B. Stern Grantor Retained Annuity Trust	500,000	23 I.U. Willets Road, Old Westbury, NY 11568	4.6

Seth Stern	100,000	460 East 79th Street, Apt. 9A New York, NY 10075	.9

	Total: 3,712,282		Total: 33.8

*	Excludes shares of Company Common Stock issuable upon exercise of outstanding options.

**	c/o Skadden, Arps, Slate, Meagher & Flom LLP, One Rodney Square, Seventh Floor, Wilmington, DE 19801, Attention: Robert B. Pincus, Facsimile: (302) 651-3001.

***	221,240 shares listed as owned by Rachel Stern Graham are owned jointly by Peter J. Graham and Rachel Stern Graham.

PROXY

E-Z-EM, Inc.

PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON

March 20, 2008

This Proxy is solicited on behalf of the Board of Directors of E-Z-EM, Inc. This Proxy is revocable and the shares represented by this Proxy will be voted as directed by the undersigned. The Special Meeting of Stockholders will be held at The Garden City Hotel, 45 Seventh Street, Garden City, New York on March 20, 2008, at 4:00 p.m., local time. The Board of Directors of E-Z-EM, Inc. recommends a vote FOR Proposal No. 1 and Proposal No. 2. If this Proxy is signed and returned and does not specify a vote on the proposals, the Proxy will be voted in accordance with the recommendations of the Board of Directors. If any other business is properly presented at the Special Meeting, this Proxy, if properly executed, will be voted by those named in this Proxy at their discretion. As of the date of the Proxy Statement, the Board of Directors did not know of any other business to be presented at the Special Meeting.

The undersigned, a holder of common stock of E-Z-EM, Inc., hereby appoints Anthony A. Lombardo and Joseph A. Cacchioli, and each of them singly, the true and lawful proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock of E-Z-EM, Inc., which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders, and at any adjournment or postponement thereof, in all matters indicated hereon, and with the same effect as though the undersigned were present in person and voting on such shares. The undersigned hereby revokes any Proxy previously given and acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated February 14, 2008. The proxies may name others to take their place.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE

ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS

TO VOTE BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

À                    FOLD AND DETACH HERE                    À

E-Z-EM, INC. — SPECIAL MEETING, MARCH 20, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.	Call toll free 888-216-1327 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Proxy
SPECIAL MEETING OF STOCKHOLDERS MARCH 20, 2008	E-Z-EM, INC.	Please mark as	☒
indicated in this
example

	For	Against	Abstain		For	Against	Abstain

1.  The adoption of the Agreement and Plan of Merger, dated as of October 30, 2007, by and among Bracco Diagnostics, Inc., Eagle Acquisition Sub, Inc., E-Z-EM, Inc. and (for

      the limited purposes specified therein)

	☐	☐	☐	2. The approval of the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting	☐	☐	☐
Bracco Imaging S.p.A., and approval of the transactions contemplated thereby, including the merger.				to adopt the Agreement and Plan of Merger described in Proposal No. 1.

The Board of Directors recommends that you vote FOR Proposal No. 1.				The Board of Directors recommends that you vote FOR Proposal No. 2
				Mark here if you plan to attend the Special Meeting			☐
				Mark here for address change and note change			☐

Please be sure to date and sign this proxy card in the box below.	Date

    Please sign exactly as name appears hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please sign full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Sign above

+	X X X IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW X X X	+

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL
¿		¿
PROXY VOTING INSTRUCTIONS

Stockholders of record have two ways to vote:

1.  By Mail; or

2.  By Telephone (using a Touch-Tone Phone)

A telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone votes must be cast prior to 3 a.m., March 20, 2008. It is not necessary to return this proxy if you vote by telephone.

Vote by Telephone Call Toll-Free on a Touch-Tone Phone anytime prior to 3 a.m., March 20, 2008: 1-888-216-1327	Mail Mark, sign and date your proxy card and return it in the enclosed postage- paid envelope.

Please note that the last vote received, whether by telephone, or by mail, will be the vote counted.

Your vote is important!